Exhibit 10.6

KSL Contract

Payment Terms:	This is a DPAS DO-E2 rated order
See Subcontract Terms, paragraph 5.0,
“Payments”

Subcontract No.  03-PS-013

Sublet Work
PRIME CONTRACT NUMBER 47394-001-03-C2

PROJECT
SITE SUPPORT SERVICES AT THE LOS ALAMOS NATIONAL LABORATORY,
NEW MEXICO

24 November 2003
(Effective Date)

THIS SUBCONTRACT by and between KSL SERVICES JV, “GENERAL CONTRACTOR”, whose address is P.O.  Box 80, Los Alamos, NM 87544 and EBERLINE SERVICES, INC., “SUBCONTRACTOR”, whose address is 7021 Pan American Freeway NE, Albuquerque, NM 87109, is entered into as of the EFFECTIVE DATE stated above.

Requisition Number:	CU139

Subcontract NTE Ceiling Amount:	$1,503,594.57

Socioeconomic Status:	SB

Tax Identification Number:	59-3328623

WITNESSETH

In consideration of the mutual promises herein contained CONTRACTOR and SUBCONTRACTOR agree, promise and obligate themselves as follows:

1.             SUBCONTRACTOR promises to perform the SUBLET WORK for the PROJECT in accordance with the Subcontract Documents.

2.             CONTRACTOR promises to pay SUBCONTRACTOR, for full, accurate and timely performance of the SUBLET WORK in - accordance herewith, the Price, and promises to perform all of the other obligations of CONTRACTOR, as set forth in the Subcontract Documents.

3.             The Subcontract Documents constituting this Subcontract consist of:

a.             Subcontract, 2 pages.

b.             Subcontract Terms, 9 pages.

c.             General Conditions for Subcontracted Professional Services, 5 pages.

d.             Subcontract Special Conditions, 33 pages.

e.             Affidavit for Subcontractor, (10-88), 1 page.

f.              Monthly Subcontract Injury/illness Report, 1 page.

g.             U.S. Department of Labor, Wage Determination No: 1994-2361, Revision 18, dated 3/19/02, pages 1 through 10.

h.             Exhibit A - Statement of Work (SOW), 6 pages.

i.              Exhibit B — Pricing Schedule, 1 page.

j.              Exhibit C — Certificate of Insurance.

k.             Exhibit D — Fall Prevention Program, 8 pages.

1.             Exhibit E - Illegal Drugs, Alcohol, and Firearms Policy, 3 pages.

The foregoing constitutes the entire contract and supersedes all prior proposals, negotiations, agreements, awards, letter of intent and written or oral statement, representations or agreements.

4.             The EFFECTIVE DATE set forth above is the date as to which all Subcontract Documents and provisions thereof have references for purposes of coordination of their meaning and effect.  The price relates to the SUBLET WORK as described in drawings, specifications and other Contract Documents in their condition on that date.  The EXECUTION DATE of this SUBCONTRACT shall not be prior to award of CONTRACT to CONTRACTOR and if for any reason the CONTRACT is not awarded to the CONTRACTOR the intended SUBCONTRACT shall not be executed.

5.             Changes after the effective date will be dealt with in accordance with the provisions for changes.  Any work commenced and any payments made pursuant to an Award or Letter of Intent prior to the execution hereof shall be deemed to have been done and paid after the EFFECTIVE DATE under the terms of this SUBCONTRACT.

SUBCONTRACTOR:		GENERAL CONTRACTOR:

EBERLINE SERVICES, INC.		KSL SERVICES JV

BY:	/s/Jeffrey P. Stone	BY:	/s/ Frank B. Sedlacek

TITLE: VP		TITLE: Subcontract Administrator

DATE: 11-24-03		DATE: 11-24-03

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SUBCONTRACT TERMS
Environmental Services

1.0          DEFINITIONS

1.1           PROJECT shall mean the LOS ALAMOS NATIONAL LABORATORY, UNIVERSITY OF CALIFORNIA SITE SUPPORT SERVICES CONTRACT; LOS ALAMOS, NEW MEXICO.

1.2           OWNER shall mean the UNIVERSITY OF CALIFORNIA, DEPARTMENT OF ENERGY or the UNITED STATES GOVERNMENT.

1.3           CONTRACTOR, GENERAL CONTRACTOR, PRIME CONTRACTOR, OR BUYER shall mean KSL SERVICES JV.

1.4           SUBCONTRACTOR shall mean EBERLINE SERVICES, INC.

1.5           CONTRACT shall mean the FIRST TIER SUBCONTRACT between CONTRACTOR and the UNIVERSITY OF CALIFORNIA, 47394-001-03-C2.

1.6           SUBCONTRACT shall mean this subcontract between CONTRACTOR and SUBCONTRACTOR.

1.7           SUBLET WORK shall mean all work and other requirements, expressed or implied, necessary for the performance required of the Subcontractor by the Subcontract Documents.

2.0          SCOPE OF WORK

The SUBCONTRACTOR shall be responsible for providing the management, administration, expertise, personnel, and equipment except as furnished by KSL and others, which are necessary for the effective and timely performance of the services set forth in the Statement of Work (SOW) as specified in Exhibit A.

In addition to the services established in the SOW, the SUBCONTRACTOR shall perform other related services that KSL and the SUBCONTRACTOR otherwise agree to in writing.  These related services include support of the programs of KSL when the services have been determined by KSL to be within the capabilities of the SUBCONTRACTOR or when the services are of such an urgency that the need for the services precludes acquiring them from another source.

The place of performance shall be the Los Alamos National Laboratory, Los Alamos, New Mexico, to the extent provided in the Statement of Work, the immediate area surrounding the Laboratory, other remote sites, sites specifically identified elsewhere in this SUBCONTRACT, and other sites agreed to by the parties, also referred to as the “site”.  The SUBCONTRACTOR will only be allowed to invoice as a direct cost to the SUBCONTRACT those persons who are working and the goods being used at the location described above, without prior approval.

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The SUBCONTRACTOR by accepting this SUBCONTRACT, represents and guarantees that it possesses the necessary skills, means of performance and financial resources to satisfactorily perform the work specified herein and within the constraints herein.

3.0          PRICING

3.1           This SUBCONTRACT is a Cost Plus Fixed Fee (CPFF) Subcontract.  The base year is priced, but the option periods will not be priced until such time that the option is exercised.

3.2           The CONTRACTOR reserves the right to change the type of subcontract pricing format in the option years, if it is decided that such a change would be in the best interest of the parties to do so.

3.3           Estimated Cost - The estimated cost for this SOW will be as indicated on the SUBCONTRACT form, Exhibit B Pricing Schedule and follow on modifications.  The amount stated is a not to exceed amount and the SUBCONTRACTOR is not allowed to exceed this amount in the performance of his work, as provided in FAR clause 52.232-22 entitled Limitation of Funds.

3.4           G&A and Overhead - The agreed upon G&A and Overhead rates are as follows.  These rates are provisional rates and are subject to adjustment downward only if the results of an audit show a lower rate.  These rates will be used for one year, which is the period of performance of the subcontract.  At such time that an option year is exercised a revised G&A and Overhead rate will be negotiated.  The SUBCONTRACTOR agrees to furnish CONTRACTOR a copy of any audit reports which are performed by a responsible party relating to the establishing of Overhead and G&A rates.

G&A 12.25%	Overhead 43% of Total direct labor

Overhead 103%.  This overhead rate will only be used for personnel who are mobilized from off-site and performing assignments/tasks on a temporary basis and have preapproval of CONTRACTOR.  This rate is provisional and subject to audit and adjustment downward only as a result of such an audit.

3.5           Fee - CONTRACTOR shall pay the SUBCONTRACTOR for performing this SUBCONTRACT a fixed fee as specified below:

Fixed Fee for the base year: $66,837.84

Fee for temporary assignments/tasks will be calculated at the rate of 8.0% for these tasks only.  Payment of fee for these tasks will be paid as part of the task invoice.  Any fee which is part of the temporary assignment tasks will not be deducted from the fixed fee pool.

Payment of the fixed fee shall be made on basis of prorating the Fee over the twelve (12) months of performance, provided that after payment of 85 percent of

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the fixed fee, the Subcontract Administrator may withhold further payment of fee until a reserve is set aside in an amount that the Subcontract Administrator considers necessary to protect CONTRACTOR’S interest.  This reserve shall not exceed 15 percent of the total fixed fee or $100,000.00 whichever is less.  Release of the fee withholds will be made when the condition as set forth in Special Provisions Nos.  33 and 34 are met.

3.6           Compensation to SUBCONTRACTOR for changes in the SUBLET WORK shall be in accordance with the Subcontract Provisions.

4.0          TIME OF PERFORMANCE

4.1           SUBCONTRACTOR shall begin the Submittal process (if applicable) upon notice of award, and shall continue until all required submittals have been approved, in no more than 7 calendar days.  SUBCONTRACTOR shall commence the physical performance of SUBLET WORK, upon receipt of written Notice to Proceed (NTP) from CONTRACTOR.  The basic period of performance of this subcontract shall be for the period beginning December 1, 2003 through November 30, 2004, with an option for an additional (3) three, (1) one year option periods.  Completion shall be defined as Final Acceptance of the work by the OWNER, and acceptance of all required submittals by CONTRACTOR.

4.2           The decision whether or not to exercise the option period(s) will occur after an evaluation of the SUBCONTRACTOR’S performance to the entire SOW under this subcontract.  CONTRACTOR shall use its best efforts to notify the SUBCONTRACTOR whether or not the CONTRACTOR intends to exercise the option period at least (60) sixty days prior to expiration of this SUBCONTRACT.

4.3           The normal work schedule, for on site work, shall be 8 hours of performance, per day, between the hours of 0630 hrs to 1830 hrs, five days a week.  The actual hours of performance shall be directed contingent upon work schedule of owner or mutual agreement of SUBCONTRACTOR AND CONTRACTOR.

5.0          PAYMENT

5.1           SUBCONTRACTOR’S invoice in duplicate shall be submitted, no later than the 10th day of the month, for approval by CONTRACTOR.  Payment will be made within thirty (30) days after an acceptable invoice is received by CONTRACTOR, acceptance of SUBLET WORK by CONTRACTOR, and receipt of all required documentation.  Invoices shall be no more frequent than monthly.

5.2           Two (2) copies of CONTRACTOR’S “Affidavit for Subcontractor” are attached.  hereto.  SUBCONTRACTOR shall execute one (1) copy and submit it with its final invoice.

5.3           SUBCONTRACTOR will create a Subcontract billing format, acceptable to CONTRACTOR, to be used for payment for services performed.  This form will include, but not be limited to amount billed for each subcontract line time; the

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previous quantity and amount paid; to the “to date” quantity and amount paid; the balance remaining for each subcontract line item; the billing period, and the SUBCONTRACT number.

5.4           Direct all invoice(s) for this Subcontract to:

Attn: Subcontract Administrator

KSL Services JV

P.O.  Box 80, MS A199

Los Alamos, NM 87544

Subcontract No.: 03-PS-012

6.0          SUBCONTRACT ADMINISTRATION

6.1           The KSL Subcontract Administrator is:  Frank Sedlacek

KSL Services JV

P.O.  Box 80

Los Alamos, NM 87544

Phone: (505) 667-0418

No oral or written statement of any person other than the Subcontract Administrator shall, in any manner or degree, modify or otherwise affect the terms of this subcontract.  The Subcontract Administrator is the only person authorized to approve changes in any of the requirements of this subcontract, and notwithstanding any provision contained elsewhere in this in this subcontract, that authority remains solely with the Subcontract Administrator.  If the Subcontractor effects any change at the direction of any person other than the Subcontract Administrator, the change will be considered to have been made without authority, and no adjustment will be made-in the subcontract price to cover an increase in costs incurred as a result of the change.

The KSL Technical Representative is: Timothy Delong

KSL Services JV

P.O.  Box 80

Los Alamos, NM 87544

Phone: (505) 667-5771

The individual identified as the KSL Technical Representative is the person designated to monitor the work performed under the subcontract.

6.2           Subcontractor Representative: Jeffery Stein

The above named individual is designated as the SUBCONTRACTOR’S full-time local representative who is fully authorized and empowered to make decisions, and execute on behalf of the Subcontractor such subcontract

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modifications, notices, and policy directives to ensure full compliance with the requirements of this subcontract.

7.0          TAXES

SUBCONTRACTOR shall be responsible for all taxes imposed by Federal, State or Local jurisdictions measured by or assessed upon SUBCONTRACTOR’S income or payroll.  SUBCONTRACTOR shall be responsible for all applicable state or local sales, use, gross receipts or any other tax imposed on SUBCONTRACTOR’S purchase of consumable supplies, construction equipment or tools or other incidentals necessary to complete the work.

GENERAL CONTRACTOR shall include specific tax instructions as to the proper application and handling of any sales, use, gross receipts or other tax imposed on the work in each subcontract or work release.  New Mexico NTTC, Type 5, Certificate as applies to Service of Resale is intended to be provided to the Subcontractor by the Contractor.

8.0          INSURANCE

Prior to mobilization, SUBCONTRACTOR shall forward its certificate of insurance stating the names and addresses of its insurance carriers and certifying that its insurance coverages meet or exceed the requirements of Special Condition No.  29.  The certificate shall also reference the SUBCONTRACT number.

Original Certificates of Insurance plus one copy shall be submitted to:

Attn: Subcontract Administrator

KSL Services JV

P.O.  Box 80, MS A199

Los Alamos, NM 87544

SUBCONTRACTOR is responsible for maintaining proper insurance coverage.  SUBCONTRACTOR shall provide to the CONTRACTOR new certificates of insurance, as set above; no later than thirty (30) days prior to the expiration date(s) on its certificates and insure uninterrupted coverage during the life of the subcontract and any extensions thereof.

The SUBCONTRACTOR shall maintain a copy of all lower tier Subcontractor’s proofs of required insurance and forward same to the General Contractor.

If written on a claims made basis, Subcontractor shall continue to be carried- for not less than two years beyond project completion, and provide proof satisfactory to General Contractor.

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9.0          KSL HOLIDAYS

KSL observes the following holidays:

New Years, Martin Luther King’s Birthday, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus’ Birthday, Veteran’s Day, Thanksgiving, Day after Thanksgiving, Energy Day (a floating holiday between Christmas and New Years), Christmas.

10.0        SECURITY CLEARANCE REQUIREMENTS

SUBCONTRACTOR shall provide personnel with active security clearances for the facility where performance is required and the sublet work that is required.  Individuals without required security clearances shall not have access to the client’s facilities and the SUBCONTRACTOR shall be in default of this subcontract if individuals cannot access to the facilities or perform sublet work due to security clearance issues.

11.0        ACCESS TO PROJECT SITE

In order for SUBCONTRACTOR to be permitted onto the project site (in addition to required security clearances), it must provide the following to the CONTRACTOR no later than two (2) days after Notice to Proceed:

11.1         A list of all employees who will be working on the project site which includes each employee’s name, address, date and place of birth, Social Security Number and driver’s license.  This information requirement is subject to change due to the requirements of the installation on which the project site is located.  SUBCONTRACTOR shall coordinate specific information requirements with CONTRACTOR.

12.0        SAFETY REPORT

The KSL Services JV, Monthly Subcontractor Injury/Illness Report shall be submitted on a monthly basis to the CONTRACTOR’S designated Safety Representative at the Project Site or, if there is no designated Project Safety Representative, to the SUBCONTRACT ADMINISTRATOR.  The exact time of submission shall be coordinated with CONTRACTOR’S Safety representative or SUBCONTRACT ADMINISTRATOR.  If the report is submitted to the SUBCONTRACT ADMINISTRATOR, a copy shall be provided, at the same time, to the CONTRACTOR’S on site representative.  If the SUBCONTRACT work is less than a month in duration, a report covering the period is still required.  Such reports shall be submitted upon completion and acceptance of all work, and prior to payment of the final invoice.

13.0        REPORTING REQUIREMENTS/REQUIRED DOCUMENT SUBMITTALS

SUBCONTRACTOR is required to submit the following documents in accordance with this SUBCONTRACT:

13.1         Deliverables as required by Exhibit A, Statement of Work.

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14.0        SMALL BUSINESS CONCERN EXEMPTION

Should SUBCONTRACTOR be a small business concern, it is exempt from pursuing a subcontract plan to procure supplies, equipment or services from, Small Business and Small Disadvantaged Business or Women Owned concerns; however the PROJECT has a strong policy related to the acquisition of supplies, equipment and services from these concerns and the CONTRACTOR encourages the SUBCONTRACTOR to participate in the affirmative action policy.  SUBCONTRACTOR agrees to report to the CONTRACTOR all such transactions for reporting to the Government’s Contracting Officer.

15.0        WAGE DECISION

SUBCONTRACTOR shall comply with the Service Contract Act of 1965, as amended and the current U.S. Department of Labor, Service Contract Act, Wage Determination for Los Alamos, New Mexico Area, incorporated herein.

16.0        COMMUNICATION/CORRESPONDENCE

16.1         All SUBCONTRACTOR communication/correspondence regarding this Subcontract shall be addressed to the Subcontract Administrator with a copy to the Technical Representative.  Subcontract correspondence shall include the CONTRACTOR’S Subcontract number, SUBLET WORK description, subject, and shall be sequentially numbered with an alpha-numeric number and dated for identification.

17.0        LABOR RELATIONS POLICY

17.1         SUBCONTRACTOR represents that its prehiring collective bargaining agreements, if any, contain or will contain provisions that SUBCONTRACTOR has entered into or will enter into a contract project agreement modifying such collective bargaining agreements to provide that there shall be no strikes, slowdowns, picketing, secondary boycotts or work stoppages during the performance of the SUBLET WORK.  SUBCONTRACTOR will further subcontract only to lower-tier subcontractors having similar provisions in their collective bargaining agreements, if any.  A copy of each such agreement shall be provided to the CONTRACTOR upon execution of the contract agreement.

18.0        SUBCONTRACTOR’S REPRESENTATIVE

18.1         SUBCONTRACTOR shall maintain, full time for the duration of the SUBLET WORK, a qualified and capable PROJECT MANAGER who shall be available to the SUBCONTRACT ADMINISTRATOR by telephone or in person onsite during performance of SUBLET WORK at all times.  SUBCONTRACTOR’S Supervisor shall be authorized to act on behalf of SUBCONTRACTOR and any instructions given to him will be considered as having been given to the SUBCONTRACTOR.

18.2         SUBCONTRACTOR shall submit to CONTRACTOR, for approval, resumes and work history for the PROJECT MANAGER.  Continued acceptance of these

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personnel will be contingent on actual site performance.  CONTRACTOR may require removal and replacement of these personnel at any time during the progress of the SUBLET WORK, if CONTRACTOR determines that the individuals continued participation in the work effort will be detrimental to the completion of a quality project in accordance with this SUBCONTRACT.

19.0        MATERIAL SAFETY DATA SHEETS (MSDS’S)

Material Safety Data Sheets are required and will be delivered to the CONTRACTOR’S PROJECT Office and copies mailed to the address in Article 6.1 and 6.2.

20.0        KEY PERSONNEL

The following listed positions are key to the successful performance of this subcontract.  The SUBCONTRACTOR agrees to assign such persons to these positions to perform work under this SUBCONTRACT and shall not reassign or remove any of them without the written consent of the Subcontract Administrator.  If the Subcontractor has to replace a key person due to attrition or other reason, he is to submit for Contractor approval a person/employee of substantially equal abilities and qualifications.

Project Manager: Suzanne Moore

21.0        QUALITY

It is the policy of CONTRACTOR to execute projects and deliver services and products in conformance to the requirements agreed upon with Clients.  Anticipating, clearly understanding and conforming to these agreed upon requirements is quality.  Subcontractors are expected to adopt a standard of performance that demands conformance to the agreed upon requirements.  This standard includes: 1) clearly understanding the requirements, 2) providing required documentation and technical submittals at the time specified, 3) delivering ordered quantities or performing services at the time specified, 4) satisfying warranty obligations, 5) responding in a timely way to questions and 6) having a system in place to assure that products or services meet the mutually agreed-upon requirements.  In order to satisfy the above-mentioned standard, CONTRACTOR and the SUBCONTRACTOR mutually agree to.  create an atmosphere to improve communications, understand needs and requirements, exchange ideas and information and cooperate in the solution of problems.

21.1         SUBCONTRACTOR shall be responsible for all Quality Control Requirements which pertain to its scope of work.

21.2         CONTRACTOR will be responsible for Quality Assurance.

22.0        PROPERTY MANAGEMENT

KSL will not require the SUBCONTRACTOR to develop or implement a property management system.  All Government property that the SUBCONTRACTOR will use during his performance of the SOW will be retained under the property management

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system of KSL.  But it is the requirement of this SUBCONTRACT that the SUBCONTRACTOR will still be responsible for loss or damage to any .  Government property that they will use during the performance of the SOW.  The SUBCONTRACTOR will still be held accountable for Government property.

23.0        THE USE OF OFF-SITE PERSONNEL AND/OR FACILITIES

During the performance of this SUBCONTRACT there may be such times that support is requested by either the Subcontract Administrator or the Technical Representative for personnel who normally do not perform work under this SUBCONTRACT.  It is recognized that such personnel may be located at offices with different cost structures and billing rates.  In order to support this, at any time the SUBCONTRACTOR receives a request for such support from either the Subcontract Administrator and the Technical Representative or other authorized parties, SUBCONTRACTOR must submit to the Subcontract Administrator, the Scope of Work to be performed, and any deliverables which are to be submitted as part of this work, also an estimate of the not-to-exceed (NTE) cost for the work which will include justification and documentation of rates to be charged for approval prior to incurring any costs.  If the SUBCONTRACTOR proceeds with any work or incurs any cost prior to receiving approval from the Subcontractor Administrator, he shall be doing so at his own risk.

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STATEMENT OF WORK

Environmental Services

(Eligible NAICS Codes-562910, 541620, 541330,
562910, 541380, 561210)

Introduction.  The subcontractor is responsible for providing KSL with operational and quality services to ensure site-wide environmental compliance with laws and regulations of the U.S. Government, State of New Mexico, Los Alamos National Laboratory, and other relevant authorities.

Please refer to attachment 1 for a description of the KSL work at LANL.

The Subcontractor must be able to obtain a favorable DOE Foreign Ownership, Control or Influence determination from the Department of Energy.

The Subcontractor’s Project Manager and essential personnel must be able to obtain DOE security clearances at the ‘t” or “Q” level.

The Subcontractor is expected to provide expertise in each of the major environmental program areas described below, and to have sufficient qualified staff available to accomplish the anticipated tasks.

The Subcontractor’s work consists of a Base Program and a Work for Others Program.  The Base Program is currently funded at $1.2 million for FY 03 and consists of work that is in direct support of KSL organizations.  The Work for Others Program is incrementally funded by LANL work orders and consists of environmental services that are ordered by LANL organizations.  Funding for the Work for Others Program can vary significantly from year-to-year depending on LANL needs, budgets, priorities, and other factors.

The work to be accomplished each year for the Base Program will be defined in an Annual Management Plan (AMP).  The AMP will consist of the Subcontractor’s.  approved budget for the year, and a description of the performance goals to be achieved in each of the major program areas.  The Subcontractor should be aware that budgets and performance goals may change during the course of the year because of operational emergencies, LANL direction, funding shortfalls, enactment of new laws, and other factors.

The KSL Technical Representative will provide oversight and approval of contractor activities and will be the point of contact for programmatic task review, annual management plan implementation and project performance evaluation.  A review of performance against goals will be conducted quarterly.

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MAJOR ENVIRONMENTAL PROGRAM AREAS OF THE
BASE PROGRAM AND THE WORK FOR OTHERS PROGRAM

1.             Water and Wastewater

Maintain and improve operation of the KSL operated, State-certified laboratory for coliform analyses that supports the Laboratory’s drinking water program by providing the capability to perform coliform sampling, membrane filtration tests, coliform confirmation testing, utilizing required quality assurance practices, as specified by the New Mexico Regulations Governing Water Supply.

Conduct studies on water complaints and stagnation problems as directed to KSL by the Laboratory to assess microbiological quality, develop data, and generate and implement recommendations.

Support DOE and the Laboratory’s National Pollutant Discharge Elimination System (NPDES) permit compliance program by providing the capability to perform sanitary wastewater analyses, including pH, BOD, COD, TSS, and fecal coliform analyses, and to provide collection of sanitary samples (wastewater and sludge), quality control, and operational monitoring of NPDES sanitary wastewater discharges.  These tests will adhere to the methodology in the specified editions of Standard Methods for the Analysis of Water and Wastewater.

2.             Hazardous and Solid Waste

Comply with applicable hazardous waste regulations by conducting inspections, maintaining documentation, and following Subcontractor and Laboratory procedures for the storage and disposal of waste.

3.             Storm Water and Spill Prevention, Control, Containment (SPCC)

Develop, maintain, revise and monitor SPCC plans for KSL managed facilities and work.  Provide inspection services to assure operational compliance with approved plans.  Provide assistance to the KSL Engineering and Construction departments for developing storm water plans for construction activities.

4.             Spill Response and Mitigation

Provide trained personnel to respond to both post-emergency response operations and non-emergency spills.  Personnel will provide support on an as-needed basis at the direction of the Laboratory’s Emergency Management and Response group or the designated “Recovery Manager” for both post and non-emergency events.

5.             Pollution Prevention and Waste Minimization

Implement pollution prevention plans and programs that comply with applicable regulatory requirements.  Examples include, but are not limited to, pollution prevention/waste minimization strategies (such as chemical and solvent substitution,

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source reduction and segregation), and recycling.  The contractor will support LANL programs for P2 (Pollution Prevention) and proactively integrate P2 strategies into KSL’s work control process.

6.             Environmental Management System

Complete development of, and implement the existing KSL environmental management system (EMS).  The EMS is intended to be consistent with the requirements of ISO 14001.  The EMS is approximately 90% complete.

7.             Air Quality

Implement a written Air Quality Management Program to comply with Clean Air Act requirements as defined in the Laboratory’s Title V Operating Permit.

Provide trained personnel to support the LANL Air Quality Group’s stack monitoring program.  Program responsibilities are to record airflow measurements using properly calibrated measuring equipment.

8.             Radiological characterization and sample preparation (This work is not currently performed by KSL or the incumbent subcontractor, however, KSL anticipates that this work may be performed in the future.)

Provide support to LANL groups by developing unique sampling protocols for the preparation of sediment samples for radiological analyses.

Provide characterization and sample preparation services in contaminated facilities that are scheduled for decommissioning, decontamination, or demolition.  Related services may include establishing characterization baselines, writing SOWs for D&D work, and developing plans related to D&D procurements.  Provide environmental support to hazardous operations such as clean up of radiological liquid waste tanks.

The work may also include providing Radiological Control Technicians (RCT) who work under the LANL radiation protection program and provide radiation protection services to KSL work activities.

Anticipated Tasks (to be defined and prioritized in an Annual Management Plan)

1.             Operate the NMED-certified microbiology laboratory (approximately 1100 square feet).  Perform operational and perform compliance testing on drinking water and wastewater.  Collect and analyze on average 46 membrane filtration samples per month, perform BOD (biological oxygen demand), TSS (total suspended solids), pH, and fecal coliform samples for NPDES compliance.

2.             Perform RCRA inspections, site self-assessments.  Monthly storage area compliance verification for 12 to 16 sites.

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3.             Coordinate KSL activities with LANL’s storm water permit.  Write storm water plans, verify implementation and perform inspections on impacted projects as projects arise (number varies but can be as many as six at a time during the July through September construction season).

4.             Provide support to D&D, construction, and HAZWOPER projects.  Implement Site Health and Safety Plans (SHASP), complete waste profiles, and manage waste for about 1,000 small construction projects per year.

5.             Environmental Management System and ISO 14001 development and operation.  Complete the KSL EMS plan and implement company wide.  The EMS plan is about 90% complete.

6.             Line disinfections and construction project support services.  The number to be performed varies based on construction activities but could be as high as 100 per year, including 1 or 2 major projects related to new construction of LANL facilities.

7.             NPDES compliance and Wastewater Treatment Facilities support.  Collect Wastewater Treatment Plant acceptance criteria samples, perform upstream monitoring, trouble shoot WWTP problems, and maintain NMED Level 4 certifications.  The WWTP has a design flow of 600,000 gallons per day and supports a site population of about 15,000 people during normal working hours.

8.             Chemical Inventory Surveillance and Review.  Assess opportunities for hazardous waste reduction and elimination in all areas of KSL work.

9.             Design Review for construction projects.  Engage in up-front planning and design of 10-20 projects per year to incorporate pollution prevention methodologies.  Design reviews will be based on potential environmental impacts including energy use, water.  use, waste streams, and compliance with CAA and CWA.

10.           Spill response plans, SPCC implementation and oversight.  Provide 24-hour response capability, support the KSL environmental response and recovery team (ERRT), and confirm SPCC compliance.  Currently there are 6 SPCC plans.

11.           Radiological characterization and sample preparation (optional).  Support LANL groups and/or KSL on special projects, D&D, ER as requested.  Currently, there are no requirements for this work.

12.           Waste management coordination.  Support KSL departments that generate waste to comply with requirements.  Most KSL waste streams are generated by Roads and Grounds Department, Metal Fabrication Shop, Heavy Equipment Shop, Stationary Equipment Shop, and the following craft work: carpentry, facility mechanical work, electrical work, painting, and insulating.

13.           Radiological Control Technicians (optional).  RCTs may be requested to support special projects in LANL nuclear facilities.  Currently, there are no requirements for this work.

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14.           Pollution Prevention (P2) initiatives.  This work includes waste reduction, reuse, and recycling.  Apply P2 initiative to all aspects of KSL operations.  Ensure generators properly characterize waste prior to disposal, (2 to 4 metric tons were generated in FY02).  Develop waste stream reduction strategies.  Review and implement strategies to eliminate or reduce waste.

15.           Air emissions inventories and surveys.  Oversee KSL operations for compliance with CM and Title V permit requirements.  KSL operates an asphalt plant and a steam-electric cogeneration plan with nominal output of 10 MW.

16.           Pesticide usage and reporting guidance.  Provide oversight of certified applicator activities and tracking of annual usage.

17.           Material reuse and recycling.  Ensure compliance with Executive Order 13101 “Greening the Government Through Waste Prevention, Recycling, and Federal Acquisition Regulations”, and oversee salvage operations.

18.           Oil reuse and recycling.  Develop a site-wide waste oil recycling program.  The current program supports the Heavy Equipment and Stationary Equipment shops.  KSL desires to offer this service to all LANL organizations.

19.           Underground and above ground storage tank management (UST, AST).  Ensure compliance with 40 CFR 280.  KSL owns one UST and two AST’s.  Ensure implementation of SPCC plans for 2 >150K gallon ASTs.

20.           Cooling tower management.  Provide technical oversight for waste disposal, NPDES compliance, and water conservation.

21.           Refrigerant Program oversight.  Provide services for CAA Title VI- CFC management in accordance with LANL procedures.

22.           LANL stack monitoring measurements.  Measurements are taken about 60 times per year.  Equipment is calibrated monthly and measurements are coordinated through LANL.

23.           Liaison with LANL, DOE, NMED, EPA, and other regulatory agencies.  Maintain regular communication with relevant regulatory agencies to provide updates on environmental programs and accomplishments.

Subcontract Deliverables

1.             Annual Price Proposal to be submitted by August 30, of each subcontract base period beginning in 2004

2.             Quarterly Contract Review

3.             Quarterly EEO/AA Status Report

4.             Annual Salary Increase Authorization request by August 30, 2003

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5.             Federal Insecticide, Fungicide, Rodenticide Act (FIFRA) Compliance Report

6.             National Pollutant Discharge Elimination System (NPDES) Sanitary Wastewater Test Results

7.             Los Alamos National Laboratory Air Quality Operating Permit Reports

8.             Annual overhead budget report to be submitted by August 1, of each year

9.             OSHA 200 Log — monthly and annual summary

10.           Monthly Subcontractor Injury/Illness Report

Ad hoc reports, special management reports, and other management information will be required from time to time.

Attachment:

1)             KSL Statement of Work

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GENERAL CONDITIONS
FOR
SUBCONTRACTED PROFESSIONAL SERVICES

1.             WORK OF THE SUBCONTRACTOR

1.1           All Work shall be performed in accordance with sound and generally accepted professional practices and industry standards by Professional, Managerial, and administrative personnel fully qualified in the respective disciplines required.

1.2           Subcontractor shall have the complete Professional, Managerial, and Technical responsibility for the validity, accuracy and reliability of the work performed, and its work shall conform to all applicable codes, standards, statutes, rules and regulations and the Task Order and Contract design criteria and definition.

1.3           Subcontractor shall designate a Manager in charge of the Work as a whole on a continuous basis and having authority with responsibility for providing adequate supervision or direction to take all action that may be required in performance of that Agreement.

1.4           Subcontractor shall remove from the Work any person assigned whose work is not satisfactory to Prime Contractor, but Subcontractor shall not remove or reassign its Manager in charge of the Work or its other key personnel designated in the “Terms” of this Agreement without the approval of Prime Contractor unless such person is no longer employed by Subcontractor.

1.5           The Work shall be performed at a location satisfactory to Prime Contractor and such location shall not be changed without approval of Prime Contractor.  Prime Contractor shall have access at all times to the location where Work is performed and to all of the drawings, specifications, data, calculations, models, test results and specimens, documents and other things related to the Work or to the Project as a whole.

2.             SCHEDULING

2.1           Subcontractor shall perform the Professional, Management or Technical work expeditiously with sufficient number -of qualified personnel to conform to Prime Contractor’s schedule and progress with the Work on the individual Task Orders and the Contract as a whole.

2.2           As required by the Project Manager, Subcontractor shall provide Prime Contractor a detailed Schedule for performance of the Work and update such Schedule as work on each of the Task Orders progresses subject to revision or approval by Prime Contractor.

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3.             PROJECT SITE

3.1           Whenever Subcontractor has employees performing the Work subject of this Agreement, at any worksite, property of the Client, or of any third party.  Subcontractor shall comply with all government laws and regulations with regard to safety, security and sanitation, and shall be fully responsible for the safety of its personnel.  Subcontractor shall not create any hazards for others, or the work of others, and shall conduct its work in a manner which protects life, property and the environment.

3.2           If Subcontractor is to furnish any items of equipment, machinery and materials which are to become a permanent part of a Project required by a Task Order, Subcontractor shall warrant that the equipment, machinery and materials will perform as specified and are free from defects in workmanship and materials for a period of one year after initial commercial operation of the equipment or completion of the relevant Task Order, whichever is later, unless a different period is stated in the ‘”Terms” of this Agreement.  With respect to items of machinery, equipment, and materials manufactured by others, Subcontractor’s obligation shall be limited to the terms of the best warranty obtainable from the manufacturer.

4.             STANDARD OF PERFORMANCE

In the event Subcontractor’s services hereunder should not prove satisfactory to Program Manager and Client, as a result of human error, omission or otherwise, Subcontractor’s obligation resulting therefrom shall be to perform corrective services of the type originally undertaken, provided such corrective services are requested in writing by Program Manager or Client, within the notice period and terms of compensation, if any, for such work to be as required by Owner or Program Manager under the Prime Contract.

5.             CHANGES

Prime Contractor may order changes in the work or conditions under which the Work is to be performed or may increase or decrease the scope of work to be performed by Subcontractor.  Such additional work shall be performed under the same terms and conditions of the base Agreement.

6.             DELAYS

Prime Contractor may require Subcontractor to suspend performance hereunder completely or partially for whatever length of time Client and Prime Contractor may elect.  The time for completion shall be extended by an appropriate period that Subcontractor is delayed by any cause beyond the Subcontractor’s reasonable control.  Prime Contractor and Client shall not be liable for any damages, direct, and consequential or otherwise, suffered by Subcontractor due to delays and suspensions.  Subcontractor shall be obligated to proceed with the work notwithstanding a dispute on reimbursement; such action shall not prejudice either party’s claim with respect to reimbursement.

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7.             NOTICES.

Notices of changes, deficiencies, delays, claims or disputes shall be in writing, and shall furnish full information to the extent available.  The party notified will acknowledge receipt by endorsement of a copy if requested, or will otherwise confirm receipt in writing.  To avoid difficulty in delivery of notice, sufficient notice shall be deemed to have been given by mailing by registered or certified mail or equivalent, to the address shown in the Subcontract “Terms.”

8.             TERMINATION

8.1           If, within seven (7) days written notice by Prime Contractor to Subcontractor specifying any deficiency in the Work or the promptness with which the Work is being performed, Subcontractor has not commenced to correct, and within a reasonable time has corrected, such deficiency to the satisfaction of the Prime Contractor, Prime Contractor may supplement the work of Subcontractor, or take over performance of the Work temporarily or completely, with Prime Contractor’s own forces, or by contract with others.

8.2           Prime Contractor may terminate this Subcontract for convenience in those cases where Client terminates the Prime Contract or the portion of the Prime Contract that includes the Work.

8.3           If work of Subcontractor is suspended or terminated by Prime Contractor, Subcontractor will be paid for the work actually completed and accepted and for acceptable costs incurred for partially performing and closing out work not completed, but shall not be paid for the loss of profit or contribution to overhead of work not performed by Subcontractor.

9.             ASSIGNMENT.  SUBCONTRACTING

9.1           Subcontractor shall not assign this Subcontract or any funds due hereunder.

9.2           Subcontractor shall not subcontract any portion of the Work without the, prior written approval of Prime Contractor and without the prior written approval by the Prime Contractor of the form, terms and conditions of the lower-tier Subcontract.

9.3           No assignment or subcontracting, even with Prime Contractor’s approval, shall relieve Subcontractor of any obligations hereunder, or create any contractual relationship between such Sub-Subcontractor and Prime Contractor or Client.

9.4           Any lower-tier Subcontractor shall assume unto Prime Contractor all of the obligations of the Subcontractor as they relate to such portion of the Work.

9.5           Prime Contractor may assign this Subcontractor to Client should the Prime Contract give the option and Client elects to exercise such right.

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10.          RECORDS AND PAYMENTS

10.1         Subcontractor shall maintain good accounting and personnel records reflecting performance of the Work and shall preserve such records for a period of two years after completion and acceptance of the Prime Contract as a whole.

10.1.1      Client and Prime Contractor shall have the right to inspect and audit such part of the records as relate to cost reimbursement or performance of labor related provisions.  Such audit may also cover Subcontractor’s procedures and controls with respect to the cost of the Work.  Subcontractor shall assist in making the above audits.

10.1.2      Copies of documents and records supporting requests for payment or compliance with labor related provisions shall be furnished to Prime Contractor with such request or at such other times as Prime Contractor directs.  Payments will be made by Prime Contractor to Subcontractor in accordance with the “Terms” of this Agreement.

10.2         The cost of the Work to be reimbursed under this Agreement shall be only that reasonably necessary to perform the work in an efficient manner in accordance with the time schedule and shall not exceed the amount authorized by Prime Contractor in the “Terms” of this Agreement.

10.3         Prime Contractor shall make progress payments to Subcontractor monthly or at other intervals specified in accordance with the Subcontract Terms.  Prime Contractor may withhold from those progress payments ten percent (10%) of the amount earned until final completion and acceptance of the Work.

10.4         Subcontractor shall submit with its request for final payment evidence, including affidavits and certificates, as may be requested by Prime Contractor, showing a) Work is completed b) compliance with all requirements c) Payment of all bills, and d) that no lien exists or could be claimed arising from the Work.

10.5         Notwithstanding any other provision hereof, payment by Client to Prime Contractor is a condition precedent to any obligation of Prime Contractor to make payment hereunder.  Prime Contractor shall have no obligation to make payments to Subcontractor for any portion of the Work for which Prime Contractor has not received payment from the Client.

11.          BENEFITS & PAYROLL TAXES

Subcontractor’s compensation includes, and Subcontractor accepts exclusive liability for the payment of all benefit contributions and payroll taxes for all employees of Subcontractor engaged in the performance of this Agreement.

12.          INDEMNITY

Subcontractor hereby indemnifies, holds harmless and will defend Prime Contractor and Client from any loss, cost, damage, or liability from injury or death of any person, including Subcontractor or its employees, or damage to any property arising from or in

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connection with the Work whether or not there be concurring negligence by Prime Contractor or Client, but Subcontractor does not hereby assume responsibility for the sole negligence of Prime Contractor or Client.

13.          INSURANCE

Without in any way limiting Subcontractor’s liability hereunder, Subcontractor shall maintain the following insurance in form and with underwriters satisfactory to Prime Contractor:

13.1         Worker’s Compensation as prescribed by applicable law.

13.1.1      Employer’s Liability Insurance shall be not less than $100,000 per occurrence.

13.2         Comprehensive or Commercial General Liability (Bodily Injury and Property Damage) Insurance written on a comprehensive form of policy of at least $500,000 per occurrence.

13.3         Automobile Bodily Injury and Property Damage Liability Insurance written on a comprehensive form of policy providing minimum coverage in the amounts of $200,000 per person and $500,000 per occurrence for bodily injury and of $20,000 per occurrence for property damage in connection with the operation of all automobiles used in connection with subcontract performance

13.4         Professional Liability insurance with an amount no less than $1,000,000 if the Subcontract is for professional services such as those performed by doctors, lawyers, and architect-engineers or as required by the Subcontract Administrator

13.5         The above policies shall name KSL Services JV, the University of California and the U.S. Government as additional insured.

13.6         The above policies shall include a waiver of subrogation in favor .of KSL Services JV, the university of California and the U.S. Government.

14.          PATENTS AND PROPRIETARY RIGHTS

Subcontractor indemnifies Prime Contractor and Client against any loss, cost or liability for infringement by Subcontractor of any patent or proprietary rights involving any information, items of equipment, materials, or services furnished hereunder.

15.          LAWS

This Subcontract is entered into in Los Alamos, New Mexico and shall be construed and governed by the laws of the State of New Mexico.  Subcontractor shall comply with all laws, statutes, ordinances, rules and regulations of any governmental entity having jurisdiction, and Subcontractor shall indemnify and hold harmless the Client and Prime

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Contractor from any fines, penalties, costs or liability arising from Subcontractor” failure to comply therewith.

16.          TITLE

Title to all drawings, specifications, reports, test results and specimens, plans, data and work product of Subcontractor arising hereunder shall be in .Prime Contractor, or if Prime Contractor so designates, in Client.

16.1         All discoveries, inventions, patents, know-how, trade secrets, computer programs, or other proprietary information generated hereunder shall be the property of Prime Contractor, or if Prime Contractor so designates, of Client, and Subcontractor will take appropriate action to assign and transfer same to Prime Contractor or Client.

16.2         Subcontractor will, if requested, execute Prime Contractor’s Standard’ Secrecy Agreement (a copy of which is available on request) and will, if requested, cause each of its employees assigned to the Work to execute Prime Contractor’s Standard Secrecy Agreement for Employees (a copy of which is available on request).

16.3         Subcontractor and Subcontractor’s employees will limit access to Client’s and Prime Contractor’s technical information to Subcontractor’s employees who reasonably require the same for performance of work pursuant to this Agreement.

16.4         At Prime Contractor’s request, Subcontractor will return to Engineer all drawings and written materials furnished to Subcontractor by Client or Prime Contractor, including all copies thereof, if any, made by Subcontractor except that Subcontractor may retain one copy of the same in its files for record purposes only.

17.          INTEGRATION

17.1         This Subcontract shall be valid and in force when signed by both parties and delivered and the parties understand that thereafter no person is authorized to amend this Subcontract except by agreement in writing and signed with equal formality.  These General Conditions may be modified by the Subcontract Terms, and as so modified it is intended that all Terms and Provisions of this Subcontract shall be construed in harmony and with equal dignity and effect.

17.2         Headings of sections and other parts of this Agreement are for quick reference only and are not to be construed as a part of this Agreement.  In some instances, a section or part contains provisions not covered by the heading thereof.  In other instances, a section or part contains provisions that are described in the heading of another section or part.

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18.          AMENDMENTS

No representative of Prime Contractor, other than an officer, has authority to change, amend or supplement this Agreement of Contract or make any Agreement or Contract on behalf of Prime Contractor or Client, and no contractual relationship exists between Subcontractor and Client.

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KSL SERVICES, JV FALL PREVENTION PROGRAM

Purpose

To provide guidelines for maximum protection for all personnel against falls.

Goal

Achieve 100% Fall Protection for all personnel when working above ground level.

Responsibility

Project Management and front line supervision are responsible for supporting and enforcing this program to ensure 100% compliance by all personnel.  The Project Safety Department shall have full authority to ensure 100% enforcement of the program.  The Safety Department’s primary responsibility however, will be to support crafts and to monitor the program for compliance and advising Project Management.

Total Safety Task Instruction (TSTI)

Total Safety Task Instruction is to be given to each person assigned work in elevated areas.  Supervisors must analyze all elevated tasks as to fall protection needs and to ensure adequate fall protection systems are provided.  After analyzing, the tasks supervisors shall instruct personnel involved in the specifics of the fall protection measures to be used.

Procedures

All personnel on this project will be required to wear an approved full body harness and shock absorbing lanyard or an approved safety belt with a shock absorbing lanyard.

Crafts/departments shall make maximum use of primary fall protection systems such as scaffolds, aerial lifts, personnel hoists, etc.  These systems shall be equipped with complete working/walking surfaces free of floor openings, standard guard rail systems and a safe means of access.

Personnel traveling or working in elevated areas where a fall exposure exists shall make use of secondary fall protection in securing their safety lanyard at all times to a structure, lifeline or approved fall arresting device capable of supporting 5400 pounds.

Personnel working from or traveling in powered work platforms or personnel lifting/hoisting devices shall also properly secure their safety lanyards as noted in procedures below.

Personnel working from or traveling in powered work platforms or personnel lifting/hoisting devices shall also properly secure their safety lanyards as noted in procedures below.

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NOTE:           PERSONNEL TRAVELING IN CONSTRUCTION ELEVATORS ARE NOT REQUIRED TO SECURE SAFETY LANYARDS.

Fall protection devices such as lifelines, safety harnesses/lanyards, etc., shall be inspected on a regular basis for damage and/or deterioration.  Defensive equipment shall be removed from service and destroyed or in some cases repaired.

Fall prevention devices and systems shall not be used for any other purpose other than employee safe guarding.

Subcontractors shall comply with the requirements set forth in this program a minimum for fall protection.

Fall Protection Devices

1.             Primary Fall Prevention Systems

These systems provide walking and working surfaces in elevated areas which are free from floor openings and are equipped with standard guard rail systems on all open sides and with closure apparatus for ladder openings or other points of access when required.  These systems include but are not limited to: scaffolds, pencil boards, aerial lifts (JLG, scissor lifts, etc.) and other approved personnel hoisting devices.

Standard guard rail systems consist of a top rail of 2 X 4 lumber or equivalent material approximately forty-two inches (42”) above the walking/working surface, a mid rail at approximately twenty-one inches (21”) above said surface.  Upright support post spacing must not exceed eight feet (8’) and the entire system must be capable of supporting 200 pounds force in any direction with minimum deflection.  These systems are used to guard open sides of floors, platforms and walkways in elevated areas.

Floor opening/hole covers are used to close opening and holes in floors, platforms and walkways.  These covers must be capable of supporting the maximum potential load they may be subjected to.  The cover must completely cover the opening/hole and be secured against accidental displacement.  These covers must be marked “HOLE COVER - DO NOT REMOVE”

2.             Secondary Fall Protection Systems - Safety Harness/Lanyard Systems

These systems must be worn and used as a backup to Primary Fall Protection Systems noted above and in the absence of Primary Systems.

Only safety harnesses/lanyard systems furnished by Brown &.  Root may be used on this project.  Personal safety harnesses/lanyard systems may not be used.

Subcontractors shall provide appropriate fall protection for fall protection.  Lanyards must be of the shock absorbing type when used for fall protection

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The fall protection lanyard shall be attached to the d-ring located in the middle back of the safety harness.

D-rings located at the waist may only be used for positioning and with rail type ladder climbing devices.

Work positioning lanyards are to be attached to d-rings at the waist belt location and be supported by an appropriate work belt.  Positioning lanyards need not be of shock absorbing type and must not be used for fall protection.  The positioning lanyard must always be backed up by a properly secured shock absorbing fall protection lanyard.

Lifelines

Lifeline systems are points of attachment for fall protection lanyards and must be capable of supporting at least 5400 pounds.  Lifelines may be mounted either vertically or horizontally and are generally intended to provide mobility to personnel working elevated areas.  Horizontal Lifelines must be made at least three eighths inch (3/8”) wire rope cable properly supported to withstand at least 5400 pounds impact.  Alternate materials for specific cases (e.g.  use of synthetic fiber rope) must be okayed by the Project Safety Department.

Horizontal Lifelines should be positioned so as to provide points of attachment at waist level or higher to personnel utilizing them.

Lifelines shall not be used for any purpose other than fall protection.

Horizontal Lifelines shall be installed and maintained by the Project Rigging/Structural Department.  (NOTE: Other crafts must obtain Safety Department approval to install alternate material lifeline lines noted above).

Vertical Lifelines are used for personnel fall protection when vertical mobility is required and may be comprised of static lifelines made of synthetic fiber rope or cable which are equipped with approved sliding rope grabs or they may consist of self retracting reel type lanyard/lifelines which are attached directly to a safety harness.

Static rope lifelines with rope grabs are required for personnel working from spiders/ski-climbers and two point suspension scaffolds.  These types of lifelines can also be used to provide fall protection for other operations such as scaffold erection and structural steel erection where tie off points are limited and vertical mobility is required.

Sliding rope grabs approved for the size rope used are the only method for securing a safety lanyard to a vertical lifeline.  Lanyards shall not be attached to lifelines by means of knots or loops.

Rope grabs shall be positioned on the lifeline at lease above the shoulders of the user.  Other devices which can be used are:

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•                                          Safety Nets

Safety nets may be used in some situations as secondary fall protection.  Use and installation of nets when required will be under direction of the Project Safety Department.  The Structural/Rigging Department is responsible for net installation when required.

•                                          Connectors Toggles

These devices lock into structural steel bolt holes to provide an attachment point for a safety lanyard.  These devices are to be used by structural iron connectors and bolt up personnel during steel erection.

•                                          Concrete Form Tie-Offs

These devises attach to patented concrete forms to provide an attachment point for safety lanyards.  These devices are to be used when placing concrete forms at elevations where a fall exposure exists.

Lifeline Placement/Installation

1.             Horizontal Lifelines

All horizontal lifelines placed in skeletal steel structures (e.g.  pipe racks, etc.) shall be three-eighths inch (3/8” cable as a minimum and shall be secured on each end by at least two (2) cable clamps.  Intermediate supports shall be adequate to minimize sag and vertical deflection under loading.

Horizontal lifelines shall be installed and maintained by the Rigging/Structural Department.

Priority shall be given to lifeline placement as structures are erected.

Lifelines shall be arranged to provide adequate mobility in all areas of the structure while maintaining 100% fall protection for personnel.

Lifelines should be used arranged to provide tie off points at lease waist high for personnel using them.

Lifelines shall not be used for any purpose other than fall protection.

Personnel installing lifelines shall be protected from falls at all times by use of retractable lanyards or tie off to structural steel, etc.

The Rigging/Structural Department shall schedule regular documented inspections of all lifelines at least weekly.

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Vertical Lifelines/Retractable Lifelines

1.             Static Rope

Static rope lifelines shall be of synthetic fiber rope approved and maintained by the Project Safety Department.

Static rope lifelines must be used with approved rope grabs for, lanyard attachment.

Static rope lifelines must be anchored at the top by means capable of supporting 5400 pounds.

NOTE: SOFTENERS SHOULD BE USED WHERE LIFELINES CONTACT - SHARP EDGES SUCH AS BEAM FLANGES.

Static rope lifeline/rope grabs will be placed for each person working from or riding in spiders/ski-climbers or two point suspension scaffolds.  Each person must have an individual lifeline.

Retractable Reel Lifelines

Retractable lifeline devices shall be attached to supports capable of withstanding 5400 pounds impact loading.

Retractable lifeline devices shall be secured by means of shackles and wire rope chokers or synthetic slings.  ROPE (synthetic or natural fiber) SHALL NOT BE USED TO SECURE THESE DEVICES.

Each retractable lifeline device shall be equipped with a rope tag line for extending the device to elevations below the point of attachment.

Retractable lifeline shall be placed at the top of every temporary construction ladder which is to be used for repeated access/egress to elevations.

Retractable lifelines shall also be used to provide fall protection to structural iron workers during erection prior to installation of other fall protection systems.

Ladders

Permanent caged structural ladders may be ascended or descended without additional fall protection.

Temporary construction ladders shall extend at lease thirty-six (36”) above their uppermost landing and be secured against displacement.

When ascending or descending ladders personnel shall use both hands.  Materials or tools shall not be carried in hands while using ladders.

All temporary construction ladders placed for repeated access/egress to elevations shall be equipped with retractable lifelines.  Personnel using these ladders shall secure the retractable lifeline to their harness while ascending or descending the ladder.

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Retractable lifelines reels shall be secured above the highest point of access to applicable ladders and be equipped with tag line of one-forth inch (1/4”) synthetic fiber rope extending from the lifeline reel to the ground when the reel is fully retracted.

Portable ladders (e.g.  extension ladders, step ladders, etc.) do not require the retracting lifeline when they are used for access to an elevation to perform a single task.  when using these types of ladders in this way the following must be complied with:

•                                          Personnel using the ladder must receive specific TSTI concerning the use of portable ladders and associated fall protection techniques.

•                                          Personnel climbing ladders which are not tied off at the top must have another person hold the ladder at the bottom until it can be secured.  This includes the last trip down after untying a ladder at the top.

•                                          Upon climbing to the elevation where the task is to be performed the person on the ladder properly secure their safety lanyard before doing anything else.  Next, the ladder must be tied off before work can be begin.  When the task is complete the process is reversed with the safety lanyard being the last protective device released prior to descent.

•                                          Absolutely no objects, tools, or material are to be carried in hands while climbing or descending ladders.

Temporary Lifts/Hoisting Devices

Every efforts shall be made to ensure all temporary platforms/walkways are equipped with solid decks free of openings and standard guard rail systems.

Personnel working from temporary platforms or traveling on temporary -catwalks shall have their safety lanyard secured at all times to a lifetime of structure capable of supporting 5400 pounds impact loading.

Every temporary work platform or walkway must be provided with a safe means of access/egress which allows personnel to remain tied off at all times.  Retractable lifelines shall be used to achieve fall protection while ascending or descending access ladders to temporary work platforms or walkways.

Personnel Lifts/Hoisting Devices

1.             Aerial Lifts (JLG, Scissors, Snorkel, Etc.)

Personnel riding in or working from these lifts must secure their safety lanyard to the lift basket at all times.

Lifts shall be placed on solid level surfaces so as to eliminate possibility of overturning.

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2.             Spider And Ski-Climbers

Personnel -riding in or working from these hoisting devices shall each be provided an independent lifeline and rope grab to which their lanyard shall be secured at all times when aloft.

3.             Crane Hoisted Personnel Baskets

Use of these devices shall comply with the safety procedures set forth in the Project Procedures Manual.

Personnel riding in or working from personnel baskets must have their lanyard secured to the basket when aloft.

4.             Elevators

Personnel riding inside enclosed elevator cars are not required to secure their safety lanyard.

Skeletal Steel/Open Structures

This section deals with fall protection when personnel are required to gain access to travel and work in skeletal steel/open structures such as pipe racks.  This includes traveling on or working on any elevated surface which is not designed as a personnel work surface or walkway (e.g.  pipe, cable tray, etc.).

Personnel working or traveling in elevated skeletal steel/open structures shall secure their lanyards to a lifeline or structure capable of supporting 5400 pounds at all times (10% fall protection).  NOTE: THIS INCLUDES BOTH HORIZONTAL AND VERTICAL TRAVEL.

Personnel working or traveling in skeletal steel/open structures shall have two (2) safety lanyards at all times in order to achieve 100% fall protection.  One of the lanyards must be secured at all times.

Adequate lifeline system will be provided skeletal/open structures to allow 100% fall protection for personnel working or traveling in these structures.  The Rigging/Structural Department shall be responsible for installation and maintenance of these lifelines.

Vertical travel in these structures shall, consist of properly placed and secured access ladders equipped with retractable lifelines.  Personnel -climbing or descending these ladders shall secure these retractable lifelines to their safety harnesses while using the ladder.

In lieu of lifelines personnel may secure safety lanyards to substantial structural steel members, pipe and pipe supports.  Personnel shall avoid securing lanyards to cable tray, conduits and small bore screw pipe.

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Permanent Structures/Stairs/Caged Ladders

All BRS and subcontractor personnel are required to wear an approved full body safety harness and shock absorbing lanyard or an approved safety belt with a shock absorbing lanyard.  THIS REQUIREMENT INCLUDES COMPLETED PERMANENT STRUCTURES.

Personnel working or traveling in complete permanent structures where fall protection exist such as floor openings and open sided floors must be properly tied off within six feet (6’) of any fall exposure.

Priority shall be given to installation and securing of permanent floors and walking surfaces and all guard rails and other permanent fall protection devices.

When required temporary guard rails and floor covers shall be installed to eliminate fall exposures.

Only personnel of the Rigging/Structural Department responsible for steel erection are allowed on elevated floors and with fall exposures, such as floor openings or open sided floors.

Permanent stairs when completed shall be used to access or egress elevated work areas.

Caged ladders do not require secondary fall protection as the cage is a fall protection device.  Personnel climbing ladders must keep both hands free of climbing at all times.

Structural Steel Erection

Personnel erecting structural steel shall achieve 100% fall protection through use of safety harness/lanyards, retractable lifelines, connectors toggles and aerial lifts ALG, snorkel, etc.).

Access to structural steel shall be obtained by use of ladders, aerial lifts or other approved personnel hoisting devices.  Climbing of structural steel members such as columns and diagonal braces shall not be allowed.

Prior to and during horizontal lifeline placement structural personnel shall crawl (coon) steel members with lanyards secured around said members.  Retractable lifelines secured at elevations above the point of operation may be used in some applications to provide fall protection prior to availability of horizontal lifelines.

When lanyard lengths longer than standard are required due to large steel members the Project Safety Department shall be contacted to approved methods for obtaining the additional length.

Reinforcement Steel/Concrete Form Work

Personnel working on rebar walls, piers and on concrete form walls must have fall protection 100% of the time they are off the ground.

This fall protection can be achieved through the use of retractable lifelines, static lifeline and rope grabs or use of double lanyards.

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Personnel working rebar or formed walls and elevated piers generally require a work positioning lanyard (cannot be used for fall protection) and a fall protection lanyard.

On vertical rebar walls the safety lanyard shall be secured at a point above the workers head, either to a lifeline or a horizontal section of rebar.

On form walls personnel shall use patented construction form tie-off attachments or lifelines to secure their safety lanyards.  These persons shall receive specific TSTI on the equipment to be use and the fall protection practices to be used.

Rigging/Crane Assembly and Dismantling

Crane assembly-dismantling operations pose a challenge to the 100% fall prevention program.  However, through thought and planning maximum protection can be achieved.

Fall protection shall be obtained during these operations through the use of retractable lifelines, safety harnesses and lanyards and minimizing movement in elevated areas by using ladders in some personnel lifts.

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NOTICE TO SUBCONTRACTOR EMPLOYEES

ILLEGAL DRUGS.  ALCOHOL AND FIREARMS POLICY
FOR CONTRACTORS

The Policy of KSL SERVICES, JV regarding illegal drugs and controlled substances, alcoholic beverages, and firearms is:

1.             The use, possession, distribution, purchase or sale of any illegal drugs or other controlled substances by any person while on KSL SERVICES, JV premises or project sites, engaged in KSL SERVICES, JV business or while operating KSL SERVICES, JV equipment is prohibited.

2.             The use of any illegal drug or other controlled substances or alcohol which causes or contributes to unacceptable job performance or unusual job behavior is prohibited.

3.             The use, possession, transportation, or sale of explosives, unauthorized flammable materials, firearms, or other weapons by SUBCONTRACTOR, its subcontractors or their employees while on KSL SERVICES, JV premises or project sites, engaged in KSL SERVICES, JV business or while operating KSL SERVICES, JV equipment is prohibited.

4.             The unauthorized use, possession, transportation, or sale of alcoholic beverages by SUBCONTRACTOR, its subcontractors or their employees while on KSL SERVICES, JV premises or project sites, or while operating KSL SERVICES, JV equipment is prohibited.

SUBCONTRACTOR’S employees shall abide by this Policy.  Any person violating this Policy shall be removed from KSL SERVICES, JV premises or project sites, and may be denied future access to KSL SERVICES, N premises or project sites.  In addition, KSL SERVICES, JV may suspend work or, in repeated or serious situations, terminate a subcontract as a result of violation of this Policy.  In appropriate cases, local law enforcement agencies may be advised of violation.

In support of this Policy, KSL SERVICES, JV may conduct or require searches and require screens as set forth in the following:

SEARCH

Without prior announcement, and at any time, KSL SERVICES, JV may carry out reasonable searches of individuals and their personal effects when entering KSL SERVICES, JV premises or project sites, while on KSL SERVICES, JV premises or project sites, and when leaving KSL SERVICES, JV premises or project sites.  Unless prohibited by applicable law, KSL SERVICES, JV may require SUBCONTRACTOR to search its employees or subcontractors’ employees before entering KSL SERVICES, JV premises or project sites, engaging in KSL SERVICES, JV business or operating KSL SERVICES, JV equipment.  Entry onto KSL SERVICES, JV premises or project sites constitutes consent to a search of the person and his/her personal effects, including, without limitation, packages, briefcases, purses, lunch boxes and vehicle, or any office, locker, closet or desk.  Refusal to cooperate shall be cause for not allowing that individual on KSL SERVICES, JV premises or project sites.

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SCREEN

Unless prohibited by applicable law, KSL SERVICES, JV may require SUBCONTRACTOR to conduct a controlled substance and/or alcohol screen on any of its employees or subcontractors’ employees while on KSL SERVICES, JV premises or project sites, engaged in KSL SERVICES, IV business, or operating KSL SERVICES, JV equipment.  In addition, KSL SERVICES, JV may require SUBCONTRACTOR to conduct a controlled substance and/or alcohol screen on any of its employees or its subcontractors’ employees before entering KSL SERVICES, IV premises or project sites, engaging in KSL SERVICES, JV business or operating KSL SERVICES, JV equipment.  Prior written consent shall be obtained from any person who is to be screened.  A positive screen on SUBCONTRACTOR or a subcontractor employee or failure to give written consent for a screen shall be cause for removal from KSL SERVICES, JV premises or project sites, and shall result in the SUBCONTRACTOR or subcontractor employee being restricted or disqualified from performing services for KSL SERVICES, JV.

NOTIFICATION OF SEARCH AND/OR SCREEN BY SUBCONTRACTOR

Prior to conducting a search and/or screen of its or its subcontractors’ employees on KSL SERVICES, JV premises, SUBCONTRACTOR shall notify GENERAL CONTRACTOR and the local KSL SERVICES, JV facility manager.

DEFINITIONS

As used herein, “controlled substance” specifically includes opiates, including heroin; hallucinogens, including marijuana, mescaline, and peyote; cocaine; PCP; and prescription drugs, including amphetamines and barbiturates, which are not obtained and used under a prescription lawfully issued to the person possessing them or which are not authorized by the KSL SERVICES, JV Medical Staff; and any other substance included in the Federal Controlled Substances Act or its regulations, or unlawful under applicable law.

As used herein, controlled substance or alcohol “screen” means any test using blood, urine, breath or other samples to determine the presence of controlled substances or alcohol in the body.

As used herein, “KSL SERVICES, JV premises” is used in the broadest sense, and includes, but is not limited .to, all land, property, buildings, structures, installations, KSL SERVICES, JV operated service stations (but not KSL SERVICES, JV owned stations operated by independent dealers), vehicles, equipment, aircraft, and water craft owned, leased, or in any other manner being used by KSL SERVICES, JV for any purpose.

As used herein, “KSL SERVICES, JV project site” is used in the broadest sense, and includes all sites or properties on which KSL SERVICES, JV its affiliates and/or associated firms, and/or SUBCONTRACTORS or other firms, are performing work or any kind.

DRUG AND ALCOHOL RANDOM SECURITY SEARCH POLICY

All SUBCONTRACTOR personnel assigned to KSL SERVICES, JV work shall be mentally and physically capable of performing their assigned duties competently and safely.  Therefore,

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SUBCONTRACTOR and its.  subcontractors shall have procedures which allow screening of all employees for controlled substances and alcohol while on KSL SERVICES, N premises or project sites, in KSL SERVICES, N.  equipment or while engaged in KSL SERVICES, JV business.  KSL SERVICES, JV “Illegal Drugs, Alcohol and Firearms Policy for Contractors” (Policy) is stated, and “Controlled Substances,” “Screen,” and “KSL SERVICES, JV premises” are defined, in the attached Notice to Contractor Employees.

KSL SERVICES, N has occasionally suffered the loss of equipment and confidential data from its work locations.  Such losses will not be tolerated.  Therefore, KSL SERVICES, N may conduct searches to ensure compliance with its Policy as outlined on the attached Notice to Subcontractor Employees.

To facilitate compliance with KSL SERVICES, N Policy, SUBCONTRACTOR should take the following steps:

1.             Advise all employees and/or subcontractors of KSL SERVICES, N Policy of searches without prior notice and that any person found in violation of the Policy shall be denied access to KSL SERVICES, N premises and project sites.

2.             Give to each employee and/or subcontractor, the enclosed Notice to Contractor Employees for his or her review.

3.             Screen employees and subcontractors before assigning them to KSL SERVICES, N premises or project sites, bearing KSL SERVICES’S, JV Policy in mind.

SUBCONTRACTOR shall immediately remove from KSL SERVICES, JV premises any of its or its subcontractors’ personnel found to be in violation of the Policy.  Such personnel may be denied future access to KSL SERVICES, JV premises or project sites.  Any illegal or unauthorized drugs, intoxicating beverages, firearms, weapons, or KSL SERVICES, JV property discovered as a result of KSL SERVICES, JV searches may be confiscated and may be turned over to law enforcement agencies.

If your personnel fail to comply with KSL SERVICES, JV Policy, it may become necessary to take remedial action, including termination of this Subcontract.

Your cooperation in implementing and enforcing this Policy is appreciated.  Please execute and return.

Understood and accepted this         day of              , 2003

Firm Name:	By:

Date:	Title:

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INSERT CERTIFICATE LIABILITY OF INSURANCE

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GENERAL CONDITIONS
FOR
SUBCONTRACTED PROFESSIONAL SERVICES

1.             WORK Of THE SUBCONTRACTOR

1.1                                 All Work shall be performed in accordance with sound and generally accepted professional practices and industry standards by Professional, Managerial, and administrative personnel fully qualified in the respective disciplines required.

1.2                                 Subcontractor shall have the complete Professional, Managerial, and Technical responsibility for the validity, accuracy and reliability of the work performed, and its work shall conform to all applicable codes, standards, statutes;, rules and regulations and the Task Order and Contract design criteria and definition.

1.3                                 Subcontractor shall designate a Manager in charge of the Work as a whole on a continuous basis and having authority with responsibility for providing adequate supervision or direction to take all action that may be required in performance of that Agreement.

1.4                                 Subcontractor shall remove from the Work any person assigned whose work is not satisfactory to Prime Contractor, but Subcontractor shall not remove or reassign its Manager in charge of the Work or its other key personnel designated in the “Terms” of this Agreement without the approval of Prime Contractor unless such person is no longer employed by Subcontractor.

1.5                                 The Work shall be performed at a location satisfactory to Prime Contractor and such location shall not be changed without approval of Prime Contractor.  Prime Contractor shall have access at all times to the location where Work is performed and to all of the drawings, specifications, data, calculations, models, test results and specimens, documents and other things related to the Work or to the Project as a whole.

2.             SCHEDULING

2.1                                 Subcontractor shall perform the Professional, Management or Technical work expeditiously with sufficient number of qualified personnel to conform to Prime Contractor’s schedule and progress with the Work on the individual Task Orders and the Contract as a whole.

2.2                                 As required by the Project Manager, Subcontractor shall provide Prime Contractor a detailed Schedule for-performance of the Work and update such Schedule as work on each of the Task Orders progresses subject to revision or approval by Prime Contractor to coordinate the Work with the overall rate of Prime Contractor and other participants in the Task Order and Contract as a whole.

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3.             PROJECT SITE

3.1                                 Whenever Subcontractor has employees performing the Work subject of this Agreement, at any worksite, property of the Client, or of any third party.  Subcontractor shall comply with all government laws and regulations with regard to safety, security and sanitation, and shall be fully responsible for the safety of its personnel.  Subcontractor shall not create any hazards for others, or the work of others, and shall conduct its work in a manner which protects life, property and the environment.

3.2                                 If Subcontractor is to furnish any items of equipment, machinery and materials which are to become a permanent part of a Project required by a Task Order, Subcontractor shall warrant that the equipment, machinery and materials will perform as specified and are free from defects in workmanship and materials for a period of one year after initial commercial operation of the equipment or completion of the relevant Task Order, whichever is later, unless a different period is stated in the “Terms” of this Agreement.  With respect to items of machinery, equipment, and materials manufactured by others, Subcontractor’s obligation shall be limited to the terms of the best warranty obtainable from the manufacturer.

4.             STANDARD OF PERFORMANCE

In the event Subcontractor’s services hereunder should not prove satisfactory to Program Manager and Client, as a result of human error, omission or otherwise, Subcontractor’s obligation resulting therefrom shall be to perform corrective services of the type originally undertaken, provided such corrective services are requested in writing by Program Manager or Client, within the notice period and terms of compensation, if any, for such work to be as required by Owner or Program Manager under the Prime Contract.

5.             CHANGES

Prime Contractor may order changes in the work or conditions under which the Work is to be performed or may increase or decrease the scope of work to be performed by Subcontractor.  Such additional work shall be performed under the same terms and conditions of the base Agreement.

6.             DELAYS

Prime Contractor may require Subcontractor to suspend performance hereunder completely or partially for whatever length of time Client and Prime Contractor may elect.  The time for completion shall be extended by an appropriate period that Subcontractor is delayed by any cause beyond the Subcontractor’s reasonable control.  Prime Contractor and Client shall not be liable for any damages, direct, and consequential or otherwise, suffered by Subcontractor due to delays and suspensions.  Subcontractor shall be obligated to proceed with the work notwithstanding a dispute on reimbursement; such action shall not prejudice either party’s claim with respect to reimbursement.

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7.             NOTICES

Notices of changes, deficiencies, delays, claims or disputes shall be in writing, and shall furnish full information to the extent available.  The party notified will acknowledge receipt by endorsement of a copy if requested, or will otherwise confirm receipt in writing.  To avoid difficulty in delivery of notice, sufficient notice shall be deemed to have been given by mailing by registered or certified mail or equivalent, to the address shown in the Subcontract “Terms.”

8.             TERMINATION

8.1                                 If, within seven (7) days written.  notice by Prime Contractor to Subcontractor specifying any deficiency in the Work or the promptness with which the Work is being performed, Subcontractor has not commenced to correct, and within a reasonable time has corrected, such deficiency to the satisfaction of the Prime Contractor, Prime Contractor may supplement the work of Subcontractor, or take over performance of the Work temporarily or completely, with Prime Contractor’s own forces, or by contract with others:

8.2                                 Prime Contractor may terminate this , Subcontract for convenience in those cases where Client terminates the Prime Contract or the portion of the Prime Contract that includes the Work.

8.3                                 If work of Subcontractor is suspended or terminated by Prime Contractor, Subcontractor will be paid for the work actually completed and accepted and for acceptable costs incurred for partially performing and closing out work not completed, but shall not be paid for the loss of profit or contribution to overhead of work not performed by.  Subcontractor.

9.             ASSIGNMENT, SUBCONTRACTING

9.1                                 Subcontractor shall not assign this Subcontract or any funds-due hereunder.

9.2                                 Subcontractor shall not subcontract any portion of the Work without the prior written approval of Prime Contractor and without the prior written approval by the Prime Contractor of the form, terms and conditions of the lower-tier Subcontract.

9.3                                 No assignment or subcontracting, even with Prime Contractor’s approval, shall .relieve Subcontractor of any obligations hereunder, or create any contractual relationship between such Sub-Subcontractor and Prime Contractor or Client.

9.4                                 Any lower-tier Subcontractor shall assume unto Prime Contractor all of the obligations of the Subcontractor as they relate to such portion of the Work.

9.5                                 Prime Contractor may assign this Subcontractor to Client should the Prime Contract give the option and Client elects to exercise such right.

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10.          RECORDS AND PAYMENTS

10.1                           Subcontractor shall maintain good accounting and personnel records reflecting performance of the Work and shall preserve such records for a period of two years after completion and acceptance of the Prime Contract as a whole.

10.1.1      Client and Prime Contractor shall have the right to inspect and audit such part of the records as relate to cost reimbursement or performance of labor related provisions.  Such audit may also cover Subcontractor’s procedures and .  controls with respect to the cost of the Work.  Subcontractor shall assist in making the above audits.

10.1.2      Copies of documents and records supporting requests for payment or compliance with labor related provisions’ shall be furnished to Prime Contractor with such request or at such other times as Prime Contractor directs.  Payments will be made by Prime Contractor to Subcontractor in accordance with the “Terms” of this Agreement

10.2                           The cost of the Work to be reimbursed under this Agreement shall be only that reasonably necessary to perform the, work in an efficient manner in accordance with the time schedule and shall not exceed the amount authorized by Prime Contractor in the “Terms” of this Agreement.

10.3                           Prime Contractor shall make progress payments to Subcontractor monthly or at other intervals specified in accordance with the Subcontract Terms.  Prime Contractor may withhold from those progress payments ten percent (100) of the amount earned until final completion and acceptance of the Work.

10.4                           Subcontractor shall submit with its request for final payment evidence, including affidavits and certificates, as may be requested by Prime Contractor, showing a) Work is completed b) compliance with all requirements c) Payment of all bills, and d) that no lien exists or could be claimed arising from the Work.

10.5                           Notwithstanding any other provision hereof, payment by Client to Prime Contractor is a condition precedent to any obligation of Prime Contractor to make payment hereunder.  Prime Contractor shall have no obligation to make payments to Subcontractor for any portion of the Work for which Prime Contractor has not received payment from the Client.

11.          BENEFITS & PAYROLL TAXES

Subcontractor’s compensation ‘includes, and Subcontractor accepts exclusive liability for the payment of all benefit contributions and payroll taxes for all employees of Subcontractor engaged in the performance of this.  Agreement

12.          INDEMNITY

Subcontractor hereby indemnifies, holds harmless and will defend Prime Contractor and Client from any loss, cost, damage, or liability from injury or death of any person, including Subcontractor or its employees, or damage to any ..property arising’ from or in

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connection with the Work whether or not there be concurring negligence by Prime Contractor or Client, but Subcontractor does not hereby assume responsibility for the sole negligence of Prime Contractor or Client.

13.          INSURANCE

Without in any way limiting Subcontractor’s liability hereunder, Subcontractor shall maintain the following insurance in form and with underwriters satisfactory to ‘me Contractor:

13.1                           Worker’s Compensation as prescribed by applicable law.

13.2                           Employer’s Liability Insurance including insurance covering liability under the Longshoremen’s and Harbor Worker’s Act, the Jones Act, and the Outer Continental Shelf Land Act, if applicable.  The limits of liability of such insurance shall be not less than $1,000,000 per occurrence.

13.3                           Comprehensive or Commercial General Liability (Bodily Injury and Property Damage) Insurance including, but not limited to, the following supplementary coverage’s: (i) Contractual Liability to cover liability assumed under this Agreement, (ii) Product and Completed Operations Liability Insurance, (iii) Broad Form Property Damage Liability Insurance, and (iv) explosion, collapse and underground hazards.  The limit of the liability for such insurance shall not be less than $1,000,000 per occurrence for Bodily Injury and $1,000,000 per occurrence for Property Damage.  If a Combined Single Limit is provided, total coverage shall not be less than $2,000,000 per occurrence.

13.4                           Automobile Bodily Injury and Property Damage Liability Insurance.  Such insurance shall extend to owned, non-owned and hired automobiles used in the performance of this Agreement.  The limits of liability of such insurance shall be not less than $1,000,000 per occurrence for Bodily Injury and $1,000,000 per occurrence for Property Damage.  If a Combined Single Limit is provided, total coverage shall be not less than $2,000,000.

13.5                           Without in any affecting Subcontractor’s obligation above, if marine work is to be performed hereunder, Protection and Indemnity Insurance or equivalent insurance coverage, including coverage for injuries to or death of masters, mates and crews of vessels used in the performance of this Agreement.  The limits of liability of such insurance shall be not less than $1,000,000 per occurrence.

13.6                           Professional Liability insurance with an amount no less than $1,000,000.

The above insurance’s shall be on an occurrence basis, shall name Prime Contractor and Client as additional insured, and shall include a requirement that the insurer provide Prime Contractor with 30 days’ written notice prior to the effective date of any cancellation or material change of the insurance.  The insurance specified in 13.1 above shall contain waivers of subrogation in favor of Prime Contractor and Client and an assignment of statutory lien to Prime Contractor, if applicable.

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13.7                           The insurance specified in 13.2, 13.3, 13.4, 13.5, and 13.6 above shall:

13.7.1      contain waivers of subrogation in favor of Prime Contractor and Client, and their respective subsidiaries, and

13.7.2      provide that said insurance is primary coverage with respect to Subcontractor’s operations hereunder.

Subcontractor shall, before commencing the Work, provide Prime Contractor with a certificate of insurance evidencing all required coverage.

14.          PATENTS AND PROPRIETARY RIGHTS

Subcontractor indemnifies Prime Contractor and Client against any loss, cost or liability for infringement of any patent or proprietary rights involving any information, items of equipment, materials, or services furnished hereunder.

15.          LAWS

This Subcontract is entered into in Los Alamos, New Mexico and shall be construed and governed by the laws of the State of New Mexico.  Subcontractor shall comply with all laws, statutes, ordinances, rules and regulations of any governmental entity having jurisdiction, and Subcontractor shall indemnify and hold harmless the Client and Prime Contractor from any fines, penalties, costs or liability arising from Subcontractor” failure- to comply therewith.

16.          TITLE

Title to all drawings, specifications, reports, test results and specimens, plans, data and work product of Subcontractor arising hereunder shall be in Prime Contractor, or if Prime Contractor so designates, in Client.

16.1                           All discoveries, inventions, patents, know-how, trade secrets, computer programs, or other proprietary information generated hereunder shall be the property of Prime Contractor, or if Prime Contractor so designates, of Client, and Subcontractor will take appropriate action to assign and transfer same to Prime Contractor or Client.

16.2                           Subcontractor will, if requested, execute Prime Contractor’s Standard Secrecy Agreement (a copy of which is available on, request) and will, if requested, cause each of its employees assigned to the Work to execute • Prime Contractor’s Standard Secrecy Agreement for Employees (a copy of which is available on request).

16.3                           Subcontractor and Subcontractor’s employees will limit access to Client’s and Prime Contractor’s technical information to Subcontractor’s employees who reasonably require the same for performance of work pursuant to this ‘Agreement.

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16.4                           At Prime Contractor’s request, Subcontractor will return to Engineer all drawings and written materials furnished to Subcontractor by Client or Prime Contractor, including all copies thereof, if any, made by Subcontractor except that Subcontractor may retain one copy of the same in its files for record purposes only.

17.          INTEGRATION

17.1                           This Subcontract shall be valid and in force when signed by both parties and delivered and the parties understand that thereafter no person is authorized to amend this Subcontract except by agreement in writing and signed with equal formality.  These General Conditions may be modified by the Subcontract Terms, and as so modified it is intended that all Terms and Provisions of this Subcontract shall be construed in harmony and with equal dignity and effect.

17.2                           Headings of sections and other parts of this Agreement are for quick reference only and.  are not to be construed as a part of this Agreement.  In some instances, a section or part contains provisions not covered by the heading thereof.  In other instances, a section or part contains provisions that are described in the heading of another section or part.

18.          AMENDMENTS

No representative of Prime Contractor, other than an officer, has authority to change, amend or supplement this Agreement of Contract or’ make any Agreement or Contract on behalf of Prime Contractor or Client, and no contractual relationship exists between Subcontractor and Client.

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KSL SERVICES JV

LOS ALAMOS NATIONAL LABORATORY
UNIVERSITY OF CALIFORNIA

SUBCONTRACT/PURCHASE ORDER SPECIAL CONDITIONS
in support of
SUBCONTRACT NO.  47394-001-03-C2

These Special Conditions are to be read in conjunction with the SUBCONTRACT GENERAL CONDITIONS (03-92), GENERAL CONDITIONS FOR SUBCONTRACTED PROFESSIONAL SERVICES (11-03), or PURCHASE ORDER TERMS AND CONDITIONS as appropriate.  These Special Conditions are supplementary to the SUBCONTRACT GENERAL CONDITIONS, GENERAL CONDITIONS FOR PROFESSIONAL SUBCONTRACTED PROFESSIONAL SERVICES, or PURCHASE ORDER TERMS AND CONDITIONS, except in those cases where there is a conflict, in which case, these Special Conditions take precedence.

1.0                               INCORPORATION OF FEDERAL ACQUISITION REGULATION (FAR) AND, DEPARTMENT OF ENERGY REGULATION (DEAR) CLAUSES

The Federal Acquisition Regulation (FAR) and the Department of Energy Acquisition Regulation (DEAR) clauses listed below, which are codified in Chapters 1 and 9, respectively, of Title 48 of the Code of Federal Regulations, are, as prescribed below, incorporated into this subcontract by reference as a part of these Special Conditions with the same force and effect as if they were given in full text.

As used in these clauses below, and unless otherwise indicated.  with respect to a particular clause, the terms identified below are for SUBCONTRACTING supplies/services:

“CONTRACTING OFFICER” shall mean “KSL SERVICES JV.”

“CONTRACTOR” shall mean “SUBCONTRACTOR.”

“SUBCONTRACTOR” shall mean “LOWER-TIER SUBCONTRACTOR.”

1.1                               THE FOLLOWING FAR CLAUSES ARE REQUIRED FOR ALL SUBCONTRACTS:

PARAGRAPH	TITLE

FAR 52.203-6	Restrictions on Subcontractor Sales to the Government (July 1995)

FAR 52.203-7	Anti-Kickback Procedures (July 1995), except for paragraph (c) (1), which is not incorporated into this subcontract.

FAR 52.203-10	Price or Fee Adjustment for Illegal or Improper Activity (Jan. 1997)

FAR 52.203-12	Limitation on Payments to Influence Certain Federal Transactions (June 1997)

FAR 52.215-2	Audit and Records — Negotiations (June 1999)

FAR 52.215-10	Price Reduction for Defective Cost or Pricing Data (Oct. 1997)

FAR 52.215-12	Subcontractor Cost or Pricing Data (Oct. 1997)

FAR 52.215-17	Waiver of Facilities Capital Cost of Money (Oct. 1997)

FAR 52.219-8	Utilization of Small Business Concerns (Oct. 2000)

FAR 52.219-9	Small Business Subcontracting Plan (Jan. 2002)

FAR 52222-1	Notice to the Government of Labor Disputes (Feb. 1997)

FAR 52.222-4	Contract Work Hours and Safety Standards Act — Overtime Compensation (Sept. 2000)

FAR 52.222-6	Davis-Bacon Act (Feb. 1995)

FAR 52222-7	Withholding of Funds (Feb. 1988)

FAR 52.222-8	Payrolls and Basic Records (Feb. 1988)

FAR 52.222-9	Apprentices and Trainees (Feb. 1988)

FAR 52222-10	Compliance with Copeland Act (Feb. 1988)

FAR 52222-11	Subcontracts (Labor Standards) (Feb. 1988)

FAR 52.222-12	Contract Termination — Debarment (Feb. 1988)

FAR 52.222-13	Compliance with Davis-Bacon and Related Act Regulations (Feb. 1988)

FAR 52.222-14	Disputes Concerning Labor Standards (Feb. 1988)

FAR 52.222-15	Certification of Eligibility (Feb. 1988)

FAR 52.222-26	Equal Opportunity (Apr. 2000)

FAR 52.222-35	Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Dec. 2001)

FAR 52222-36	Affirmative Action for Workers with Disabilities (June 1998)

FAR 52.222-37	Employment Reports on Special Disabled. Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Dec. 2001)

FAR. 52.222-41	Service Contract Act of 1965; as Amended (May 1989)

FAR 52.222-42	Statement of Equivalent Rates for Federal Hires (May 1989)

FAR 52.223-3	Hazardous Material Identification and Material Safety Data Sheets (Jan. 1997) with Alternate I (Jan. 1997)

FAR 52.223-10	Waste Reduction Program (August 2000)

FAR 52.224-1	Privacy Act Notification (Apr 1984)

FAR 52.224-2	Privacy Act (Apr. 1984) Buy American Act-North American Free Trade Agreement-)

FAR 52.225-3	Israeli Trade Act (May 2002)

FAR 52.225-5	Trade Agreements (Feb 2002)

FAR 52.225-11	Buy American Act-Construction Materials under Trade Agreements (July 2002)

FAR 52.225-13	Restrictions on Certain Foreign Purchases (Feb. 2000)

FAR 52.227-1	Authorization and Consent (July 1995)

FAR 52.227-3	Patent Indemnity (Apr. 1984)

FAR 52.227-10	Filing of Patent Applications — Classified Subject Matter (Apr. 1984)

FAR 52.227-23	Rights to Proposal Data (Technical) (June 1987)

FAR 52.229-10	State of New Mexico Gross Receipts and Compensating Tax (Oct. 1998)

FAR 52.230-2	Cost Accounting Standards (Apr. 1998), except for paragraph (b), which is not incorporated into this subcontract.

FAR 52.230-6	Administration of Cost Accounting Standards (Nov. 1999)

FAR 52.232-17	Interest (June 1996)

FAR 52.232-22	Limitation of Funds (Apr. 1984)

FAR 52.232-23	Assignment of Claims (Jan. 1986)

FAR 52.237-3	Continuity of Service (Jan. 1991)

FAR 52.242-1	Notice of Intent to Disallow Costs (Apr. 1984)

FAR 52.242-15	Stop-Work Order (Aug. 1989), Alt. I (Apr 1984)

FAR 52.244-2	Subcontracts (Aug. 1998)

FAR 52.244-5	Competition in Subcontracting (Dec. 1996)

FAR 52.244-6	Subcontracts for Commercial Items and Commercial Components (Oct. 1998)

FAR 52.246-5	Inspection of Services-Cost Reimbursement (Apr. 1984)

FAR 52.247-63	Preference for U.S.— Flag Air Carriers (Jan. 1997)

FAR 52.247-64	Preference for Privately Owned U.S.- Flag Commercial-1 Vessels (June 2000)

FAR 52.249-1	Termination for Convenience of the Government (Fixed Price) (Short Form) (Apr. 1984)

FAR 52.249-2	Termination for Convenience of the Government (Fixed Price) (Sept. 1996)

FAR 52.249-4	Termination for Convenience of the Government (Services) (Short Form) (Apr. 1984)

FAR 52.249-6	Termination (Cost Reimbursement) (Sept. 1996)

FAR 52.249-7	Termination (Fixed-Price Architect-Engineer) (Apr. 1984)

FAR 52.249-8	Default (Fixed Price Supply and Service) (Apr. 1984)

FAR 52.249-10	Default (Fixed Price Construction) (Apr. 1984)

FAR 52.249-12	Termination (Personal Services) (Apr. 1984)

FAR 52.249-13	Failure to Perform (Apr. 1984)

FAR 52.249-14	Excusable Delays (Apr. 1984)

FAR 52.251-1	Government Supply Sources (Apr. 1984)

1.2                                 THE FOLLOWING DEAR CLAUSES ARE REQUIRED FOR ALL SUBCONTRACTS:

DEAR 952.203-70	Whistleblower Protection for Contractor Employees, (Dec. 2000)
DEAR 952.204-2	Security (Sept. 1997)
DEAR 952.204-70	Classification/Declassification (Sept. 1997)
DEAR 952.204-74	Foreign Ownership, Control, or Influence Over Contractor (Apr. 1984)
DEAR 952.209-72	Organizational Conflicts of Interest, Alternate I (June 1997)
DEAR 952.211-71	Priorities and Allocations (Atomic Energy) (June 1996)
DEAR 952.217-70	Acquisition of Real Property (Apr. 1984)
DEAR 952.226-74	Displaced Employee Hiring Preference (June 1997)
DEAR 952.247-70	Foreign Travel (Dec. 2000)
DEAR 952.250-70	Nuclear Hazards Indemnity Agreement (June 1996)
DEAR 970.5203-1	Management Controls (May 2000)
DEAR 970.5215-2	Make-or-Buy Plan (Dec. 2000)
DEAR 970.5215-3	Conditional Payment of Fee, Profit, or Incentives (Dec. 2000)
DEAR 970.5223-4	Workplace Substance Abuse Programs at DOE Sites (Dec. 2000)
DEAR 970.5226-2	Workforce Restructuring Under Section 3161 of the National Defense Authorization Act for Fiscal Year 1993 (Dec. 2000)
DEAR 970.5227-1	Rights in Data-Facilities (Dec. 2000)
DEAR 970.5227-5	Notice and Assistance Regarding Patent and Copyright Infringement (Dec. 2000)
DEAR 970.5227-8	Refund of Royalties (Dec. 2000)
DEAR 970.5229-1	State and Local Taxes (Dec. 2000)
DEAR 970.5231-4	Preexisting Conditions (Dec. 2000), Alt. II, (Dec. 2000) [insert “effective date of this Subcontract”)
DEAR 970.5232-3	Accounts, Records, and Inspection (Dec. 2000), Alt. II, (Dec. 2000)
DEAR 970.5243-1	Changes (Apr. 1984)
DEAR 970.5245-1	Property (Dec. 2000)

2.0          ADDITIONAL DEFINITIONS:

As used throughout the SUBCONTRACT GENERAL CONDITIONS, GENERAL CONDITIONS FOR SUBCONTRACTED PROFESSIONAL SERVICES, and PURCHASE ORDER TERMS AND CONDITIONS, the following terms have the stated meanings:

“OWNER, CLIENT, or PROGRAM MANAGER” shall mean “UNIVERSITY OF CALIFORNIA, DEPARTMENT OF ENERGY OR GOVERNMENT.”

“CONTRACTOR, GENERAL CONTRACTOR, PRIME CONTRACTOR or BUYER” shall mean “KSL SERVICES JV.”

“SUBCONTRACTOR” shall mean “SUBCONTRACTOR, LOWER-TIER SUBCONTRACTOR or SELLER.”

“SUBCONTRACTS” shall mean “SUBCONTRACTS, PURCHASE ORDERS, MASTER AGREEMENTS, WORK RELEASES, MODIFICATIONS AND CHANGE ORDERS”.

3.0          ANTI-KICKBACK NOTICE

Your attention is directed to the prohibitions contained within the Anti-Kickback Act of 1986 (FAR Clause 52.203-7), highlights of which are: “Subcontractors and supplier are prohibited from offering any money, fee, commission, credit, gift, gratuity, thing of value or compensation of any kind directly to KSL Services JV employees for the purpose of improperly obtaining or rewarding favorable treatment in connection with a prime contract or in connection with a subcontract relating to a prime contract.”

4.0          STOP-WORK ORDER

4.1                                 CONTRACTOR may, at any time, by written order to the SUBCONTRACTOR, require the SUBCONTRACTOR to stop all, or any part, of the work called for by this contract for a period of 90 days after the order is delivered to the SUBCONTRACTOR, and for any further period to which the parties may agree.  The order shall be specifically identified as a stop-work order issued under this clause.  Upon receipt of the order, the Contractor shall immediately comply with its terms and take all reasonable steps to minimize the incurrence of costs allocable to the work covered by the order during the period of work stoppage.

Within a period of 90 days after a stop-work order is delivered to the SUBCONTRACTOR, or within any extension of that period to which the parties shall have agreed, the CONTRACTOR shall either

(1)                                  Cancel the stop-work; or

(2)                                  Terminate the work covered by the order as provided in the Default, or the Termination for Convenience of the Government, clause of this contract.

4.2                                 If a stop-work order issued under this clause is canceled or the period of the order or any extension thereof expires, the SUBCONTRACTOR shall resume work.   The CONTRACTOR shall make an equitable adjustment in the delivery schedule or contract price, or both, and the contract shall be modified, in writing accordingly, if

(1)                                  The stop-work order results in an increase in the time required for, or in the SUBCONTRACTOR’S cost properly allocable to, the performance of any part of this contract; and

(2)                                  The SUBCONTRACTOR asserts a claim for the adjustment within 15 days after the end of the period of work stoppage; provided, that, if the CONTRACTOR decides the facts justify the action, the CONTRACTOR may receive and act upon the claim asserted at any time before final payment under this contract.

4.3                                 If a stop-work order is not canceled and the work covered by the order is terminated for the convenience of the Government, the CONTRACTOR shall allow reasonable costs resulting from the stop-work order in arriving at the termination settlement.

4.4                                 If a stop-work order is not canceled and the work covered by the order is terminated for default, the CONTRACTOR shall allow, by equitable adjustment or otherwise, reasonable costs resulting from the stop-work order.

4.5                                 Notwithstanding the above, where the stop-work order is occasioned by the imposition of such stop-work order by the GOVERNMENT on the CONTRACTOR, SUBCONTRACTOR will be entitled to only such adjustment that is awarded to the CONTRACTOR to the extent such adjustment relates to this SUBCONTRACT.

5.0          DISPUTES

(a)           Definitions.  For purposes of this clause:

(1)                                  “Claim” means a written demand or written assertion by either contracting party seeking as a matter of right, the payment of money in a sum certain, the adjustment or interpretation of a contract term, or other relief arising under or relating to this subcontract.  A voucher, invoice, or other request for payment or equitable adjustment under the terms of the subcontract, that is not in dispute when submitted, is not a claim.  The Subcontractor may convert such submission into a claim if it is disputed either as to liability or amount, or is not acted upon in a reasonable time, by demanding a decision by the Contract Administrator.

(b)                                 Nature of the Subcontract.  This subcontract is not a Government contract and, therefore, is not subject to the Contract Disputes Act of 1978 (41 U.S.C. §601-613).  The Subcontractor acknowledges that DOE and the University are not a parties to the subcontract and, for purposes of the subcontract, the University is not an agent of DOE.

(c)                                  Scope of Clause.  The rights and procedures set forth in this clause are the exclusive rights and procedures for resolution of all claims and disputes arising under, or relating to, this subcontract, and no action based upon any claim or dispute arising under, or relating to, this subcontract shall be brought in any court except as provided in this clause.  The parties shall be bound by any arbitration decision rendered pursuant to this clause, which shall be vacated, modified, or corrected only as provided in the Federal Arbitration Act (9 U.S.C. § 1-16).  An arbitration decision maybe enforced in any court of competent jurisdiction.

(d)           Claims asserting actions or inactions of the University.

(1)                                  Unless otherwise provided in this subcontract, for claims asserting as the basis any action or inaction by the University the Subcontractor must file any claim with KSL Services JV, and KSL Services JV will present the claim to the University within 60 days after the Subcontractor knew or should have known the facts giving rise to the claim.  Failure to file a claim within the period prescribed by this paragraph shall constitute a waiver of the Subcontractor’s right, if any, to an equitable adjustment under the subcontract.

(2)                                  The Subcontractor shall submit any claim identified in (1) above in writing to KSL Services N, and KSL Services N will present the claim to the University’s Contract Administrator who shall issue a decision on the matter within 60 days of receipt of the claim.  If the University’s Contract Administrator fails to issue a decision within 60 days, the Subcontractor may request that KSL Services N request mediation or a demand for arbitration as provided in KSL Services N contract with the University.

(3)                                  The decision of the University’s Contract Administrator shall be final and conclusive unless the Subcontractor requests that KSL Services N requests mediation or demands arbitration in accordance with the terms of KSL Services JV contract with the University.

(4)                                  The Subcontractor shall fully cooperate with KSL Services N in the pursuit and conduct of any mediation or arbitration requested by Subcontractor.  Any and all costs incurred by KSL Services N in sponsoring and participating with Subcontractor in any mediation or arbitration arising under this clause, shall be for the account of Subcontractor.

(e)           Claims asserting actions or inactions on part of KSL Services JV.

(1)                                  Unless otherwise provided in this subcontract, for claims asserting as the basis any action or inaction by KSL Services N the Subcontractor must file any claim with KSL Services JV within 60 days after the Subcontractor knew or should have known the facts giving rise to the claim.  Failure to file a claim within the period prescribed by this paragraph shall constitute a waiver of the Subcontractor’s right, if any, to an equitable adjustment under the subcontract.

(2)                                  The Subcontractor shall submit any claim identified in (1) above in writing to KSL Services N, and KSL Services N’s Subcontract Administrator shall issue a decision on the matter within 60 days of receipt of the claim: If the KSL Services N’s Subcontract Administrator fails to issue a decision within 60 days, or such other time as deemed necessary by the Subcontract Administrator, the Subcontractor may request that KSL Services N may submit a demand for arbitration as provided herein.

(3)                                  The decision of KSL Services JV’s Subcontract Administrator shall be final and conclusive unless the Subcontractor demands arbitration in accordance with the terms of this clause.

(4)                                  If the decision of the KSL Services N’s Subcontract Administrator is not satisfactory to the Subcontractor, the Subcontractor must submit to the Subcontractor Administrator a written demand for arbitration of the claim within 45 days after receipt of the Subcontract Administrator’s decision.

(f)            Arbitration Procedures.

(1)                                  The parties agree to first endeavor to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association under its Commercial Mediation Rules before resorting to arbitration.  Thereafter, any unresolved controversy or claim arising out of or relating to this contract or breach thereof shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and judgment upon the Award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

(2)                                  The parties acknowledge that this contract evidences a transaction involving interstate commerce.  The United States Arbitration Act shall govern the interpretation, enforcement, and proceedings pursuant to the arbitration clause in this contract.

(3)                                  The arbitration proceedings shall be conducted in Albuquerque, N.M.  The language of the arbitration shall be English.

(4)                                  The governing law of this contrast shall be that body of common law relating to U.S. government procurement and where no such common law exists the law of the State of New Mexico excluding any conflict of laws provision which would lead to the application of a different body of law.

(5)                                  The decision of a majority of the three (3) arbitrators shall be reduced to writing; final and binding without the right of appeal.  Judgment upon the award may be entered in any court having jurisdiction over the person or the assets of the Party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

(6)                                  Consequential, punitive or other similar damages shall not be allowed; provided, however, the award may include appropriate punitive damages where a Party has engaged in delaying and dilatory actions.

(g)           Activities Pending Resolution of Disputes.

(1)                                  The Subcontractor shall proceed diligently with performance of the subcontract and shall comply with any decision of the Subcontract Administrator pending final resolution of any claim or dispute arising under, or relating to, the Subcontract.

6.0          CHANGES

6.1                                 KSL Services may at any time, without notice to the sureties, if any, by written order make changes in the work within the general scope of the SUBCONTRACT, including changes:

(1)                                  In the method or manner of performance of the work.

(2)                                  Time of performance (i.e., hours of the day, days of the week, etc.), including directing acceleration in the performance of the work.

(3)                                  Place of performance of the services.

(4)                                  Drawings, designs, or specifications when the supplies to be furnished are to be specially manufactured for KSL Services JV or the Government in accordance with the drawings, designs, or specifications.

(5)                                  Method of shipment or packing of supplies.

(6)                                  Place of delivery.

(7)                                  Amount of KSL Services N or Government furnished property.

6.2                                 Any other written or oral order (which, as used in this paragraph includes direction, instruction, interpretation, or determination) from the CONTRACTOR that causes a change shall be treated as a change order under this clause; provided, that the SUBCONTRACTOR gives the CONTRACTOR written notices stating (1) the _date, circumstances, and source of the order and (2) that the SUBCONTRACTOR regards the order as a change order.

6.3                                 Except as provided in this clause, no order, statement, or conduct of the CONTRACTOR shall be treated as change order under this clause or entitle the SUBCONTRACTOR to an equitable adjustment.

6.4                                 If any change under this clause causes an increase or decrease in the SUBCONTRACTOR’S cost of, or time required for, the performance of any part of the work under this SUBCONTRACT, whether or not changed by any such order, the CONTRACTOR shall make an equitable adjustment and modify the SUBCONTRACT in writing.  However, except for an adjustment based on defective specifications, no adjustment for any change under paragraph 6.2 of this clause shall be made for any costs incurred more than twenty (20) days before CONTRACTOR gives written notice as required under the Prime Contract to the Government.  In the case of defective specifications for which the CONTRACTOR is responsible, the equitable adjustment shall include any increased cost reasonably incurred by the SUBCONTRACTOR in attempting to comply with the defective specifications.

6.5                                 The SUBCONTRACTOR must assert its right to an equitable adjustment under this clause within fifteen (15) days after (1) receipt of a written change order under paragraph 6.1 of this clause, or (2) the furnishing of a written notice under paragraph 6.2 of this clause, by submitting to the CONTRACTOR a written statement describing the general nature and amount of the proposal including a detailed cost breakdown.  Included costs must conform to FAR, Part 31 (including the DEAR FAR Supplement).

The statement of proposal of adjustment may be included in the notice under paragraph 6.2 above.

6.6                                 SUBCONTRACTOR shall not submit nor shall CONTRACTOR accept a proposal for an equitable adjustment if asserted after the fifteen- (15) day period set forth in paragraph 6.5 above.

6.7                                 Failure to agree to any adjustment will be a dispute under the Disputes Clause.  However, nothing in this clause excuses the subcontractor from proceeding with subcontract as changed.

7.0          COMMENCEMENT, PROSECUTION AND COMPLETION OF WORK

The SUBCONTRACTOR will be required to (a) commence work under this SUBCONTRACT on the required Start Date as stated in the Subcontract Terms, (b) prosecute the work diligently, and (c) complete the entire work ready for use (including completion of all punchlist items and clean-up) not later than the Completion Date as stated in the Subcontract Terms.  However, any delays in giving notice to proceed, attributable to SUBCONTRACTOR’S failure to execute the subcontract and give the required performance and payment bonds (if any) will be deducted from the number of days allowed for completion in the Subcontract Terms.

8.0          PERFORMANCE EVALUATION OF SUBCONTRACTOR

8.1                                 SUBCONTRACTOR’S performance will be evaluated upon final acceptance of the work.  However, interim evaluation may be prepared at any time during the subcontract performance when determined to be in either the best interest of the CONTRACTOR or the Government.

8.2                                 CONTRACTOR will use whatever format for evaluation it chooses, including the SF 1420.  CONTRACTOR reserves the right, to forward its evaluation to the Government if so requested by the Government’s Contracting Officer.

9.0          CONTRACTUAL RELATIONSHIP

There is no privity of contract between the SUBCONTRACTOR and the Government (Owner).  All communication on this project (oral or written) shall be addressed to the CONTRACTOR.

10.0        LOWER-TIER SUBCONTRACT CONDITIONS

SUBCONTRACTOR shall include in its lower-tier subcontracts (including purchase orders) all Government Contracting clauses as detailed in Paragraph 1.0.

11.0        CONFLICTING REQUIREMENTS

Any conflict between the specifications, data sheets, drawings, referenced national standards, and codes shall be brought to the CONTRACTOR’s attention, and approved written clarification shall be obtained before proceeding.

12.0        EXPEDITING AND INSPECTION

CONTRACTOR reserves the right to expedite and/or inspect equipment, materials and services covered by any resultant SUBCONTRACT at any location, including lower-tier subcontracts.  Access shall be given to representatives of CONTRACTOR and its client at all reasonable times under adequate notice to SUBCONTRACTOR, so that SUBCONTRACTOR may advise any involved lower-tier subcontractor.  The SUBCONTRACTOR shall ensure that all of the expediting and inspection clauses included in this SUBCONTRACT are made part of any lower-tier subcontract.

13.0        INVOICING

Invoices received that do not agree with the provisions of this SUBCONTRACT will be returned for correction.  Invoices shall reference this SUBCONTRACT number and shall show shipping point, quantities shipped and description, as well as price.  SUBCONTRACTOR’S failure to provide specified vendor data requirements will result in payment of invoices being delayed.

14.0        PERMITS AND RESPONSIBILITIES AND LAWS, REGULATIONS, AND DOE DIRECTIVES

(a)                                  The Subcontractor shall, without additional expense to KSL Services JV or the University, be responsible for obtaining any necessary licenses and permits; for complying with any Federal, State, and local laws and regulations applicable to the performance of the work; and for the compliance of its lower-tier subcontractors with such laws and regulations.

(b)                                 In accordance with the DEAR Clause 970.5245-1, Property, the Subcontractor shall be responsible for all damages to persons or property, including damages to existing buildings, equipment and vegetation at the Laboratory, that occur as a result of the Subcontractor’s fault or negligence.  The Subcontractor shall be responsible for replacing or repairing such damage at no cost to the University and for indemnifying the University and the Government against claims arising from such damages as described in the Special Conditions clause entitled, Indemnification and Hold Harmless.

(c)                                  The Subcontractor shall be responsible for all materials delivered and work performed until completion and acceptance of the entire work, except for any completed unit of work, which may have been accepted under the Subcontract.

(d)                                 The Subcontractor shall be responsible for compliance with the requirements of all DOE Directives, compliance with which is required by other provisions of the Special Conditions of the Subcontract, and with those DOE Directives, if any, which are listed in the Special Conditions as applicable to the subcontract.  Copies of all such DOE Directives may be obtained from the CONTRACTOR.

15.0        INTEGRATION OF ENVIRONMENT, SAFETY, AND HEALTH INTO WORK PLANNING AND EXECUTION

(a)           For the purposes of this clause,

(1)                                  safety encompasses environment, safety and health, including property protection, pollution prevention and waste minimization; and

(2)                                  employees include subcontractor employees at any tier.

(b)                                 In performing work under this subcontract, the Subcontractor shall perform work safely, in a manner that ensures adequate protection for employees, the public, property and the environment, and shall be accountable for the safe performance of work.  The Subcontractor shall exercise a degree of care commensurate with the work and the associated hazards.  The Subcontractor shall ensure that management of environment, safety and health (ES&H) functions and activities becomes an integral but visible part of the Subcontractor’s work planning and execution processes.  The Subcontractor shall, in the [safe] performance of work, ensure that:

(1)                                  Managers are visibly committed and works are continually involved.

(2)                                  Line management is responsible for the protection of employees, the public, and the environment.  Line management includes those Subcontractor and Subcontractor employees, at whatever tier, managing or supervising employees performing work.

(3)                                  Clear and unambiguous lines of authority and responsibility for ensuring (ES&H) are established and maintained at all organizational levels.

(4)                                  Personnel possess the experience, knowledge, skills, and abilities that are necessary to discharge their responsibilities.

(5)                                  Resources are effectively allocated to address ES&H, programmatic, and operational considerations.  Protecting employees, the public, and the environment is a priority whenever activities are planned and performed.

(6)                                  Before work is performed, the associated hazards are evaluated and an agreed-upon set of ES&H standards and requirements are established which, if properly implemented, provide adequate assurance that employees, the public, and the environment are protected from adverse consequences.

(7)                                  Administrative and engineering controls to prevent and mitigate hazards are tailored -to the work being performed and associated hazards.

Emphasis should be on designing the work and/or controls to reduce or eliminate the hazards and to prevent accidents and unplanned releases and exposures.

(8)                                  The conditions and requirements to be satisfied for operations to be initiated and conducted are established and agreed-upon by DOE and the Subcontractor.  These agreed-upon conditions and requirements are requirements of the subcontract and binding upon the Subcontractor.  The extent of documentation and level of authority for agreement shall be tailored to the complexity and hazards associated with the work and shall be established in a Safety Management System.

(c)                                  The Subcontractor shall manage and perform work in accordance with a documented Safety Management System (System) that fulfills all conditions in paragraph (b) of this clause at a minimum.  Documentation of the System shall describe how the Subcontractor will:

(1)                                  Define the scope of work;

(2)                                  Identify and analyze hazards associated with the work;

(3)                                  Develop and implement hazard controls;

(4)                                  Perform work within controls; and

(5)                                  Provide feedback on adequacy of controls and continue to improve safety management.

(d)                                 The System shall describe how the Subcontractor will establish, document, and implement safety performance objectives, performance measures, and commitments in response to Laboratory program and budget execution guidance while maintaining the integrity of the System.  The System shall also describe how the Subcontractor will measure system effectiveness.

(e)                                  The Subcontractor shall submit to the Contract Administrator documentation of its System for review and approval.  Dates for submittal, discussions, and revisions to the System will be established by the Contract Administrator.  Guidance on the preparation, content, review, and approval of the System will be provided by the Contract Administrator.  On an annual basis, the Subcontractor shall review and update, for Laboratory approval, its safety performance objectives, performance measures, and commitments consistent with and in response to the Laboratory’s program and budget execution guidance and direction.  Resources shall be identified and allocated to meet the safety objectives and performance commitments as well as to maintain the integrity of the entire System.  Accordingly, the System shall be integrated with the Subcontractor’s business processes for work planning, budgeting, authorization, execution, and change control.

(f)                                    The Subcontractor shall comply with, and assist the Laboratory in complying with, ES&H requirements of all applicable laws and regulations, and applicable directives identified in the Special Conditions clause entitled Permits and Responsibilities and Laws, Regulations, and DOE Directives.  The Subcontractor shall cooperate with Federal and non-Federal agencies having jurisdiction over ES&H matters under this subcontract.

(g)                                 The Subcontractor shall promptly evaluate and resolve any, noncompliance with applicable ES&H requirements and the System.  If the Subcontractor fails to provide resolution or if, at any time, the Subcontractor’s acts or failure to act causes substantial harm or an imminent danger to the environment or health and safety of employees or the public, the Contract Administrator may issue an order stopping work in whole or in part.  Any stop work order issued by the Contract Administrator under this clause (or issued by the Subcontractor to a lower-tier subcontractor in accordance with paragraph (i) of this clause) shall be without prejudice to any other legal or contractual rights of the Government.  In the event that the Contract Administrator issues a stop work order, an order authorizing the resumption of the work may be issued at the discretion of the Contact Administrator.  The Subcontractor shall not be entitled to an extension of time or additional fee or damages by reason of, or in connection with, any work stoppage ordered in accordance with this clause.

(h)                                 Regardless of the performer of the work, the” Subcontractor is responsible for compliance with the ES&H requirements applicable to this subcontract.  The Subcontractor is responsible for flowing down the ES&H requirements applicable to this subcontract to subcontracts at any tier to the extent necessary to ensure the lower-tier contractor’s compliance with the requirements.

(i)                                     The Subcontractor shall include a clause substantially the same as this clause in subcontracts involving complex or hazardous work on site at a DOE-owned or -leased facility.  Such subcontracts shall provide for the right to stop work under the conditions described in paragraph (g) of this clause.  Depending on the complexity and hazards associated with the work, the Subcontractor may choose not to require the subcontractor to submit a Safety Management System for the Subcontractor’s review and approval.

16.0        HEALTH AND SAFETY

The Subcontractor shall take reasonable precautions in the performance of the work under the subcontract to protect the safety and health of employees and of members of the public and shall comply with all applicable safety and health regulations and requirements (including reporting requirements) of KSL Services JV, the University and DOE.  If required, the Subcontractor shall submit a management program and implementation plan for review and approval within 30 days after the date of award of the order.  KSL Services JV shall notify the Subcontractor in writing of any noncompliance with the provisions of this article and the corrective action to be taken.  After receipt of such notice, the

Subcontractor shall immediately take corrective action.  If the Subcontractor fails to comply with said regulations or requirements of KSL Services) JV, the University and DOE, KSL Services N may, without prejudice to any other legal or contractual rights of KSL Services N, issue a Stop Work Order stopping all or any part of the work; thereafter, a start-work order for resumption of the work may be issued at the discretion of KSL Services N.  The Subcontractor shall make no claim for an extension of time or for compensation for damages by reason of or in connection with such work stoppage.

17.0        FAILURE TO COMPLY WITH HEALTH AND SAFETY REQUIREMENTS

In performing work pursuant to this Subcontract, the Subcontractor and its lower-tier subcontractors shall comply with all health and safety requirements of KSL Services N, the University and the standards of the Occupational Safety and Health Administration (OSHA) referenced in this Subcontract.  Any failure of the Subcontractor, its employees, its lower-tier subcontractors, or their employees to comply with such requirements and standards that results in a serious injury or fatality or reflects a persistent disregard for health and safety shall be cause for KSL Services N at its sole discretion, to require corrective action, to suspend work under this Subcontract until corrective action has been completed, or to terminate this Subcontract for default.  If KSL Services N suspends work pursuant to this clause, the Subcontractor shall not be entitled to an extension of time, compensation, or damages with respect to, or resulting from, the suspension.  The General Provision entitled Default shall apply to any termination pursuant to this clause.  A termination pursuant to this clause shall be considered in determining whether the Subcontractor or any lower-tier subcontractor whose acts or omissions were the basis for the termination is a responsible bidder for any subsequent subcontract with KSL Services JV.

18.0        REMOVAL OF EMPLOYEE

KSL Services JV, and the University in its sole discretion, may temporarily or permanently bar from the Laboratory site any Subcontractor employee or lower-tier subcontractor employee who does not work in a safe manner, as demonstrated either by repeated violations or single serious violation of applicable safety requirements.  The Subcontractor will not be compensated for any costs resulting from the barring of an employee under this provision.

The Subcontractor shall be responsible for maintaining satisfactory standards of employee competency, conduct, integrity and compliance with the Contract requirements, including site-specific requirements.  Should the Subcontract Administrator determine that an employee of the Subcontractor or one of its lower-tier subcontractors at any tier fails to meet any of these standards, the Subcontractor shall immediately remove such person from the work site and that person shall not again, without written permission of the Subcontract Administrator, be allowed back on the work site.

The Subcontractor shall cause this requirement to be included in all subcontracts of every tier.

19.0        RESPONSIBILITY FOR TECHNOLOGY EXPORT CONTROL

(a)                                  The Subcontractor shall comply with all applicable United States export control laws and regulations, including the International Traffic in Arms Regulations (ITAR), 22 CFR Parts 120 through 130, and the Export Administration Regulations (EAR), 15 CFR Parts 730 through 799, in the performance of this Subcontract.  In the absence of available license exemptions/exceptions, the Subcontractor shall be responsible for obtaining the appropriate licenses or other approvals, if required, for exports of hardware, technical data and software, or for the provision of technical assistance.

(b)                                 The Subcontractor shall be responsible for obtaining export licenses, if required, before exporting or allowing access to export-controlled technical data or software to foreign nationals in the performance of this subcontract.

(c)                                  The Subcontractor shall be responsible for all regulatory record-keeping requirements.

(d)                                 The Subcontractor shall be responsible for ensuring that this clause, including this paragraph (d), is included in all appropriate lower-tier subcontracts.

20.0        ORDER OF PRECEDENCE

In case of conflicts between various Subcontract documents, the following order of precedence shall be used to settle said conflicts:

Change Order(s) (latest one issued)

Subcontract Terms

Subcontract/Purchase Order Special Conditions

Subcontract General Conditions/General Conditions for Subcontracted Professional Services Purchase Order Terms and Conditions

Specifications (unless specifically stated otherwise within the Subcontract documents) Drawings

21.0        COST ACCOUNTING STANDARDS LIABILITY

Reference is made to the Cost Accounting Standards (CAS) clause(s) of the Subcontract.  Notwithstanding the provisions of those clause(s), or of any other provision of the subcontract, the Subcontractor shall be liable to the Government for any increased costs, or interest thereon, resulting from.  any failure of the Subcontractor, with respect to activities carried on at the site of the work, or of a lower-tier subcontractor, to comply with applicable cost accounting standards or to follow any practices disclosed pursuant to the requirements of such CAS clause(s).

22.0        CONFIDENTIALITY OF INFORMATION

(a)                                  To the extent that the work under this Subcontract requires that the Subcontractor be given access to confidential or proprietary business or financial information belonging to KSL Service JV, the University, or other companies, the Subcontractor shall, after receipt thereof, treat such information as confidential and agrees not to appropriate such information to its own use or to disclose such information to third parties, including its corporate parent, unless specifically authorized by the KSL Service JV or the Government in writing.  The foregoing obligations, however, shall not apply to:

(1)                                  Information which, at the time of receipt by the Subcontractor, is in public domain;

(2)                                  Information which is published after receipt thereof by the Subcontractor or otherwise becomes part of the public domain through no fault of the Subcontractor,

(3)                                  Information which the Subcontractor can demonstrate was in its possession at the time of receipt thereof and was not acquired directly or indirectly from the University or other companies;

(4)                                  Information which the Subcontractor can demonstrate was received by it from a third party who did not require the Subcontractor to hold it in confidence:

(b)                                 The Subcontractor shall obtain the written agreement, in a form satisfactory to the Contract Administrator, of each employee permitted access, whereby the employee agrees that he will not discuss, divulge or disclose any such information to any person or entity except those persons within the Subcontractor’s organization directly concerned with the performance of the Subcontract.

(c)                                  The Subcontractor agrees, if requested by KSL Services or the University, to sign an agreement identical, in all material respects,’ to the provisions of this clause, with each company supplying information to the Subcontractor under this Subcontract, and to supply a copy of such agreement to KSL Services JV.

(d)                                 The Subcontractor agrees that upon request by KSL Services JV or the University, it will execute a KSL Services JV or University-approved agreement with any party whose facilities or information it is given access to or is furnished, restricting use and disclosure of the information obtained from the facilities.  Upon request by KSL Services or the University, such an agreement shall also be signed by Subcontractor personnel.

(e)                                  This clause shall flow down to all appropriate subcontracts.

(f)                                    To the extent that KSL Services JV or the University are given access to confidential or Proprietary business or financial information belonging to Subcontractor, such information shall be accorded the same treatment as provided for (a) above.

23.0        CONTROL OF SUBCONTRACTOR EMPLOYEES WORKING ON SITE

(a)                                  The Subcontractor shall be responsible for maintaining satisfactory standards of employee competency, conduct, integrity, and compliance with subcontract requirements including site-specific requirements.  Should KSL Services JV or the Government determine that an employee of a subcontractor at any tier fails to meet any of these standards, the Subcontractor shall immediately remove such person from the work site, and that person shall not again, without written permission of KSL Services JV or the Government, be allowed back on the work site.

(b)                                 The Subcontractor shall include this provision in all lower-tier subcontracts, which require work to be performed on the LANL site.

24.0        SECURITY

(a)                                  Non-U.S. Citizens on the Work Site.  The Subcontractor shall take effective measures to determine the citizenship of all of its employees and those of its lower-tier subcontractors who will be assigned to work at the LANL work site (for purposes of this clause, hereinafter “Subcontract Workers”), and shall not permit persons who are not United States citizens to enter such sites except as provided in this clause.  If the Subcontractor intends to employ non-U.S. citizens, the Subcontractor must comply with DOE, and LANL Foreign Visits and Assignments procedures and obtain approval for such individuals to enter the work site pursuant to those procedures.  Copies of the requirements and procedures associated with Foreign Visits and Assignments may be obtained from the KSL Services N.  There is no assurance KSL Services JV or the University will grant any particular request for access by a non-U.S. citizen pursuant to these procedures.  The presence of non-U.S. citizens on the work site without appropriate approval could result in termination of the Subcontract.

(b)                                 The Subcontractor shall provide upon request from.  KSL Services JV or the Government the name of any Subcontract Worker together with the individual’s address and citizenship.

(c)                                  Any digging of holes under security fencing,, cutting or removing of security fencing, altering of gates or otherwise providing access into security areas by means other than established access points shall be accomplished only in the presence of a Protective Force Security Inspector and only after obtaining approval from the KSL Services’ N or the Government 48 hours in advance.  At the end of each work day, the Subcontractor shall repair, replace, or provide adequate barriers to preclude unauthorized entry into Security Areas through the holes dug or cuts in security fences or through modified gates or other alteration of the security perimeters.  Such barriers shall be inspected and approved by KSL Services or the Government.  The Subcontractor shall make arrangements through KSL Services or the Government to assure that a LANL Protective Force Security Inspector is on site to guard any temporary opening during the work day.

(d)                                 All persons, vehicles, parcels, etc., are subject to search when entering or leaving any posted Government property at LANL.

(e)                                  Access to Areas Requiring “L” or “Q” Clearances:

1)                                      Prior to commencing work, the Subcontractor shall meet with University security representatives to review security measures that apply to the Subcontract work and Subcontract Workers.

2)                                      All Subcontract Workers must be U.S. citizens and must possess DOE “L” or “Q” access authorizations as indicated in Paragraph A above or have been issued an “Escort Required” badge and be escorted at all times while within the area by a person possessing a DOE “Q” or “L”‘ access authorization.

3)                                      Escorts for entry of uncleared Subcontract Workers into security areas shall be arranged with the Contract Administrator.

4)                                      The number of escorts required for a given project shall be based on the number of uncleared personnel working within an area and the capability for visual contact with all uncleared personnel at all times by the escort or escorts.  A general rule of thumb is that an escort can act as escort for a maximum of 4 or 5 people who require escorting.

5)                                      Prior to the issuance of an “L” or “Q” badge to Subcontract Workers, the Subcontractor shall have submitted and obtained a favorable Foreign Ownership, Control, or Influence (FOCI) determination.

6)                                      For each Subcontract Worker to be processed for an “L” or “Q” access authorization, the following information shall be provided:

a)                                      Completed Personnel Security Questionnaire (Form SF-86), Parts I and II.

b)                                     One Security Acknowledgment (DOE F-5631.18).

c)                                      Two Fingerprint Cards (FD-258).

d)                                     If the employee is a military veteran, one copy of Separation from Military Senate (DD Form 214) or other acceptable evidence of military service.

e)                                      Authority for Release of Information (DOE F-5637.1).

f)                                        Two Fair Credit Release Act forms

g)                                     Other forms as required by DOE

7)                                      If a clearance is granted, the cleared Subcontract Worker shall attend an indoctrination security lecture at the LANL Badge Office before issuance of badge.  Badges will be valid for the duration of the Subcontract or the duration of employment, whichever is shorter.

8)                                      All personnel shall display security badges on their outer clothing above the waistline while in Security Areas and shall remain within their assigned work areas.

9)                                      Terminations for “Q” or “L” cleared employees shall be reported to S-6 Clearance Processing within two days.

10)                                Vehicles driven by uncleared drivers delivering construction materials will be permitted to enter Security Areas provided they have been issued an “Escort Required” badge and are under escort of personnel possessing “Q” or “L” access authorization as appropriate for the delivery site.

(f)                                    Escort-Required Badging.  See Security and Safeguards Division Notice 0088 at http://lln.lanl.gov/notice/notice0088.pdf for policy and procedures or contact the Contract Administrator for a copy.

(g)                                 The requirements for securing eligible personnel and proper personnel security clearances for work within “L” and “Q” clearance areas and for complying with other security regulations and procedures shall not be considered cause for an extension of time for performance of the Subcontract work or for extra payments under the Subcontract.  The cost of processing DOE “Q” or “L” access authorizations, however, will be borne by the Government.

(h)                                 Whenever the work under this Subcontract requires the issuance of badges of any kind, KSL Services N or the Government may withhold final payment to the Subcontractor until all such badges are returned to KSL Services JV or the Government.

(i)                                     Notwithstanding the fact that the Subcontract work is being performed within a DOE-posted area, a “Q” Cleared Area, or an “L” Cleared area, the responsibility for protection of property associated with the Subcontract work rests with the Subcontractor.

(j)                                     Security Termination Process.  Within 2 working days of an event described in the figure below, the Subcontractor shall take the corresponding action in the same figure:

Event	Do Termination Briefing & Submit DOE Form 5631:29 for	Return These Badges
Terminate Employment	Individual Subcontract Personnel	Individual’s, whether cleared or uncleared, including expired
Transfer individual from Subcontract	Individual Subcontract Personnel	Individual’s, whether cleared or uncleared, including expired
Clearance no longer required	All cleared Subcontract Personnel	All cleared badges, including expired
FOCI approval withdrawn	All cleared Subcontract Personnel	All cleared badges, including expired
Subcontract completed/terminated	All Subcontract Personnel	All badges, whether cleared or uncleared, including expired

DOE Form 5631.29 shall be submitted and all badges retrieved from Subcontract Personnel as described in the figure above shall be turned in at the LANL Clearance Processing Office.

The Subcontractor shall conduct or have conducted by its subcontractors, for each individual who has been issued a cleared badge, a Security Termination Briefing and shall obtain a Security Termination Statement, DOE Form 5631.29.

(k)                                  Lost or Stolen Badges.  If a badge is lost, the Subcontractor shall ensure that the individual badgeholder comes to the Badge Office and files a written affidavit of such, using a Notification of Permanent Inactivation of Badge form (Laboratory Form 1672, or as amended or superceded), in order to obtain a replacement badge.  If a badge is stolen, the individual badgeholder must file Laboratory Form 1672 as above and also report the theft to KSL Services JV or the Government.

25.0        UNCLASSIFIED CONTROLLED NUCLEAR INFORMATION (UCNI)

(a)                                  Documents originated by the subcontractor or furnished by the Government through KSL Services JV to the subcontractor in connection with this project may contain Unclassified Controlled Nuclear Information (UCNI) as defined in Section 148 of the Atomic Energy Act of 1954, as amended.  Therefore, the following limitation notice is stamped or typed on the cover of the documents:

“NOT FOR PUBLIC DISSEMINATION THIS DOCUMENT CONTAINS INFORMATION THAT MAY BE SUBJECT TO SECTION 148 OF THE ATOMIC ENERGY ACT, AS AMENDED.”

The subcontractor shall be responsible for protecting such information from unauthorized dissemination in accordance with DOE regulations, requirements, and instructions.

(b)                                 UCNI may only be made available to authorized individuals.  “Individuals” for purposes of this subcontract, means only U.S. citizens who have a need to know in the performance of official duties or DOE authorized activities and who are employees of the Government, employees of a Government contractor or subcontractors, or employees of a prospective Government contractor or subcontractor for the purpose of bidding on a Government contract.

(c)                                  All parties receiving UCNI shall be obliged under penalty of law to protect such information as required by 10 CFR 1017.17, such responsibility including but not limited to the following:

(1)           General

UCNI requires protection from unauthorized dissemination.  UCNI must be protected and controlled in a manner consistent with that customarily accorded other types of unclassified but sensitive information (e.g., proprietary business information, personnel, or medical records of employees, attorney-client information).  The subcontractor shall establish and maintain a system for the protection of UCNI in its possession or under its control that is consistent with the physical protection standards established in this section.  Each authorized individual or person granted special access to UCNI who receives, acquires, or produces UCNI or a document or material containing UCNI shall take reasonable and prudent steps to ensure that it is protected from unauthorized dissemination.

(2)           Protection in Use or Storage

An authorized individual or a person granted special access to UCNI shall maintain physical control over any document or material containing an UCNI notice that is in use so as to prevent unauthorized access to it.  When any document or material containing an UCNI notice is not in use, it must be stored in a secure container (e.g., locked desk or file cabinet) or in a location where access is limited (e.g., locked or guarded office or controlled access facility).

(3)           Reproduction

A document or material containing an UCNI notice may be reproduced to the minimum extent necessary consistent with the need to carry out official duties, without permission of the originator, provided that the reproduced document or material is marked and protected in the same manner as the original document or materials.

(4)           Destruction

A document of material containing an UCNI notice may be disposed of by any method that ensure sufficiently complete destruction to prevent its retrieval (provided that the disposal is authorized by the Archivist of the United States under 41 CFR 101-11.4 and by agency records disposition schedules).

(5)           Transmission

(A)                              A document or material containing an UCNI notice must be packaged to prevent disclosure of the presence of UCNI when transmitted by a means that could allow access to the document or material by a person who is not an authorized individual or a person granted special access to UCNI.  The address and return address must be indicated on the outside of the package.

(B)                                A document or material containing an UCNI notice may be transmitted by the following means:

(i)                                     U.S. first class, express, certified or registered mail;

(ii)                                  Any means approved for the transmission of classified documents or material;

(iii)                               An authorized individual or a person granted special access to UCNI when he or she can control access to the document or material being transmitted; or

(iv)                              Any other means determined by the Assistant Secretary for Defense Programs to be sufficiently secure.

(C)                                UCNI may be discussed or transmitted over an unprotected telephone or telecommunications circuit when required by operational .considerations.  More secure means of communication should be used whenever possible.

(6)           Automated Data Processing (ADP)

UCNI may be processed or produced on any ADP system that is certified for classified information or that complies with the guidelines of Office of Management and Budget Circular No.  A-71, “Security of Federal Automated Information Systems, or that has been approved for such use in accordance with the provisions of applicable DOE directives.

(7)           Civil Penalty

Any person who violates Section 148 of the Atomic Energy Act or any regulation or order of the Secretary issued under Section 148 of the Atomic Energy Act, including these regulations, is subject to a civil penalty.  The Assistant Secretary for Defense Programs may recommend to the Secretary imposition of this civil penalty, which shall not exceed $100,000 for each violation.

26.0        COLLECTIVE BARGAINING AGREEMENTS

(a)                                  When negotiating collective bargaining agreements applicable to the work force under this Subcontract, the Subcontractor shall use its best efforts to ensure such agreements contain provisions designed to assure continuity of services.  All such agreements entered into during the contract period of performance should provide that grievances and disputes involving the interpretation or application of the agreement will be settled without resorting to strike, lockout, or other interruption of normal operations.  For this purpose, each collective bargaining agreement should provide an effective grievance procedure with arbitration as its final step, unless the parties mutually agree upon some other method of assuring continuity of operations.  As part of such agreements, management and labor should agree to cooperate fully with the Federal Mediation and Conciliation Service.

(b)                                 The Subcontractor shall provide the KSL Services or the Government with copies of all collective bargaining agreements, including any amendments, supplements or modifications thereto, or any other bargaining agreements that arise during the course of this Subcontract and that apply to Subcontractor employees working under this Subcontract.

(c)                                  The Subcontractor is required to recognize existing bargaining representatives, and comply with existing Collective Bargaining Agreements as permitted by law.

27.0        LABOR RELATIONS

(a)                                  The Subcontractor will respect the rights of employees (i) to organize, form, join or assist labor organizations, bargain collectively through representatives of the employees’ own choosing, and engage in other protected concerted activities for the purpose of collective bargaining, and (ii) to refrain from such activities.

(b)                                 To the extent required by law, the Subcontractor shall give notice to any lawfully designated representatives of its employees for purposes of collective bargaining and, upon proper request, bargain to good faith impasses or agreement, or otherwise satisfy applicable bargaining obligations.

(c)                                  The Subcontractor shall promptly advise the Contract Administrator of, and provide all appropriate documentation regarding, any labor relations developments that involve or appear likely to involve:

(1)           Possible strike situations affecting the facility;

(2)           Referral to the Energy Labor-Management Relations Panel;

(3)           The National Labor Relations Board at any level;

(4)                                  Recourse to procedures under the Labor-Management Relations Act of 1947, as amended, or any other Federal or state labor law; or

(5)                                  Any grievance which may reasonably be assumed will be arbitrated under Collective Bargaining Agreement.

28.0        INDEMNIFICATION AND HOLD HARMLESS

(a)                                  The Subcontractor shall indemnify KSL Services JV, the University, the Government, and their agents and employees and shall hold them harmless from all claims and demands of third parties arising out of the Subcontractor’s, or any of its lower-tier subcontractors’ performance of this subcontract, to which KSL Services JV, the University, the Government, or their agents or employees may be subject by reason of any negligent acts, on the part of the Subcontractor, any of its lower-tier subcontractors, or their respective officers, agents, or employees; provided, however, where such claims and demands result from the negligence or willful misconduct of KSL Services JV, the University or its other subcontractors, or their respective employees, the Subcontractor’s liability for such claims and demands shall be in proportion to its and its lower-tier subcontractors’ share of fault in the events giving rise to the claim or demand.

(b)                                 The Subcontractor shall promptly notify KSL Services JV in writing of any claim or demand related to performance of this subcontract that the Subcontractor becomes aware of The Subcontractor shall cooperate with KSL Services JV and the University in the defense of claims and demands described in this clause.

29.0        INSURANCE

(a)                                  The Subcontractor shall provide and maintain during the entire period of performance of the subcontract insurance in amounts sufficient to cover the perils to which the Subcontractor is exposed and to protect KSL Services JV, the University’s and the Government’s interests, but, in no event less than the kinds and minimum amounts of insurance required by this clause and such other insurance as the Subcontract Administrator may require under this Subcontract.  The Subcontractor’s liability is not limited by the kinds and minimum amounts of insurance required by this clause.

(b)                                 Before commencing the subcontract work, the Subcontractor shall provide the Subcontract Administrator a copy of certificates or policies of insurance required by this clause.  These policies shall name KSL Services JV, the University of California and the U.S. Government as an additional Insured, provide a Waiver of Subrogation in favor of KSL Services JV, the University of California and the U.S. Government, and shall contain an endorsement to the effect that any cancellation or any material change adversely affecting KSL Services N interests shall not be effective—

(1)                                  For such period as the laws of the State in which this subcontract is to be performed prescribe; or

(2)                                  Until 30 days after the insurer or the Subcontractor gives written notice to the Subcontract Administrator, which ever period is longer.

(c)                                  The Subcontractor shall insert the substance of this clause, including this paragraph (c), in lower-tier subcontracts under this Subcontract.  The Subcontractor shall maintain copies of all subcontractors’ proofs of required insurance and shall provide copies to the Subcontract Administrator upon request.

(d)                                 Without in any way limiting Subcontractor’s liability hereunder, Subcontractor shall maintain the following insurance in form and with underwriters satisfactory to KSL Services JV:

(1)                                  Workers’ Compensation and Occupational Disease coverage as required by Federal and State law;

(2)                                  Employer’s Liability insurance of at least $100,000.

(3)                                  General Liability insurance for bodily injury written on a comprehensive form of policy of at least $500,000 per occurrence;

(4)                                  Automobile Liability insurance written on a comprehensive form of policy providing for minimum coverage in the amounts of $200,000 per person and $500,000 per occurrence for bodily injury and of $20,000 per occurrence for property damage in connection with the operation of all automobiles used in connection with subcontract performance.

(5)                                  Professional Liability insurance with an amount no less than $1,000,000 if the Subcontract is for professional services such as those performed by doctors, lawyers, and architect-engineers or as required by the Subcontract Administrator.

30.0        UNIVERSITY’S RIGHT TO OFFSET

KSL Services JV may collect any amount determined by the KSL Subcontract Administrator to be owed to KSL Services JV or the University by the Subcontractor by offsetting the amount against any payment due to the Subcontractor under any subcontract it has , with KSL Services JV or the University issued pursuant the University’s contract with DOE for management and operation of LANL.  Any challenge to the amount of an offset under this clause shall be resolved under the Disputes clause of this subcontract.

31.0                        ALTERATION OF CLAUSE ENTITLED “STATE OF NEW MEXICO GROSS RECEIPTS AND COMPENSATING TAX”.  FAR 52.229-10

Change all references to “Type 15 NonTaxable Transaction Certificate” in the clause entitled “State of New Mexico Gross Receipts and Compensating Tax” to “Type 5 NonTaxable Transaction Certificate, Resale of Services” or the applicable Type of Certificate as required by the State of New Mexico.

32.0        ACCESS TO AND OWNERSHIP OF RECORDS

(a)                                  Government-owned records.  Except as provided in paragraph (b) of this clause, all records acquired or generated by the Subcontractor in its performance of this subcontract shall be the property of the Government -and shall be delivered to the Government or otherwise disposed of by the Subcontractor either as the Contract Administrator may from time to time direct during the progress of the work or, in any event, as the Contract Administrator shall direct upon completion or termination of the subcontract.

(b)                                 Subcontractor-owned records.  The following records are considered the property of the Subcontractor and are not within the scope of paragraph (a) of this clause.

(1)                                  Employment-related records (such as workers’ compensation files; employee relations records, records on salary and employee benefits; drug testing records, labor negotiation records; records on ethics, employee concerns, and other employee-related investigations conducted under an expectation of confidentiality; employee assistance program records; and personnel and medical health-related records and similar files), and non-employee patient medical/health related records, except for those records described by the contract as being maintained in Privacy Act systems of records.

(2)                                  Confidential contractor financial information, and correspondence between the contractor and other segments of the contractor located away from the Government facility (i.e., the Subcontractor’s corporate headquarters);

(3)                                  Records relating to any procurement action by the Subcontractor, except for records that under the DEAR 970.5232-3 clause entitled, Accounts, Records, and Inspection, are described as the property of the Government; and

(4)                                  Legal records, including legal opinions, litigation files, and documents covered by the attorney-client and attorney work product privileges; and

(5)                                  The following categories of records maintained pursuant to the technology transfer clause of this contract:

(i)                                     Executed license agreements, including exhibits or appendices containing information on royalties, royalty rates, other financial information, or commercialization plans, and all related documents, notes and correspondence.

(ii)                                  The Subcontractor’s protected Cooperative Research and Development Agreement (CRADA) information and appendices to a CRADA that contain licensing terms and conditions, or royalty or royalty rate information.

(iii)                               Patent, copyright, mask work, and trademark application files and related contractor invention disclosures, documents and correspondence, where the Subcontractor has elected rights or has permission to assert rights and has not relinquished such rights or turned such rights over to the Government.

(c)                                  Subcontract completion or termination.  In the event of completion or termination of this subcontract, copies of any of the Subcontractor-owned records identified in paragraph (b) of this clause, upon the request of the Government; shall be delivered to the Government or its designees, including successor contractors.  Upon delivery, title to such records shall vest in the Government .or its designees, and such records shall be protected in accordance with applicable federal laws (including the Privacy Act), as appropriate.

(d)                                 Inspection, copying, and audit of records.  All records acquired or generated by the Subcontractor under this subcontract in the possession of the Subcontractor, including those described at paragraph (b) of this clause, shall be subject to inspection, copying, and audit by the Government or its designees at all reasonable times, and the Subcontractor shall afford the Government or its designees reasonable facilities for such inspection, copying, and audit; provided, however, that upon request by the Contract Administrator, the Subcontractor shall deliver such records to a location specified by the Contract Administrator for inspection, copying, and audit: The Government or its designees shall use such records in accordance with applicable federal laws (including the Privacy Act), as appropriate.

(e)                                  Applicability Paragraphs (b), (c), and (d) of this clause apply to all records without regard to the date or origination of such records.

(f)                                    Records retention standards.  Special records retention standards, described at DOE Order 200.1, Information Management Program (version in effect on effective date of subcontract), are applicable for the classes of records described therein, whether or not the records are owned by the Government or the Subcontractor.  In addition, the Subcontractor shall retain individual radiation exposure records generated in the performance of work under this subcontract until the Government authorizes disposal.  The Government may waive application of these record retention schedules, if, upon termination or completion of the subcontract, the Government exercises its right under paragraph (c) of this clause to obtain copies and delivery of records described in paragraphs (a) and (b) of this clause.

(g)                                 Subcontracts.  The Subcontractor shall include the requirements of this clause in all subcontracts that are of a cost-reimbursement type if any of the following factors is present:

(1)                                  The value of the subcontract is greater than $2 million (unless specifically waived by the Contract Administrator);

(2)                                  The Contract Administrator determines that the subcontract is, or involves, a critical task related to the subcontract; or

(3)                                  The subcontract includes 48 CFR 970.5223-1, Integration of Environment, Safety, and Health into Work Planning and Execution, or similar clause.

33.0        ALLOWABLE COST AND PAYMENT

(a)           Invoicing.

(1)                                  KSL Services N will make payments to the Subcontractor in accordance with the Prime Subcontract between KSL Services JV, the University and this clause.

(2)                                  Subcontract financing payments are not subject to the interest penalty provisions of the Prompt Payment Act.  Interim payments made prior to the final payment under the subcontract are contract financing payments.

(3)                                  In the event that the University requires an audit or other review of a specific payment to ensure compliance with the terms and conditions of the subcontract, the KSL Services JV may withhold payment for the cost in question.

(b)           Reimbursing costs.

(1)                                  For the purpose of paying allowable costs (except as provided in paragraph (b)(2) of this clause, with respect to pension, deferred profit sharing, and employee stock ownership plan contributions), the term “costs” includes only

(i)                                     Those recorded costs that, at the time of the request for reimbursement or withdrawal from the Special Financial Institution Account, the Subcontractor has paid by cash, check, or other form of actual payment for items or services purchased directly for the contract;

(ii)                                  When the Subcontractor is not delinquent in paying costs of subcontract performance in the ordinary course of business, costs incurred, but not necessarily paid, for

(A)                              Supplies and services purchased directly for the subcontract and associated financing payments to lower tier subcontractors, provided payments will be made

(1)                                  In accordance with the terms and conditions of a lower tier subcontract or invoice; and

(2)                                  Ordinarily prior to the submission of KSL Services ‘IV next monthly certified invoice to the University;

(B)                                Materials issued from the Subcontractor’s inventory and placed in the production process for use on the subcontract;

(C)                                Direct labor;

(D)                               Direct travel;

(E)                                 Other direct in-house costs; and

(F)                                 Properly allocable and allowable indirect costs, as shown in the records maintained by the Subcontractor for purposes of obtaining reimbursement under the subcontract;

(iii)                               The amount of financing payments that have been paid by cash, check, or other forms of payment to lower-tier subcontractors.

(2)                                  Accrued costs of Subcontractor contributions under employee pension plans shall be excluded until actually paid unless

(i)            The Subcontractor’s practice is to make contributions to the retirement fund quarterly or more frequently; and

(ii)           The contribution does not remain unpaid 30 days after the end of the applicable quarter or shorter payment period (any contribution remaining unpaid shall be excluded from the Subcontractor’s indirect costs for payment purposes).

(3)           Notwithstanding the audit and adjustment of invoices or vouchers under paragraph (e) of this clause, allowable indirect costs under this subcontract shall be obtained by applying indirect cost rates established in accordance with paragraph (c) of this clause.

(4)           Any statements in specifications or other documents incorporated in this subcontract by reference designating performance of services or furnishing of materials at the Subcontractor’s expense or at no cost to the University or the Government shall be disregarded for purposes of cost-reimbursement under this clause.

(c)            Final indirect cost rates.

(1)                                  Final annual indirect cost rates and the appropriate bases shall be established in accordance with Subpart 42.7 of the Federal Acquisition Regulation (FAR) in effect for the period covered by’ the indirect cost rate proposal.

(2)                                  (i)            The Subcontractor shall submit an adequate final indirect cost rate proposal to KSL Services JV within the 6-month period following the expiration of each of Government’s fiscal years.  Reasonable extensions, for exceptional circumstances only, may be requested in writing by the Subcontractor through KSL Services N and granted in writing by the Contract Administrator.  The Subcontractor shall support its proposal with adequate supporting data.

(ii)           The proposed rates shall be based on the Subcontractor’s actual cost experience for that period.  The Contract Administrator and the Subcontractor shall establish the final indirect cost rates as promptly as practical after receipt of the Subcontractor’s proposal.

(3)                                  The Subcontractor and Contract Administrator shall execute a written understanding setting forth the final indirect cost rates.  The understanding shall specify

(i)            the agreed-upon final annual indirect cost rates,

(ii)           the bases to which the rates apply,

(iii)                               the periods for which the rates apply,

(iv)                              any specific indirect cost items treated as direct costs in the settlement, and

(v)                                 the affected subcontract, identifying any with advance agreements or special terms and the applicable rates.  The understanding shall not change any monetary ceiling, subcontract obligation, or specific cost allowance or disallowance provided for in this subcontract.  The understanding is incorporated into this subcontract upon execution.

(4)                                  Failure by the parties to agree on a final annual indirect cost rate shall be a dispute within the meaning of the Disputes clause.

(5)                                  Within 120 days (or longer period if approved in writing by the Contract Administrator) after settlement of the final annual indirect cost rates for all years of a physically complete subcontract, the Subcontractor shall submit to KSL Services JV a completion invoice or voucher to reflect the settled amounts and rates.

(6)                                  (i)            If the Subcontractor fails to submit a completion invoice or voucher to KSL Services JV within the time specified in paragraph (c)(5) of this clause, the Contract Administrator may

(A)                              Determine the amounts due to the Subcontractor under the subcontract; and

(B)                                Record this determination in a unilateral modification to the subcontract.

(ii)                                  This determination constitutes the final decision of the Contract Administrator in accordance with the Special Conditions, Paragraph 29, entitled “Disputes.

(d)                                 Billing rates.  Until final annual indirect cost rates are established for any period, the Government shall reimburse the Subcontractor at billing rates established by the Contract Administrator or by an authorized representative (the cognizant auditor), subject to adjustment when the final rates are established.  These billing rates-

(1)                                  Shall be the anticipated final rates; and

(2)                                  May be prospectively or retroactively revised by mutual agreement, at either party’s request, to prevent substantial overpayment or underpayment.

(e)                                  Audit.  At any time or times before final payment, the Contract Administrator may have the Subcontractor’s invoices or vouchers and statements of cost audited.  Any payment may be—

(1)                                  Reduced by amounts found by the Contract Administrator not to constitute allowable costs; or

(2)                                  Adjusted for prior overpayments or underpayments.

(f)                                    Final payment.

(1)                                  Upon approval of a completion invoice or voucher submitted by the Subcontractor in accordance with paragraph (c)(5) of this clause, and upon the Subcontractor’s compliance with all terms of this subcontract, the University shall promptly pay any balance of allowable costs and that part of the fee (if any) not previously paid.

(2)                                  The Subcontractor shall pay to KSL Services JV any refunds, rebates, credits, or other amounts (including interest, if any) accruing to or received by the Subcontractor or any assignee under this subcontract, to the extent that those amounts are properly allocable to costs for which the Subcontractor has been reimbursed by KSL Services JV from the University.  Reasonable expenses incurred by the Subcontractor for securing refunds, rebates, credits, or other amounts shall be allowable costs if approved by the Contract Administrator.  Before final payment under this subcontract, the Subcontractor and each assignee whose assignment is in effect at *the time of final payment shall execute and deliver

(i)                                     An assignment to the Government, in.  form and substance satisfactory to the Contract Administrator, of refunds, rebates, credits, or other amounts (including interest, if any) properly allocable to costs for which the Subcontractor has been reimbursed by KSL Services JV, the University, or government under this subcontract; and

(ii)                                  A release discharging KSL Services JV, the University and the Government, its officers, agents, and employees from all liabilities, obligations, and claims arising out of or under this subcontract, except

(A)                              Specified claims stated in exact amounts, or in estimated amounts when the exact amounts are not known;

(B)                                Claims (including reasonable incidental expenses) based upon liabilities of the Subcontractor to third parties arising out of the performance of this subcontract; provided, that the claims are not known to the Subcontractor on the date of the execution of the release, and that the Subcontractor gives notice of the claims in writing to KSL Services JV, within 6 years following the release date or notice of final payment date, whichever is earlier; and

(C)                                Claims for reimbursement of costs, including reasonable incidental expenses, incurred by the Subcontractor under the patent clauses of this subcontract, excluding, however, any expenses arising from the Subcontractor’s indemnification of KSL Services JV, the University or the Government against patent liability.

34.0        FIXED FEE

(a)                                  KSL Services JV shall pay the Subcontractor for performing this subcontract the fixed fee specified in Exhibit B Pricing Schedule.

(b)                                 Payment of the fixed fee shall be made as specified in the Schedule; provided that after payment of 85 percent of the fixed fee, KSL Services JV may withhold further payment of fee until a reserve is set aside in an amount that KSL Services JV considers necessary to protect the Government and KSL Services JV interest.  This reserve shall not exceed 15 percent of the total fixed fee or $100,000, whichever is less.  KSL Services JV shall release 75 percent of all fee withholds under this subcontract after receipt of the certified final indirect cost rate proposal covering the year of physical completion of this subcontract, provided the Subcontractor has satisfied all other subcontract terms and conditions, including the submission of final patent and royalty reports, and is not delinquent in submitting final vouchers on prior years’ settlements.  KSL may release up to 90 percent of the fee withholds under this contract based on the Subcontractor’s past performance related to the submission and settlement of final indirect cost rate proposals with the Government.

Attachment 1

KSL Statement of Work

This Statement of Work (SOW) establishes the general scope of work for the Support Services Subcontractor (SSS) responsible for providing the management, administrative, and technical functions and expertise necessary for the effective and timely delivery of facility support services to Los Alamos National Laboratory.  The Subcontractor shall perform all work requirements in accordance with the contract documents and with the Laboratory, Department of Energy (DOE), and other specified policies, directives, and laws.

The Subcontractor shall comply with all applicable Laws, Laboratory Performance Requirements (LPR), Laboratory Implementing Requirements (LIR), Notices, Alerts, and Urgent Memorandums in the performance of the following.  Statement of Work.

Management and Administration

General

The primary purpose of Management and Administration activities under this subcontract is to support the Subcontractor’s service functions performed in fulfillment of this SOW.  Therefore, Subcontractor management and administration functions will be performed in accordance with procedures and policies developed and maintained by the Subcontractor, and will provide the Laboratory and the Subcontractor assurance that applicable codes, standards (including Laboratory standards), regulations, and objectives are recognized, and objectives are achieved in the performance of the services provided.  Data and reports will be provided consistent with standing practices and evolving needs.  Providing economic stability, community economic development opportunities, and being a good corporate citizen are important to Northern New Mexico (NNM) and the University.  The Subcontractor will be expected to become a vital part of northern New Mexico communities through a variety of means, and to plan and implement business decisions and practices that contribute in meaningful and measurable ways to regional economic development.

Financial Management

The Subcontractor will budget for, accumulate, control, and provide reporting’ systems for all costs (labor, materials, overhead, etc.) and government property associated with subcontract activities.  The Subcontractor shall manage and maintain a financial management system in accordance with GAAP that provides timely and accurate cost data; provides for comparison of these costs with budget forecasts; provides rationale for deviation, variance analyses, and other supporting data; and integrates with Laboratory systems.  The Subcontractor shall reconcile: 1) the Laboratory’s monthly cost transfer to the Subcontractor, accounting for all equipment, material, rental, and service charges; and 2) daily electronic receipt transactions and exception processing between the Subcontractor’s financial system and the Laboratory’s financial system.

The Subcontractor will maintain a separate and distinct set of accounts, records, documents, and other .  evidence showing and supporting all costs incurred, revenues, or other applicable credits, and the receipt, use, and disposition of all government property coming into the possession of the

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Subcontractor under this subcontract.  The Subcontract shall comply with the requirements associated with the accounting, billing, and transfer activities of a DOE Integrated Contractor.

The system of accounts maintained shall be subject to the approval of the Laboratory and shall conform to generally accepted accounting principles and to requirements outlined in the DOE Accounting Practices and Procedures Handbook that are applicable to Integrated Contractors of the DOE.

The Laboratory shall provide to the Subcontractor adequate computer links, equipment and software to access the Laboratory’s Financial Management Information System.  (FMIS).  The Laboratory shall provide to the Subcontractor all necessary software to accomplish the accrual and transmission of cost and budgetary.  data.  At the appropriate time each year, and as major changes occur, the Subcontractor will petition various Laboratory entities to obtain the volume of services expected to be required.  Laboratory personnel will provide their best estimate, which will be validated by the Laboratory Contract Administrator.  The Subcontractor shall be responsible for formulating (and reviewing with the Laboratory) budgets that include general estimates of the work volume in each major activity and proposed overhead budgets and rates for the ensuing year.

The Subcontractor will provide to the Laboratory financial reports, data, and records that will permit the DOE and the Laboratory’s organizations to integrate Subcontractor’s costs into the Laboratory’s financial management system on a .  daily basis.  This information shall be submitted electronically, so that costs are accumulated and reported in accordance with Laboratory requirements.  As a minimum, the Subcontractor will provide the following deliverables: 1) Accounts Receivable Aging Report; 2) Voucher Accounting for Net Expenditures Accrued; 3) Financial Statements and Narrative Analysis; 4) Cost Report Form 1081 - Modified Billing Balance Sheet and Trial Balance; 5) DOE Form 325 Transfer Vouchers; 6) DOE Expense Report No.  703, GL35; 7) Subcontractor’s Report 07C Operating Statement; and 8).  Detailed Transfers/Activities Cost Report.

Human Resources

The Subcontractor shall manage and administer a human resources program that enhances achievement of the Subcontractor’s mission, promotes diversity, employee development, and contributes to improved utilization and productivity of personnel.  The Subcontractor shall perform the following:

1.                                       Implement and manage a program and appropriate policy and procedure for human resources that includes the following elements:

•              Compensation for non-represented employees;

•              Fringe benefits and other benefits for non-represented employees;

•              Labor-management relations;

•              Affirmative Action and Equal Employment Opportunity;

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•              Recruitment, selection, placement, utilization, development, and advancement;

•              Counseling, rehabilitation, complaint resolution, and discipline.;

•              Training;

•              Substance abuse policy:

•              Employee performance appraisal and monitoring;

•              Management/employee communication;

•              Periodic medical examinations and physicals;

•              Workforce restructuring plans (per Section 3161 of the Defense Authorization Act); and

•              Workers’ compensation administration.

2.             Submit for approval by August 15th of each year, an annual salary fund proposal for implementation during the ensuing fiscal year.  The purpose of this proposal is to establish wage and salary increases for both merit and promotional reasons for non-represented personnel.  This request shall include a proposed budget and distribution plan supported by relevant market data and analysis, the contents of which shall have been previously approved by the Laboratory.

3.             Submit for approval any changes to employee’s benefits packages that adversely affect the direct mark of labor costs paid by LANL.

4.             Disclose all facts and circumstances concerning any labor matters ( including, but not limited to, charges/complaints/representation issues) involving the National Labor Relations Board (NLRB), litigation in any court, grievances, workers’ compensation cases, arbitration cases, and labor issues that have the potential for site-wide or DOE system-wide impacts, and any threatened or potential labor stoppages.

5.             Utilize and support Department of Labor apprenticeship and training programs and local union training efforts.

6.             Maintain automated training and qualification records for Subcontractor personnel, make the information available on the Laboratory’s integrated training and certification database (the Employee.  Development System, or EDS), and ensure that personnel are qualified to perform assigned tasks.  .

Environment, Safety, and Health

The Subcontractor shall manage, implement, support, and continuously improve an Environment, Safety and Health (ES&H) program that is in compliance with all governing laws and Laboratory requirements; satisfies LANL facility and programmatic needs; strives to eliminate injuries and reduce adverse environmental and health impacts; proactively conforms to applicable regulations; conserves natural resources; and is responsive to the public’s expectations

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for safety and for protection of the environment.  At a minimum the program must provide for environmental protection and pollution prevention at the Federal norm and ensure the health and safety of workers, the Laboratory workforce, and the public arising from the activities encompassed by this SOW.  The Subcontractor performs services and activities in Laboratory-operated facilities or locations.  In these situations Subcontractor personnel may be exposed to hazards not normally encountered in routine construction and maintenance (e.g., ionizing radiation, radioactive contamination, lasers, hazardous and toxic chemicals, high pressure, stored high voltage; high explosives, and often unidentified site hazards associated with an aging facility).  The Subcontractor’s program must recognize these possibilities and must provide the necessary Laboratory support and accommodate all interfaces required between the Subcontractor and the Laboratory’s established ES&H program.

Quality

The Subcontractor shall develop, implement, and manage a comprehensive Quality Management program consisting of two key elements: (1) a quality assurance component for formality of operations and assurance where appropriate, and (2) a quality improvement component to facilitate customer satisfaction by enhancing work processes and continually improving on quality, cost, and cycle time in all operations.

The level of rigor associated with Quality Assurance should vary depending upon associated Laboratory requirements; the consequence of failure associated with the activity, the facilities where the work is being performed (nuclear and non-nuclear), and the nature of the work itself.  The Subcontractor’s Quality Assurance (QA) and Quality Control (QC) plans and programs must be tailored to meet the varying needs of the Laboratory organizations it services and reinforce configuration management and conduct of operations principles.  Quality improvement principles should be employed in all aspects of the Subcontractor’s operations to identify and improve cost, cycle time, and customer satisfaction.  Subcontractor activities should reflect process consistency and formality and demonstrate statistical control.

Work Management

The Subcontractor shall implement and maintain a work management process that provides for orderly and efficient processing of work.  This process shall provide the estimating, scheduling, load leveling, materials management, and controls for both centralized and decentralized work.  Work management” processes will comply with the Laboratory’s Work Control LIR.

Information and Data Management

The Subcontractor shall perform information and data management functions necessary to operate, maintain, modify, or introduce information systems supporting Subcontractor functions, such as payroll, financial accounting, data and reports, performance measures, and other necessary activities.  The Subcontractor shall assist, when re quested by the Laboratory, in managing the facility data and information systems support effort.  The policies, standards, and procedures shall meet generally accepted industry practices, and resulting systems will be compatible with and interface effectively and efficiently with the Laboratory’s automated systems, including the computerized maintenance management system (CMMS).  On-site

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systems shall be modified or replaced consistent with the Laboratory’s Information Architecture standards.  Particular emphasis shall be placed on accuracy and auditability of data.  Where appropriate, databases shall be established and maintained in a manner that permits access by the Laboratory.

Security

The Subcontractor shall establish, implement, and manage an operational security program that incorporates employee security awareness and human reliability, including the safeguarding of government property, information, facilities, and equipment in accordance with applicable policies, orders, and regulations.  The Subcontractor shall maintain a program for management and operation of the Laboratory Lock-shop and the Laboratory’s bulk classified document destruction facility that meets DOE and Laboratory requirements.  When requested, the Subcontractor shall also provide expeditious assistance to the Security & Safeguards Special Projects Office and the Los Alamos Police Department in conducting inquiries and/or investigations into criminal or illegal activity including, but not limited to, providing documents, arranging employee interviews, and providing personnel information.

Procurement

The Subcontractor shall provide procurement capability in support of Subcontractor material and service requirements to meet specific programmatic and project requirements at the lowest practicable cost to the Laboratory.  The Laboratory provides Just In Time (JIT) and blanket contracts to support Laboratory and Subcontractor material requirements as well as a full suite of procurement-related services.  All items acquired through Laboratory procurement services will be charged to the Subcontractor, who, in turn will charge the customer.  The Subcontractor and the Laboratory will coordinate contract makeup, coverage, usage, item identification, and electronic catalog files and updates on JIT contracts that support the Subcontractor’s specific needs.  The Subcontractor shall maintain coordination of the electronic interface for transmission of orders for JIT, direct purchase, purchase cards, local vendor agreements, TIPS and stores issues.

Property Management

The Subcontractor shall be responsible and accountable for all government property in the Subcontractor’s possession.  Responsibility includes maintaining, administering, warehousing, controlling, and annually reconciling all assigned government property and may involve reimbursement for property losses under.  circumstances within the control of the Subcontractor.  The Subcontractor shall provide the Laboratory, through established data deliverables the financial accountability reports on excess equipment transferred to the Subcontractor for reutilization and disposal.  The Subcontractor shall submit monthly status reports for 1) property numbered, controlled, or sensitive items, or 2) expense items that are not otherwise property numbered, controlled, or sensitive that were previously reports as suspected theft, lost, damaged.

The Laboratory, either directly or through the Subcontractor on a cost reimbursable basis, will provide all government Furnished Property (GFP), including special and general tools, equipment, materials, and facilities (except as may be stated and agreed to elsewhere), to support

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the subcontract effort, all of which must be appropriately controlled by the Subcontractor.  The Subcontractor shall report to the Laboratory all cases of theft, loss, or destruction of or damage to government property in the Subcontractor’s possession or control within 24 hours of knowledge of the incident.

Property Disposal

The Subcontractor shall maintain, and where possible, improve reutilization/recycle/resale/destruction processes for excess government equipment and materials released to the Subcontractor.  The Subcontractor’s responsibilities include receiving or picking up excess Laboratory property, and maintaining, administering, and controlling it as it is either reused, recycled, resold, or destroyed.  Services encompass high-risk property items.  High-risk property is considered to be that property which could pose risks to the public  environment, or the national security interests or proliferation concerns of the United States.  The Subcontractor shall ensure proper handling, documentation, and compliance with Department of Transportation requirements for property during transport, receiving, and storage to ensure protection from damage, destruction, or theft.

Maintenance

The Subcontractor shall provide appropriately trained and qualified personnel for broad range of preventive, predictive, and corrective maintenance services for government Real Property and Installed Equipment (RPIE) at the Laboratory.  The general requirements of this section also includes buildings, facilities, and equipment associated with the operation, transmission, distribution, or generation of utilities services, and should be considered in conjunction with 4.4, Utilities Operations and Maintenance.  In scope services and expectations shall include those defined in DOE 0 433.1 and maintenance-related Laboratory LPRs and LIRs.

Small Projects and Decommissioning

The Subcontractor shall provide installation, alteration, engineering, and construction services to the Laboratory.  These services are generally defined as expense funded facility and infrastructure projects and encompass a wide range of activities, from minor (less than $2,000) tasks to larger renovations, alterations, equipment installations, and new construction (which may involve asbestos abatement and related issues).  This work scope includes demolition.  and decommissioning activities that may include radiological and/or hazardous contaminants.

In executing these activities it is incumbent upon the Subcontractor to achieve the lowest practicable costs, prompt delivery of services, consistent quality, and acceptable levels of risk to the worker, public, and environment.

Utilities Operations and Maintenance

The Subcontractor shall operate and maintain the DOE-owned utility systems at the Laboratory, including on-site electric production, electric transmission and distribution, water distribution, sanitary wastewater collection and treatment, steam production and distribution, and natural gas distribution.  The Subcontractor shall operate the Power Control Dispatch Center 24 hours/day 7 days/week.  The Subcontractor shall provide personnel to respond and evaluate after-hours

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trouble calls and arrange for repair personnel, if required.  Primary and secondary utility as-built mapping shall also be provided.  The services shall include such elements as sales and billing, operation maintenance, alterations, repairs, upgrading, and budgeting.  In providing these services, the Subcontractor shall comply with the Laboratory standards; all applicable federal, state and local laws, codes and regulations; applicable DOE Orders; and acceptable utility practices.

The Subcontractor should strive to efficiently and effectively manage., operate, monitor, and extend the useful life of the utility systems while meeting the stated performance criteria for each utility.

Facility and Infrastructure Improvements

Upon request by the Laboratory, the Subcontractor shall review and submit proposals to enter into Subcontractor/third-party financed projects that increase efficiency and reduce ongoing operational, commodity, and maintenance costs.  Examples of potential projects include facilities and infrastructure such as electrical, steam, heating, lighting, motor control, and HVAC systems.  Specific initiatives, if requested, negotiated and approved by the Laboratory and the Subcontractor, would be paid for from the annual savings generated after completion of the project.  Projects are typically fixed price, generate guaranteed savings, and are accounted for separately from the balance of this Subcontract.

Engineering Services

In support of its responsibilities in executing this SOW, the Subcontractor shall maintain an architectural, engineering, design and land surveying capability as well as material testing, inspections, and geotechnical evaluations and provide these professional services to its own organizations and the Laboratory when requested.

As-Built Services

The Subcontractor shall provide as-built drawing services to the Laboratory for existing structures and systems.  A complete set of records associated with the physical plant, systems, and equipment does not uniformly exist for all Laboratory facilities.  The Subcontractor is responsible for providing services as.  requested by the Laboratory to establish the as-built condition.  The work involves records research, field survey and verification, drawing/information development, field labeling, discrepancy resolution, and configuration management: Where applicable, the Subcontractor shall use a computer-aided design (CAD) and Geographic Information System (GIS) that is compatible with Laboratory Standard systems and that ensure efficient inter-operability.  Facility Inspections and Condition Assessments

The Subcontractor shall provide facility inspection services to document existing conditions of Laboratory structures, systems, and components.  Upon request, the Subcontractor shall inspect facilities and integral components and system elements to identify and document all architectural, civil, structural, mechanical, and electrical deficiencies, including a thorough evaluation of the overall facility and the estimated cost to repair and total replacement cost.  Where applicable, the Subcontractor shall provide qualified inspectors, certified by International Conference of Building Officials (ICBO) in their discipline as a minimum qualification.

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Fabrication Support

The Subcontractor shall fabricate, paint, and ship items/structures in accordance with plans and specifications provided by the Laboratory.  Typical Laboratory and Subcontractor projects include equipment racks, wire rope harnesses, and other specially fabricated materials required for the Laboratory’s test program at the Nevada Test Site (NTS).  Most of the work is in direct support of the DX Division programs.  In accomplishing the tasks outlined in this section, the Subcontractor shall comply with established standards of the American Society of Testing Materials (ASTM), standards of the American Welding Society (AVVS), and Laboratory requirements.  The Subcontractor shall provide qualified welders and machinists to complete all fabrication requirements.

The Subcontractor shall establish and implement quality assurance procedures that address at least the following:

1.                                       Maintenance of inventory and segregated storage and issue areas for all metals and other NTS support material

2.                                       Audit procedures that allow material-tracking from source to final assembly and checkout

3.                                       Verification of material composition

4.                                       Source certification of material composition

5.                                       Calibration requirement for pull test facility

6.                                       Welders, machinists, crane operators, and other equipment personnel

7.                                       Nondestructive test and inspections

8.                                       Source inspection of specialty items such as wire rope sockets.

Waste Removal and Special Custodial Services

The Subcontractor shall provide removal, handling, and disposition services for normal building waste, source separated materials destined for recycling, radioactive waste, and high-explosive contaminated waste.  Tasks encompassed in this area include the provision of the necessary equipment, material, and trained.  and certified personnel to provide clean-up services involving radioactive and non-radioactive spills.  The Subcontractor shall perform a variety of general and special services for waste removal that include, but are not limited to, the disposal of regular non-contaminated building waste, possible high-explosive contaminated waste, low-level radioactive contaminated waste, and recyclable scrap metal.

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The Subcontractor is responsible for the collection and disposal Laboratory generated solid wastes (of an office and industrial nature typical of a large research and development complex).  Non-contaminated solid waste is disposed of at the Los Alamos County operated sanitary landfill, where it is weighed and costs recorded.  In addition, exceptional materials such as radioactive, blood pathogen and other biological waste in small quantities may require collection, packaging, and disposal.  The removal of these waste materials is the responsibility of the Subcontractor.  The Subcontractor shall.  provide routine custodial services to typical office and general industrial facilities, as well as special custodial services in buildings requiring special services including clean-up of beryllium, blood and blood-borne pathogens, lead, tritium, and decontamination of radioactive controlled areas.

Transportation

The Subcontractor shall manage a vehicle management and maintenance program for the DOE fleet, which includes a variety of heavy equipment in various locations.  This includes performance of all phases of vehicle acquisition, maintenance, repair, inspection, and documentation on a wide variety of motor vehicles and heavy equipment including sedans, buses, emergency vehicles such as ambulances and fire protection vehicles, wreckers, protective force vehicles, and other vehicles as designated by the Laboratory.

The Subcontractor shall also maintain a storage and alternate warehousing operation (as necessary) for the receipt, storage, issue, safekeeping, and protection of automotive and heavy equipment parts and tires; operate, administer, and maintain a used-oil recycling facility in accordance with all applicable environmental and safety requirements; manage the acquisition and disposal of Laboratory, DOE, Subcontractor, and other vehicles not otherwise provided for and disposed of by GSA; operate and be certified as a DOT carrier under Interstate Regulations, in accordance with 49 CFR and Federal Motor Carrier Safety Regulations; and provide (directly or via others) a professional, on-site taxi service that provides services on-site and off-site (as required) including Los Alamos County, Espanola, Santa Fe, and Albuquerque.

Roads

The Subcontractor shall develop, implement, maintain, and continuously improve a maintenance program to inspect, maintain (routine and emergency)., and improve Laboratory roads, associated infrastructure, and traffic controls, including dirt roads, fire roads, and dirt structures; curbs and gutters, and sidewalks; traffic signals; paved roads, parking lots, and asphalt/concrete structures; traffic-related signs and markers, TA signs and “No Trespassing” signs; bridges; guardrails; and barricades.  Snow and ice control is also included. in the scope of work.  The Subcontractor shall also provide for the operation of the asphalt plant (or outsource product) and any and all equipment, labor, and materials necessary for paving and general asphalt work.

The Subcontractor shall perform all work in accordance with applicable standards, including: 1) Manual on Uniform Traffic Control Devices; 2) Standard Specifications for Highway and Bridge Construction, published by the New Mexico State Highway and Transportation Department; and 3) Traffic Signal Installation and Maintenance Manual.  East Jemez Road, West Jemez Road, West Road, Diamond Drive, and Pajarito Road are all open to the public and heavily used, therefore, it is mandatory that these roads, in particular, be maintained to State and County

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standards to ensure the safety and well being of motorists and pedestrians, While not designated public, all paved roads and. parking lots must be maintained to minimum acceptable safety standards.

Grounds

The Subcontractor shall provide general landscaping maintenance services, operation and maintenance of irrigation systems, grounds trash pickup, maintenance of exterior wood structures such as decks and planters, benches, vegetation and pest control services, erosion control, storm drain maintenance, and fence and gate maintenance across the Laboratory’s facilities.  Inherent in this work scope is the expectation that the Subcontractor will place a high priority on reducing water usage and minimizing costs through innovative maintenance practices and use of native landscaping, xeriscaping, and other specialized grounds management techniques where appropriate.

Fire Protection

The Subcontractor shall provide program management, administrative, and technical support and personnel necessary to support the Laboratory’s fire protection systems and satisfy regulatory requirements and obligations.  In scope services include inspection, test, and maintenance (ITM), and documentation of a wide variety of systems and components, and include all fixed fire suppression systems and appurtenances, fire initiating device systems (automatic and manual), occupant notification and devices, fire control panels, and associated wiring to the interface with the Central Alarm system receiving equipment.  The work also includes the maintenance of fire extinguishers installed in buildings and mobile units as designated by the Laboratory and kitchen hood suppression systems.

The Subcontractor shall provide dedicated, trained, and qualified workforce to perform ITM and repair of all fire protection systems and components.  The Subcontractor shall provide and maintain fire protection databases and records including (a) building inventory, (b) systems inventor, (c) fire control panel inventory, (d) fire control panel zone information, (e) fire control valve inventory (continuing the existing numbering system), and (f) fire hydrant inventory and numbering.

DOE Orders applicable to these fire protection requirements include 5480.7a, 4330.4b, and 6430.1a.  In addition, Laboratory maintenance policy documents and National Fire Protection Association (NFPA) Inspection, Testing and Maintenance codes are applicable and shall be followed in performing this work, including NFPA Standards 12, 12a., 13, 15, 16a, 17, 20, 25, 70, 72, 80, 90A and 221.

Transformation and Process Improvement

Purpose and Scope

As part of the Site Support Services Contract, the Subcontractor will establish a Transformation Office responsible for identifying and implementing significant process improvements to increase service effectiveness and cost efficiency at LANL.  The transformation effort will evaluate current business practices and identify significant changes in doing business that will

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optimize facility management cost-effectiveness, efficiency, safety, and security.  The Subcontractor will match SSS structure, procedures, processes and policies with the on-going LANL realignment of FMUs.

Within 90 days of contract commencement, the subcontractor will submit to LANL a Transformation Plan that fully evaluates and explores the major focus area and associated process improvements listed in items 15.1.1.1 through 15.1.1.8.  The Transformation Plan shall only address those major initiatives that require significant realignment or modification of LANL organizations, procedures, practices, business processes, or have a potential for additional cost impact to LANL.  Upon approval of specific initiatives in the Transformation Plan, the Subcontractor Transformation Office will identify the SSS champions to lead each specific initiative.  The transformation office will ensure that the initiatives are implemented in an orderly process, are prioritized and scheduled with respect to other ongoing activities and that performance metrics are developed and monitored.

As a minimum, the Transformation Plan will include the following:

•                                          A detailed description of each new initiative, with an outline of the existing condition, the end state and giving the rationale and benefits for the change.  A summary of the subcontractor experience as well as any lessons learned will be provided.  The specific transformation initiative will also be discussed with respect to other transformation initiatives to assist the approval process and allocation of the Subcontractor’s and LANL resources subsequent to LANL approval to proceed.

•                                          A description of the roles, responsibilities and stakeholder interfaces of LANL, the Subcontractor and other parties to both implement the initiative and during the steady state and after it is fully operational.  A project management approach using and integrated project team (IPT) led by a project manager assigned to implement the initiative.  An organization chart will provide a description of the accountabilities and responsibilities of the IPT.

•                                          A description and road map of the implementation process which will outline the scope, methodology, timing, as well-subcontractor, equipment, hardware/software and training programs required.

•                                          A preliminary schedule for each initiative shall be developed at a work break down structure of sufficient detail to promote analysis.  The schedule shall show key milestones, durations, float, deliverables, including procurement, testing, and training programs.  After approval for implementation, a detailed resource loaded schedule will be prepared for reporting and monitoring.

•                                          An overall schedule integrating the major initiatives for potential implementation.  The overall schedule is a summary level schedule giving key milestones for each of the major initiatives identified in the Transformation Plan.

•                                          The Subcontractor will work with LANL to develop initial conceptual or order of magnitude estimates of cost and resources sufficient to support LANL approval of

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transformation plans.  Those estimates will be further refined - subsequent to LANL approval to proceed to provide detail appropriate for implementation, monitoring and reporting.  Both Preliminary and Detailed Estimate costs and resources will be loaded with the schedule.

•                                          A Risk Analysis enumerating, describing and quantifying potential risks to orderly implementation, delay and cost overruns will be prepared for each major initiative.  Where available, strategies to mitigate risk will be identified.  Risk Analyses will be monitored during execution of transformation plans and updated should conditions change.

Transformation Initiatives

Work Management and Work Control

Develop and implement a standards and risk-based Integrated Work Control Program (WCP) as a single work management process for use at all LANL facilities.  This program will be utilized for managing work activities for maintenance, engineering, construction,’ and utility work activities.  The work control process shall appropriately identify and address job hazards to help ensure work is performed safely.  Ensure that Work Control Processes are integrated with an effective Enterprise Asset Management (EAM) system applicable across LANL facilities.

•                                          Establish standard estimating protocols

•                                          Include scheduling of support organization resources as part of a rolling calendar schedule to optimally match activities and resources

•                                          Increase granularity of WBS time and cost reporting protocols to capture costs at the facility level and implement elements of activity based cost management.

•                                          Incorporate duplicate work control requirements into one document, the maintenance work order and eliminate duplicate work control processes, i.e., bum or hot work permits, confined space permits, radiation work permits, combustible materials transport permit, personnel. protective equipment exemptions, scaffold permits

•                                          Institute a Central call center that serves the contractor community as a single point of contact for all questions and concerns addressing the subcontractor’s work activities with immediate access and use of job history files for work templates and models.  Assume control for entering all data into the computerized maintenance management system (CMMS), provide LANL with easily accessible way to request work.

•                                          Institute a standardized, risk-based work process for planning, estimating, and scheduling that will be used for projects, facilities maintenance, construction projects, and operational support activities requested by the contractor.  Assign a work priority code (summation of significance index and hazard index) for work as part of this program.

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Establish available parts for repair activities based on usage to minimize delays in scheduling work due to missing parts.  Purchase parts early enough in work planning process

Increase use of system outages to improve system and building availability and minimize support required to perform work and to minimize impact to facility operations.

Maintenance and Operations

Provide, manage, and implement an integrated maintenance management program (IMMP) in accordance with contractor requirements and applicable standards.  Utilize a risk and standards-based approach that optimizes ISSM methodologies, service availability, best practices, cost savings, and related efficiencies.

This shall include:

•                                          Perform equipment labeling of components and systems utilizing bar code / scanning technologies for enhanced material and property control

•                                          Assume direct facility management responsibility for administrative and support facilities

•                                          Develop fixed price contracts for specified facilities after risk assessment and a review of historical maintenance data

•                                          Develop principles, processes, and templates to prepare and assume responsibility for annual maintenance plans.

•                                          Assume management oversight of activities that are integral to maintenance work.  Examples include the Subcontractor management of RP technicians and supervisors to provide radiological controls, QA of work performed and parts and supplies necessary accomplish assigned work.

Engineering and Construction services

Establish a single Engineering/Construction Office to provide design and construction services for both major and minor construction across the facility.  The office will include the letting of all contracts, BOA and procurements.

•                                          Develop SSS/LANL engineering and construction standards and associated procedures for use in estimating, planning, and scheduling approach to construction of small and large projects, including demolition and decommissioning projects.  Provide processes to estimate and perform small projects in a responsive and cost-effective manner.  Provide and support alternate types of contract options for small projects.

•                                          Establish single work management process for engineering and construction.

•                                          Work with IT to provide one standard project controls process

•                                          Establish procurement engineering services to resolve procurement issues

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•                                          Establish field engineering services in support of maintenance work process to minimize delays to work-in-progress

•                                          Increase the use of fixed price contracting including the use Job Order Contracts

Document Control

Assume configuration management responsibilities for engineering and construction drawings, including drawing revisions.

Procurement

Provide procurement services.  The subcontractor will incorporate best commercial procurement practices to the maximum extent possible to avoid duplication of effort.  The subcontractor will provide a centralized coordination point for purchasing, receipt, inspection, and delivery activities with the contractor.  Supply chain management from procurement to receipt to disposition will be integrated into CMMS.  Quality controls will be established as part of the procurement process to ensure quality assurance of materiel procurements.  ‘Introduce a University-approved procurement and property management systems and associated procedures.  Explore/expand the use of commercially available plan rooms and/or development of own virtual plan room.

Information Technology

Establish open IT architecture that is web-based and transparent to provide near-real-time available information for status and reporting.  This system will include appropriate security controls for access and ensure progress reporting and financials are available to the contractor and subcontractor as needed for asset management.

•                                          Maximize Utilization of Existing Technology

•                                          Participate in LANL Enterprise Resource Planning (ERP) review to determine long-term needs and solutions that integrate LANL and the Subcontractor activities and support structures.  Parallel evaluation of alternative technologies to meet overall need of the facility management program and ERP.

•                                          Assess present CMMS system to determine appropriateness, efficiency cost and applicability to SSS and LANL needs.  Explore the possibility of the SSS owning, managing, and/or maintaining CMMS and other related areas that may provide potential for cost savings and improvements in efficiency.

Skills Development and Qualification

Re-baseline requirements and resources of all non-craft activity to include management span of control

•                                          Reconcile concept of operation to at least WBS level 4, to ensure proper alignment of resources.

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•                                          Assess the workforce capabilities and determine the optimal toolsets required for workers.  Perform a gap analysis against the existing skills in the workforce and Provide requisite skills to allow employees to meet their performance goals including:

•                                          Establish the People, Performance, Results (PPR) evaluation process.  Clearly define career paths with skill requirements, and openly define consequences for failure to perform to the specified standards and goals.

•                                          Train supervisors in motivational techniques and implement a daily observation program to be internalized as a positive experience.

•                                          Implement and support apprenticeship and training programs and local union training efforts.

•                                          Maintain automated training and qualification records for personnel, make the information available on the contractor’s integrated training and certification database (the employee development system, or EDS), and ensure that personnel are qualified to perform assigned tasks.

•                                          Develop and implement a qualification enhancement program (QEP) for subcontractor personnel.

Relocate SSS Offices and Shops

Assess and propose options to lease, buy or build new SSS offices and shops either on or off the LANL Site.  Relocation plan should allow TA-3-SM38 and associated buildings to be returned to UC for use/disposition.

Technical Approach for Transformation Plan Development

Baseline Current Conditions and Identify Issues

•                                          Interview departing JCNNM personnel and new on-site staff members to better understand current conditions from the incumbent SSS viewpoint.

•                                          Interview LANL management to better understand current.  conditions from the LANL viewpoint.

•                                          Review recent reviews and audits (e.g., BWXT nuclear facility operations assessment, AA reports, DOE OA Audit, etc.)

•                                          Review current JCNNM and LANL Lessons-Learned.

•                                          Review current performance metrics and cost data.

•                                          Review current LANL and SSS organization structure.

•                                          Review current LPRs, LIRs, and implementing procedures.

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•                                          Document current conditions and identify performance/safety/accountability issues.

Identify Industry Best Practices

•                                          Compare LANL practices vs.  other DOE sites complex-wide.

•                                          Review practices, lessons learned among the numerous Subcontractor facilities and projects worldwide.

•                                          Benchmark other industries.  to identify best practices that may be applicable to LANL processes and programs

•                                          Develop recommendations to help align LANL with industry best practices.

Coordinate Transformation Planning with LANL Transformation Direction and Initiatives

•                                          Planned LANL organizational model (e.g., FMU realignment, No.  of FMUs)

•                                          Planned LANL facility services model (core vs.  deployed vs.  divested)

•                                          Planned LANL integrated facility management program

•                                          Planned LANL information management program

Identify Initiatives within Each Transformation Focus Area

•                                          Proposed by Subcontractor in offer dated June 11, 2002

•                                          Identified during base-lining and issue identification effort (Section 15.2.1)

Evaluate Initiatives within Each Transformation Focus Area

•                                          The SSS and LANL roles, responsibility, authority, and accountability (R2A2)

•                                          Optimized cost and fee structures based on different performance evaluation structures (e.g., $/sqft, $/unit, $/% availability, operating vs capital, etc.)

•                                          Cost/benefit analysis (including start-up vs.  annual costs)

•                                          FTE and Space

•                                          Subcontractor support

•                                          LANL interface

•                                          Performance Metrics

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Prioritize Initiatives

•                                          Risk (status quo vs.  implementation)

•                                          Return on investment

•                                          Functional and organizational inter-relationships

Develop Transformation Schedule

•                                          Critical milestones

•                                          Key precedents and inter-relationships with LANL transformation effort

•                                          Deliverables

(See Appendix A Attachment 1 for data deliverables.) Schedule

Day 1:	Initiate Transformation evaluation effort

Day 90:	Submit Transformation Plan

Day 120:	LANL Approve Final Transformation Plan

Transformation Project Team

The Transformation Team will be lead by a full time dedicated Transformation Director and Transformation Manager.  The transformation team will provide focus while utilizing other key managers and staff of the Subcontractor’s leadership team on as a required basis.  Transformation is recognized by all members of the Subcontractor’s leadership team as an overarching responsibility that is integral to the management and operation of the SSS.  Additional support of the Subcontractor’s parent companies will be utilized as necessary to ensure transformation plans reflect current industry best practices, are achievable and appropriate to the Subcontractor’s skills and experience.  It is assumed that LANL support is provided as requested by the Subcontractor to assist development of transformation plans.

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KSL SERVICES JV

LOS ALAMOS NATIONAL LABORATORIES
UNIVERSITY OF CALIFORNIA

SUBCONTRACT/PURCHASE ORDER SPECIAL CONDITIONS
in support of
SUBCONTRACT NO.  47394-001-03-C2

These Special Conditions are to be read in conjunction with the SUBCONTRACT GENERAL CONDITIONS (03-92), GENERAL CONDITIONS FOR SUBCONTRACTED PROFESSIONAL SERVICES (10-02), or PURCHASE ORDER TERMS AND CONDITIONS as appropriate.  These Special Conditions are supplementary to the SUBCONTRACT GENERAL CONDITIONS, GENERAL CONDITIONS FOR “ PROFESSIONAL SUBCONTRACTED PROFESSIONAL SERVICES, or PURCHASE ORDER TERMS AND CONDMONS, except in those cases where there is a conflict, in. which case, these Special Conditions take precedence.

1.0                               INCORPORATION OF FEDERAL ACQUISITION REGULATION (FAR) AND DEPARTMENT OF ENERGY REGULATION (DEAR) CLAUSES

The Federal Acquisition Regulation (FAR) and the Department of Energy Acquisition Regulation (DEAR) clauses listed below, which are codified in Chapters 1 and 9, respectively, of Title 48 of the Code of Federal Regulations, are, as prescribed below, incorporated into this subcontract by reference as a part of these Special Conditions with the same force and effect as if they were given in full text.

As used in these clauses below, and unless otherwise indicated with respect to a particular clause, the terms identified below are for SUBCONTRACTING supplies/services:

“CONTRACTING OFFICER” shall mean “KSL SERVICES JV.”

“CONTRACTOR” shall mean “SUBCONTRACTOR.”

“SUBCONTRACTOR” shall mean “LOWER-TIER SUBCONTRACTOR.”

1.1                               THE FOLLOWING FAR CLAUSES ARE REQUIRED FOR ALL SUBCONTRACTS:

PARAGRAPH	TITLE

FAR 52.203-6	Restrictions on Subcontractor Sales to the Government (July 1995)

FAR 52.203-7	Anti-Kickback Procedures (July 1995), except for paragraph (c) (1), which its not incorporated into this subcontract.

FAR 52203-10	Price or Fee Adjustment for Illegal or Improper Activity (Jan. 1997)

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FAR 52.203-12	Limitation on Payments to Influence Certain Federal Transactions (June 1997)

FAR 52.215-2	Audit and Records — Negotiations (June 1999)

FAR 52215-10	Price Reduction for Defective Cost or Pricing Data (Oct. 1997)

FAR 52.215-12	Subcontractor Cost or Pricing Data (Oct. 1997)

FAR 52.215-17	Waiver of Facilities Capital Cost of Money (Oct. 1997)

FAR 52219-8	Utilization of Small Business Concerns (Oct. 2000)

FAR 52219-9	Small Business Subcontracting Plan (Jan. 2002)

FAR 52.222-1	Notice to the Government of Labor Disputes (Feb. 1997)

FAR.52.222-4	Contract Work Hours and Safety Standards Act - Overtime Compensation (Sept. 2000)

FAR 52.222-6	Davis-Bacon Act (Feb. 1995)

FAR 52.222-7	Withholding of Funds (Feb. 1988)

FAR 52.222-8	Payrolls and Basic Records (Feb. 1988)

FAR 52.222-9	Apprentices.and Trainees (Feb. 1988)

FAR 52.222-10	Compliance with Copeland Act (Feb. 1988)

FAR 52.222-11	Subcontracts (Labor Standards) (Feb. 1988)

FAR 52.222-12	Contract Termination — Debarment (Feb. 1988)

FAR 52.222-13	Compliance with Davis-Bacon and Related Act Regulations (Feb. 1988)

FAR 52.222-14	Disputes Concerning Labor Standards (Feb. 1988)

FAR 52222-15	Certification of Eligibility (Feb. 1988)

FAR 52.222-26	Equal Opportunity (Apr. 2000)

FAR 52.222-35	Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Dec. 2001)

FAR 52.222-36	Affirmative Action for Workers with Disabilities (June 1998)

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FAR 52.222-37	Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Dec. 2001)

FAR 52.222-41	Service Contract Act of 1965, as Amended (May 1989)

FAR 52.222-42	Statement of Equivalent Rates for Federal Hires (May 1989)

FAR 52.223-3	Hazardous Material Identification and Material Safety Data Sheets (Jan. 1997) with Alternate I (Jan. 1997)

FAR 52.223-10	Waste Reduction Program (August 2000)

FAR 52.224-1	Privacy Act Notification (Apr 1984)

FAR 52.224-2	Privacy Act (Apr. 1984)

FAR 52.225-3	Buy American Act-North American Free Trade’ Agreement-Israeli Trade Act (May 2002)

FAR 52.225-5	Trade Agreements (Feb 2002)

FAR 52225-11	Buy American Act-Construction Materials under Trade Agreements (July 2002)

FAR 52.225-13	Restrictions on Certain Foreign Purchase (Feb. 2000)

FAR 52.227-1	Authorization and Consent (July 1995)

FAR 52.227-3	Patent Indemnity (Apr. 1984)

FAR 52.227-10	Filing of Patent Applications – Classified Subject Matter (Apr. 1984)

FAR 52.227-23	Rights to Proposal- Data (Technical) (June 1987)

FAR 52.229-10	State of New Mexico Gross Receipts and Compensating Tax (Oct. 1998)

FAR 52.230-2	Cost Accounting Standards (Apr. 1998), except for paragraph (b), which is not incorporated into this subcontract.

FAR 52.230-6	Administration of Cost Accounting Standards (Nov. 1999)

FAR 52.232-17	Interest (June 1996)

FAR 52.232-22	Limitation-of Funds (Apr. 1984)

FAR 52.232-23	Assignment of Claims (Jan. 1986)

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FAR 52.237-3	Continuity of Service (Jan. 1991)

FAR 52.242-1	Notice of Intent to Disallow Costs (Apr. 1984)

FAR 52.242-15	Stop-Work Order (Aug. 1989), Alt. I (Apr 1984)

FAR 52.244-2	Subcontracts (Aug. 1998)

FAR 52.244-5	Competition in Subcontracting (Dec. 1996)

FAR 52.244-6	Subcontracts for Commercial Items and Commercial Components (Oct. 1998)

FAR 52.246-5	Inspection of Services-Cost Reimbursement (Apr. 1984)

FAR 52.247-63	Preference for U.S. Flag Air Carriers (Jan. 1997)

FAR 52.247-64	Preference for Privately Owned U.S. Flag Commercial-1 Vessels (June 2000)

FAR52-249-6	Termination (Cost Reimbursement) (Sept. 1996)

FAR 52.249-13	Failure to Perform (Apr. 1984)

FAR 52.249-14	Excusable Delays (Apr. 1984)

FAR 52.251-1	Government Supply Sources (Apr. 1984)

1.0                               INCORPORATION OF FEDERAL ACQUISITION REGULATION (FAR) AND DEPARTMENT OF ENERGY REGULATION (DEAR) CLAUSES

1.2                               THE FOLLOWING DEAR CLAUSES ARE REQUIRED FOR ALL SUBCONTRACTS:

DEAR 952.203-70	Whistleblower Protection for Contractor Employees, (Dec. 2000)

DEAR 952.204-2	Security (Sept. 1997)

DEAR 952.204-70	Classification/Declassification (Sept. 1997)

DEAR 952.204-74	Foreign Ownership, Control, or Influence Over Contractor (Apr.1984)

DEAR 952.209-72	Organizational Conflicts of Interest, Alternate I (June 1997)

DEAR 952.211-71	Priorities and Allocations (Atomic Energy) (June 1996)

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DEAR 952.217-70	Acquisition of Real Property (Apr. 1984)

DEAR 952.226-74	Displaced Employee Hiring Preference (June 1997)

DEAR 952.247-70	Foreign Travel (Dec. 2000)

DEAR 952.250-70	Nuclear Hazards Indemnity Agreement (June 1996)

DEAR 970.5204-11	Changes (Apr. 1984)

DEAR 970.5204-20	Management Controls (May 2000)

DEAR 970.5215-2	Make-or-Buy Plan (Dec. 2000)

DEAR 970.5215-3	Conditional Payment of Fee, Profit, or Incentives (Dec. 2000)

DEAR 970.5223-4	Workplace Substance Abuse Programs at DOE Sites (Dec. 2000)

DEAR 970.5226-2	Workforce Restructuring Under Section 3161 of the National Defense Authorization Act for Fiscal Year 1993 (Dec. 2000)

DEAR 970.5227-1	Rights in Data Facilities (Dec. 2000)

DEAR 970.5227-5	Notice and Assistance Regarding Patent and Copyright Infringement (Dec. 2000)

DEAR 970.5227-8	Refund of Royalties (Dec. 2000)

DEAR 970.5229-1	State and Local Taxes (Dec. 2000)

DEAR 970.5231-4	Pre-existing Conditions (Dec. 2000), Alt. II, (Dec. 2000) [insert] “effective date of this Subcontract”]

DEAR 970.5232-3	Accounts, Records and Inspection (Dec. 2000), Alt. II (Dec. 2000)

DEAR 970.5245-1	Property (Dec. 2000)

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2.0          ADDITIONAL DEFINITIONS:

As used throughout the SUBCONTRACT GENERAL CONDITIONS, GENERAL CONDITIONS FOR SUBCONTRACTED PROFESSIONAL SERVICES, and PURCHASE ORDER TERMS AND CONDITIONS, the following terms have the stated meanings:

“OWNER, CLIENT, or PROGRAM MANAGER” shall mean “UNIVERSITY OF CALIFORNIA, DEPARTMENT OF ENERGY OR GOVERNMENT.”

“CONTRACTOR, GENERAL CONTRACTOR, PRIME CONTRACTOR or BUYER” shall mean “KSL SERVICES JV.”

“SUBCONTRACTOR” shall mean ‘LOWER-TIER SUBCONTRACTOR or SELLER.”

3.0          ANTI-KICKBACK NOTICE

Your attention is directed to the prohibitions contained within the Anti-Kickback Act of 1986 (FAR Clause 52.203-7), highlights of which are: “Subcontractors and supplier are prohibited from offering any money, fee, commission, credit, gift, gratuity, thing of value or compensation of any kind; directly to Brown & Root Services employees for, the purpose of improperly obtaining or rewarding favorable treatment in connection with a prime contract or in connection with a subcontract relating to a prime contract.”

4.0          STOP-WORK ORDER

4.1           CONTRACTOR may, at any time, by written order to the SUBCONTRACTOR, require the SUBCONTRACTOR to stop all, or any part, of the work called for by this contract for a period of 90’ days after the order’ is delivered to the SUBCONTRACTOR, and for any further period to which the parties may agree. The order shall be specifically identified _ as a stop-work order issued under this clause. Upon receipt of the order, the Contractor shall immediately comply with its terms and take all reasonable steps to minimize the incurrence of costs allocable to the work covered by the order during the period of work stoppage.

Within a period of 90 days after a stop-work order is delivered to the SUBCONTRACTOR, or within any extension of that period to which the parties shall have agreed, the CONTRACTOR shall either

(1)           Cancel the stop-work; or

(2)                                  Terminate the work covered by the order as provided in the Default, or the Termination for Convenience of the Government, clause of this contract.

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4.2           If a stop-work order issued under this clause is canceled or the period of the order or any extension thereof expires, the SUBCONTRACTOR shall resume work. The CONTRACTOR shall make an equitable adjustment in the delivery schedule or contract price, or both, and the contract shall be modified, in writing accordingly, if—

(1)                                  The stop-work order results in an increase in the time required for, or in the. SUBCONTRACTOR’S cost properly allocable to, the performance of any part of this contract; and

(2)                                  The SUBCONTRACTOR asserts a claim for the adjustment within 15 days after the end of the period of work stoppage; provided that, if the CONTRACTOR decides the facts justify the action, the CONTRACTOR may receive and act upon the ‘claim asserted at any time before final payment under this contract.

4.3           If a stop-work order is not canceled and the work covered by the order is terminated for the convenience of the Government, the CONTRACTOR shall allow reasonable costs resulting from the stop-work order in arriving at the termination settlement.

4.4           If a stop-work order is not canceled and the work covered by the order is terminated for default, the CONTRACTOR shall allow, by equitable adjustment or otherwise, reasonable costs resulting from the stop-work order.

4.5           Notwithstanding the above, where the stop-work order is occasioned by the imposition of such stop-work order by the GOVERNMENT on the CONTRACTOR, SUBCONTRACTOR will be entitled to only such adjustment that is awarded to the CONTRACTOR to the extent such adjustment relates to this SUBCONTRACT.

5.0          DISPUTES

5.1           Notwithstanding any other provision in this SUBCONTRACT, any decision of the Government’s Contracting Officer pursuant to the contract between CONTRACTOR and the U.S. Department of Energy (Prime Contract) which binds CONTRACTOR shall bind both CONTRACTOR and SUBCONTRACTOR to the extent that it relates to the - Subcontract, provided (1) CONTRACTOR promptly notifies SUBCONTRACTOR of the decision, and (2) if requested by the SUBCONTRACTOR, CONTRACTOR appeals the decision in accordance with the Disputes clause of the Prime Contract and takes whatever further action is required under this clause.

5.2           Any decision on the appeal, or any other decision of the Government under the Prime Contract that is binding on the CONTRACTOR and cannot be appealed under the Disputes clause of the Prime Contract, shall also bind the CONTRACTOR and the SUBCONTRACTOR to the extent that it relates to the Subcontract, provided CONTRACTOR promptly  notifies SUBCONTRACTOR of the’ decision, and, if requested by the SUBCONTRACTOR, brings suit or files a claim, as appropriate, against the Government. A final judgment in the suit shall be conclusive upon the CONTRACTOR and SUBCONTRACTOR.

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5.3           If requested by the CONTRACTOR, SUBCONTRACTOR shall assume the burden of prosecuting for CONTRACTOR any appeal, suit, or claim initiated by CONTRACTOR at SUBCONTRACTORS request. Each party shall. cooperate fully in assisting the other party in the proceedings. If any appeal, suit, or claim is prosecuted by CONTRACTOR under this clause, SUBCONTRACTOR shall be permitted to participate fully in the prosecution for the purpose of protecting its interests.

5.4           Pending any decision, appeal, suit or claim pursuant to this clause, SUBCONTRACTOR  shall proceed diligently with performance of this SUBCONTRACT. All costs and expenses incurred by SUBCONTRACTOR and CONTRACTOR in prosecuting any appeal, suit or claim initiated by CONTRACTOR at SUBCONTRACTORS request shall be paid by SUBCONTRACTOR. The rights and obligations of CONTRACTOR and SUBCONTRACTOR under this SUBCONTRACT shall survive completion of, and final payment under, this SUBCONTRACT.

6.0          CHANGES

6.1           CONTRACTOR may, at any time, without notice to the sureties, if any, by written order designated or indicated to be a change order, make changes in the work within the general scope of the SUBCONTRACT, including changes:

(1)           in the specifications (including drawings and designs);

(2)           in the method or manner of performance of the work;

(3)           in the Government-furnished facilities, equipment, materials, services, or site; or,

(4)           directing acceleration in the performance of the work.

6.2           Any other written or oral order (which, as used in this paragraph includes direction, instruction, interpretation, or determination) from the CONTRACTOR that causes a change shall be treated as a change order under this clause;. provided, that the SUBCONTRACTOR gives the CONTRACTOR written notices stating (1) the date, circumstances, and source of the order and (2) that the SUBCONTRACTOR regards the order as a change order.

6.3           Except as provided in this clause, no order, statement, or conduct of the CONTRACTOR shall be treated as change order under this clause or entitle the SUBCONTRACTOR to an equitable adjustment.

6.4           If any change under this clause causes an increase or decrease in the SUBCONTRACTOR’S cost of, or time required for, the performance of any part of the work under this SUBCONTRACT, whether or not changed by any such order, the CONTRACTOR shall make an equitable adjustment and modify the SUBCONTRACT in writing. However, except for an adjustment based on defective specifications, no adjustment for any change under paragraph 6.2 of this clause shall be made for any costs incurred more than twenty (20) days before CONTRACTOR gives written notice as required under the Prime Contract to the Government. In the case of defective specifications for which the CONTRACTOR is

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responsible, the equitable adjustment shall include any increased cost reasonably incurred by the SUBCONTRACTOR in attempting to comply with the defective specifications.

6.5           The SUBCONTRACTOR must assert its right to an equitable adjustment under this clause within fifteen (15) days after (1) receipt. of a written change order under paragraph 6.1 of this clause, or (2) the furnishing of a written notice under paragraph 6.2 of this clause, by submitting to the CONTRACTOR a written statement describing the general nature and amount of the proposal including a detailed cost breakdown. Included costs must conform to FAR, Part 31 (including the DEAR FAR Supplement). As required by the FAR supplement no profit on  General & Administrative Overhead may be included. The statement of proposal of adjustment may be included in the notice under paragraph 6.2 above.

6.6           SUBCONTRACTOR shall not submit nor shall CONTRACTOR accept a proposal for an equitable adjustment if asserted after the fifteen (15) day period set forth in paragraph 5.5 above.

7.0          COMMENCEMENT. PROSECUTION AND COMPLETION OF WORK

The SUBCONTRACTOR will be required to (a) commence work under this SUBCONTRACT on the required Start Date as stated in the Subcontract Terms, (b) prosecute the work diligently, and (c) complete the entire work ready for use (including completion of all punchlist items and clean-up) not later than the Completion Date as stated in the Subcontract Terms. However, any delays in giving notice to proceed, attributable to SUBCONTRACTOR’S failure to execute the subcontract and give the required performance and payment bonds (if any) will be deducted from the number of days allowed for completion in the Subcontract Terms.

8.0          PERFORMANCE EVALUATION OF SUBCONTRACTOR

8.1           SUBCONTRACTOR’S performance will be evaluated upon final acceptance of the work. However, interim evaluation may be prepared at any time during the subcontract performance when determined to be in either the best interest of the CONTRACTOR or the Government.

8.2           CONTRACTOR will use whatever format for evaluation it chooses, including the SF1420. CONTRACTOR reserves the right to forward its evaluation to the Government if so requested by the Government’s Contracting Officer.

9.0          CONTRACTUAL RELATIONSHIP

There is no privity of contract between the SUBCONTRACTOR and the Government (Owner). All communication on this project (oral or written) shall be addressed to the CONTRACTOR.

10.0        LOWER-TIER SUBCONTRACT. CONDITIONS

SUBCONTRACTOR shall include in its lower-tier subcontracts (including purchase orders) all Government Contracting clauses as detailed in Paragraph 1.0.

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11.0        CONFLICTING REQUIREMENTS

Any conflict between the specifications, data sheets, drawings, referenced national standards, and codes shall be brought to the CONTRACTOR’s attention, and approved written clarification shall be obtained before proceeding.

12.0        EXPEDITING AND INSPECTION

CONTRACTOR reserves the right to expedite and/or inspect equipment, materials and services covered by any resultant SUBCONTRACT at any location, including lower-tier subcontracts. Access shall be given to representatives of CONTRACTOR and its client at all reasonable times under adequate notice to SUBCONTRACTOR, so that SUBCONTRACTOR may advise any involved lower-tier subcontractor. The SUBCONTRACTOR shall ensure that all of the expediting and inspection clauses included in this SUBCONTRACT are made part of any lower-tier subcontract.

13.0        INVOICING

Invoices received that do not agree with the provisions of this SUBCONTRACT will be returned for correction. Invoices shall reference this SUBCONTRACT number and shall show shipping point, quantities shipped and description, as well as price. SUBCONTRACTOR’S failure’ to’ provide specified vendor data requirements will result in payment of invoices being delayed.

14.0                        PERMITS AND RESPONSIBILITIES AND LAWS, REGULATIONS, AND DOE DIRECTIVES

(a)           The Subcontractor shall, without additional expense to the University, be responsible for obtaining any necessary licenses and permits; for complying with any Federal, State, and local laws and regulations applicable to the performance of the work; and for the compliance of its lower-tier subcontractors with such laws and regulations.

(b)           In accordance with the General Provision clause entitled, Property, the Subcontractor shall be responsible for all damages to persons or property, including damages to existing buildings, equipment and vegetation at the Laboratory, that occur as a result of the Subcontractor’s fault or negligence. The Subcontractor shall be responsible for replacing or repairing such damage at no cost to the University and for indemnifying the University and the Government against claims arising from such damages as described in the General Provision clause entitled, Indemnification and Hold Harmless.

(c)           The Subcontractor shall be responsible for all materials delivered and work performed until completion and acceptance of the entire work, except for any completed unit of work, which may have been accepted under the Subcontract.

(d)           The ‘Subcontractor shall be responsible for compliance with the requirements of all DOE Directives, compliance with which is required by other provisions of the General Provisions of the. Subcontract, and with those DOE Directives, if any, which are listed in the Special Provisions as applicable to the subcontract. Copies of all such DOE Directives may be obtained from the CONTRACTOR.

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15.0                        INTEGRATION OF ENVIRONMENT, SAFETY, AND HEALTH INTO WORK PLANNING AND EXECUTION

(a)           For the purposes of this clause,

(1)           safety encompasses environment, safety and health, including property protection, pollution prevention and waste minimisation; and

(2)           employees include subcontractor employees.

(b)           In performing work under this subcontract, the Subcontractor shall perform work safely, in a manner that ensures adequate protection for employees, the public, property and the environment, and shall be accountable for the safe performance of work. The Subcontractor shall exercise a degree of care commensurate with the work -and the associated hazards. The Subcontractor shall ensure that management of environment, safety and health (ES&H) functions and activities becomes an integral but visible part of the Subcontractor’s work planning and execution processes. The Subcontractor shall, in the [safe] performance of work; ensure that:

(1)                                  Managers are visibly committed and works are continually involved.

(2)                                  Line management is responsible for the protection of. employees, the public, and the environment. Line management includes those Subcontractor and Subcontractor employees managing or supervising employees performing work

(3)                                  Clear and unambiguous lines of authority and responsibility for ensuring (ES&H) are established and maintained at all organizational levels.

(4)                                  Personnel possess the experience, knowledge, skills, and abilities that are necessary to discharge their responsibilities.

(5)                                  Resources are effectively allocated to address ES&H, programmatic, and operational considerations. Protecting employees, the public, and the environment is a priority whenever activities are planned and performed.

(6)                                  Before work is performed, the associated hazards are evaluated and an agreed-upon set of ES&H standards and requirements are established. which, if properly implemented, provide adequate assurance that employees, the public, and the. environment are protected from adverse consequences.

(7)                                  Administrative and engineering. controls to prevent and mitigate hazards are tailored to the work being performed and associated hazards. Emphasis should be on designing the work and/or controls to reduce or eliminate the hazards and to prevent accidents and unplanned releases and exposures.

(8)                                  The conditions and requirements to be satisfied for operations to be initiated and conducted are established and agreed-upon by DOE and the Subcontractor. These agreed-upon conditions and requirements are requirements of the subcontract and binding upon the Subcontractor. The extent of documentation and level of

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authority for agreement shall be tailored to the complexity and hazards associated with the work and shall be established in a Safety Management System.

(c)           The Subcontractor shall manage and perform work in accordance with a documented Safety Management System (System) that fulfills all conditions in paragraph (b) of this clause at a minimum. Documentation of the System shall describe how the Subcontractor will:

(1)                                  Define the scope of work;

(2)                                  Identify and analyze hazards associated with the work;

(3)                                  Develop and implement hazard controls;

(4)                                  Perform work within controls; and

(5)                                  Provide feedback on adequacy of controls and continue to improve safety management.

(d)           The System shall describe how the Subcontractor will establish, document, and implement safety performance objectives, performance measures, and commitments in response to Laboratory program and budget execution guidance while maintaining the integrity of the System. The System shall also describe how the Subcontractor will measure system effectiveness.

(e)           The Subcontractor shall submit to the Contract Administrator documentation of its System for review and approval. Dates for submittal, discussions, and revisions to the System will be established by the Contract Administrator. Guidance on the preparation, content, review, and approval of the System will be provided by the Contract Administrator. On an annual basis, the Subcontractor shall review and update, for Laboratory approval, its safety performance objectives, performance measures, and commitments consistent with and in response to the Laboratory’s program and budget execution guidance and direction. Resources shall be identified and allocated to meet the safety objectives and performance commitments as well as to maintain. the integrity of the entire System. Accordingly, the System shall be integrated with the Subcontractor’s business processes for work planning, budgeting, authorization, execution, and change control.

(f)            The Subcontractor shall comply with, and’ assist the Laboratory in complying with, ES&H requirements of all applicable laws. and regulations, and applicable directives identified in the General Provisions clause entitled Permits and Responsibilities and Laws, Regulations, and DOE Directives. The Subcontractor shall cooperate with Federal and non Federal agencies having jurisdiction over ES&H matters under this subcontract.

(g)           The Subcontractor shall promptly evaluate and resolve any noncompliance with applicable ES&H requirements and the System. If the Subcontractor fails to provide resolution or if, at any time, the Subcontractor’s acts or failure to act causes substantial harm or an imminent danger to the environment or health and safety of employees or the public, the Contract Administrator may issue an order stopping work in whole -or-in part. Any stop work order issued

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by the Contract Administrator under this clause (or issued by the Subcontractor to a lower-tier subcontractor in accordance with paragraph (i) of this clause) shall be without prejudice to any other legal or contractual rights of the Government. In the event that the Contract Administrator issues a stop work order, an order authorizing the resumption of the work may be issued at the discretion of the Contact Administrator. The Subcontractor shall not be entitled to an extension of time or additional fee or damages by reason of, or in connection with, any work stoppage ordered in accordance with this clause.

(h)           Regardless of the performer of the work, the Subcontractor is responsible for compliance with the ES&H requirements applicable to this subcontract. The Subcontractor is responsible for flowing down the ES&H requirements’ applicable to this subcontract to subcontracts at any tier to the extent necessary to ensure the lower-tier contractor’s compliance with the requirements.

(i)            The Subcontractor shall include a clause substantially the same as this clause in subcontracts involving complex or hazardous work on site at a DOE-owned or -leased facility. Such subcontracts shall provide for the right to stop work under the conditions described in paragraph (g) of this clause. Depending on the complexity and hazards associated with the work, the Subcontractor may choose not to require the subcontractor to submit a Safety Management System for the Subcontractor’s review and approval.

16.0        RESPONSIBILITY FOR TECHNOLOGY EXPORT CONTROL

(a)           The Subcontractor shall comply with all applicable United States export control laws and regulations, including the International Traffic in Arms Regulations, (ITAR), 22 CFR Parts 120 through 130, and the Export Administration Regulations (EAR), 15 CFR Parts 730 through 799, in the performance of this Subcontract. In the absence of available license exemptions/exceptions, the Subcontractor shall be responsible for obtaining the appropriate licenses or other approvals, if required, for exports of hardware, technical data and software, or for the provision of technical assistance.

(b)           The Subcontractor shall be responsible for obtaining export licenses, if required, before exporting or allowing access to export-controlled technical data or software to foreign nationals in the performance of this subcontract.

(c)           The Subcontractor shall be responsible for all regulatory record-keeping requirements.

(d)           The Subcontractor shall be responsible for ensuring that this clause, including this paragraph (d), is included in all appropriate lower-tier subcontracts.

17.0        ORDER OF PRECEDENCE

In case of conflicts between various Subcontract documents, the following order of precedence shall be used to settle said conflicts:

Change Order(s) (latest one issued)

Subcontract Terms

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Subcontract/Purchase Order Special Conditions

Subcontract General Conditions/General Conditions for Subcontracted Professional Services Purchase Order Terms and Conditions

Specifications (unless specifically stated otherwise within the Subcontract documents) Drawings

18.0        COST ACCOUNTING STANDARDS LIABILITY

Reference is made to the Cost Accounting Standards (CAS) clause(s) of the Subcontract. Notwithstanding the provisions of those clause(s), or of any other provision of the subcontract, the Subcontractor shall be liable to the Government for any increased costs, or interest. thereon, resulting from any failure of the Subcontractor, with respect to activities carried on at the site of the work, or of a lower-tier subcontractor, to comply with applicable cost accounting standards or to follow any practices disclosed pursuant to the requirements of such CAS clause(s).

19.0        CONFIDENTIALITY OF INFORMATION

(a)           To the extent that the work under this Subcontract requires that the Subcontractor be given access to confidential or proprietary business or financial information belonging to KSL Service JV, the University, or other companies, the Subcontractor shall, after receipt thereof, treat such information as confidential and agrees not to appropriate such information to its own use or to disclose such information to third parties, including its corporate parent, unless specifically authorized by the KSL Service JV or the Government in writing. The foregoing obligations, however, shall not apply to:

(1)                                  Information which, at the time of receipt by the Subcontractor, is in public domain;

(2)                                  Information which is published after receipt thereof by the Subcontractor or otherwise becomes part of the public domain through no fault of the Subcontractor;

(3)                                  Information which the Subcontractor can demonstrate was in its possession at the time of receipt thereof and was not acquired directly or indirectly from the University or other companies;

(4)                                  Information which the Subcontractor can demonstrate was received by it from a third party who did not require the Subcontractor to hold it in confidence.

(b)           The Subcontractor shall obtain the written agreement, in a form satisfactory to the Contract Administrator, of each employee permitted access, whereby the employee agrees that he will not discuss, divulge or disclose any such information to any person or entity except those persons within the Subcontractor’s organization directly concerned with the performance of the Subcontract.

(c)           The Subcontractor agrees, if requested by KSL Services or the University, to sign an agreement identical, in all material respects, to the provisions of this clause, with each

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company supplying information to the Subcontractor under this Subcontract, and to supply a copy of such agreement to KSL Services JV.

(d)           The Subcontractor agrees that upon request by KSL Services JV or the University, it will execute a KSL Services JV or University-approved agreement with any party whose facilities or information it is given access to or is furnished, restricting use and disclosure of the information obtained from the facilities. Upon request by KSL Services or the University, such an agreement shall also be signed by Subcontractor personnel.

(e)           This clause shall flow down to all appropriate subcontracts.

20.0        CONTROL OF SUBCONTRACTOR EMPLOYEES WORKING ON SITE

(a)           The Subcontractor shall be responsible for maintaining satisfactory standards of employee competency, conduct, integrity, and compliance with subcontract requirements including site-specific requirements. Should KSL Services JV or the Government determine that an employee of a subcontractor at any tier fails to meet any of these standards, the Subcontractor shall immediately remove such person from the work site, and that person shall not again, without written permission of KSL Services JV or the Government, be allowed back on the work site.

(b)           The Subcontractor shall include this provision in all lower-tier subcontracts, which require work to be performed on the LANL site.

21.0        SECURITY

(a)           Non-U.S. Citizens on the Work Site. The Subcontractor shall take effective measures to determine the citizenship of all of its employees and those of its lower-tier subcontractors who will be assigned to work at the LANL work site (for purposes of this clause, hereinafter “Subcontract Workers”), and shall not permit persons who are not United States citizens to enter such sites ‘except as provided in this clause. If the Subcontractor intends to employ non-U.S. citizens, the Subcontractor must comply with DOE and LANL Foreign Visits and Assignments procedures and . obtain approval for such individuals to enter the work site pursuant to those procedures. Copies of the requirements and procedures associated with Foreign Visits and Assignments may be obtained from the KSL Services JV. There is no assurance KSL Services JV or the University will grant any particular request for access by a non-U.S. citizen pursuant to these procedures. The presence of non-U.S. citizens on the work site without appropriate approval could result in termination of the Subcontract.

(b)           The Subcontractor shall provide upon request from KSL Services JV or the Government the name of any Subcontract Worker together with the individual’s address and citizenship.

(c)           Any digging of holes under security fencing, cutting or removing of security fencing, altering of gates or otherwise providing’ access into security areas by means other than established access points shall be accomplished only in the presence of a Protective Force Security inspector and only after obtaining approval from the KSL Services JV or the Government 48 hours in advance. At the end of each work day, the Subcontractor shall repair,

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replace, or provide adequate barriers to preclude unauthorized entry into Security Areas through the holes dug or cuts in security fences or through modified gates or other alteration of the security perimeters. Such barriers shall be inspected and approved by KSL. Services or the Government. The Subcontractor shall make arrangements through KSL Services or the Government to assure that a LANL Protective Force Security Inspector is on site to guard any temporary opening during the work day.

(d)           All persons, vehicles, parcels, etc., are subject to search when entering or leaving any posted Government property at LANL.

(e)           Access to Areas Requiring “L” or “Q” Clearances

(1)                                  Prior to commencing work, the Subcontractor shall meet with University security representatives to review security measures that apply to the Subcontract work and Subcontract Workers.

(2)                                  All Subcontract Workers must be U.S. citizens and must possess DOE “L” or “Q” access authorizations as indicated in Paragraph A. above or have been issued an “Escort Required” badge and be escorted at all times while within the area by a person possessing a DOE “Q” or “L:” access authorization.

(3)                                  Escorts for entry of uncleared Subcontract Workers into security areas shall be arranged with the Contract Administrator.

(4)                                  The number of escorts required for a given project shall be based on the number of uncleared personnel working within an area and the capability for visual contact with all uncleared personnel at all times by the escort or escorts. A general rule of thumb is that an escort can act as escort for a maximum of 4 or 5 people who require escorting.

(5)                                  Prior to the issuance of an “L” or “Q” badge to Subcontract Workers, the Subcontractor shall have submitted and obtained a favorable Foreign Ownership, Control, or Influence (FOCI) determination.

(6)                                  For each Subcontract Worker to be processed for an “L” or “Q” access authorization, the following information shall be provided:

a)                                      Completed Personnel Security Questionnaire (Form SF-86), Parts I and II.

b)                                     One Security Acknowledgment (DOE F-5631.18).

c)                                      Two Fingerprint Cards (FD-258).

d)                                     If the employee is a military veteran, one copy of Separation from Military Senate (DD Form 214) or other acceptable evidence of military service.

e)                                      Authority for Release of Information (DOE F-5637.1).

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f)                                        Two Fair Credit Release Act forms

g)                                     Other forms as required by DOE

(7)                                  If a clearance is granted, the cleared Subcontract Worker shall attend an indoctrination security lecture at the LANL Badge Office before issuance of badge. Badges will be valid for the duration of the Subcontract or the duration of employment, whichever is shorter.

(8)                                  All personnel shall display security badges on their outer clothing above the waistline while in Security Areas and shall remain within their assigned work areas.

(9)                                  Terminations for “Q” or “L” cleared employees shall be reported to S-6 Clearance Processing within two days.

(10)                            Vehicles driven by uncleared drivers delivering construction materials will be permitted to enter Security Areas provided they have been issued an “Escort Required” badge and are under escort of personnel possessing “Q” or “L” access authorization as appropriate for the delivery site.

(f)            Escort-Required Badging. See Security and Safeguards Division Notice 0088 at http://lln.lanl.gov/notice/notice0088.pdf for policy and procedures or contact the Contract Administrator for a copy.

(g)           The requirements for securing eligible personnel and proper personnel security clearances for work within “L” and “Q” clearance areas and for complying with other security regulations and procedures shall not be considered cause for an extension of time for performance of the Subcontract work or for extra payments under the Subcontract. The cost of processing DOE “Q” or “L” access authorizations, however, will be borne by the Government.

(h)           Whenever the work under this Subcontract requires the issuance of badges of any kind, KSL Services JV or the Government may withhold final payment to the Subcontractor until all such badges are returned to KSL Services JV or the Government.

(i)            Notwithstanding the fact that the Subcontract work is being performed within a DOE-posted area, a “Q” Cleared Area, or an “L” Cleared area, the responsibility for protection of property associated with the Subcontract work rests with the Subcontractor.

(j)            Security Termination Process. Within 2 working days of an event described in the figure below, the Subcontractor shall take the corresponding action in the same figure:

Event	Do Termination Briefing & Submit DOE Form 5631.29 for	Return These Badges
Terminate Employment	Individual Subcontract Personnel	Individual’s, whether cleared or uncleared, including

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expired

Transfer individual from Subcontract	Individual Subcontract Personnel	Individual’s, whether cleared or uncleared, including expired

Clearance no longer required	All cleared Subcontract Personnel	All cleared badges, including expired

FOCI approval.withdrawn	All cleared Subcontract Personnel	All cleared badges, including expired

Subcontract completed/terminated	All Subcontract Personnel	All badges, whether cleared or uncleared, including expired

DOE Form 5631.29 shall be submitted and all, badges retrieved from Subcontract Personnel as described in the figure above shall be turned in at the LANL Clearance Processing Office.

The Subcontractor shall conduct or have conducted by its subcontractors, for each individual who has been issued a cleared badge, a Security Termination Briefing and shall obtain a Security Termination Statement, DOE Form 5631.29:

(k)           Lost or Stolen Badges. If a badge is lost, the Subcontractor shall ensure that the individual badgeholder comes to the Badge Office and files a written affidavit of such, using a Notification of Permanent Inactivation of Badge form (Laboratory Form 1672, or as amended or superceded), in order to obtain a replacement badge: If a badge is stolen, the individual badgeholder must file Laboratory Form 1672 as above and also report the theft to KSL Services JV or the Government.

22.0        COLLECTIVE BARGAINING AGREEMENTS

(a)           When negotiating collective bargaining agreements applicable to the work force under this Subcontract, the Subcontractor shall use its best’ efforts to ensure such agreements ‘ contain provisions designed to assure continuity of services. All such agreements entered into during the contract period of performance should provide that grievances and disputes involving the interpretation or application of the agreement will be settled without resorting to strike, lockout, or other interruption of normal operations. For this purpose, each collective bargaining agreement should provide an effective grievance procedure with arbitration as its final step, unless the parties mutually agree upon some other method of assuring continuity of operations. As ‘part of such agreements, management and labor should agree to cooperate fully with the Federal Mediation and Conciliation Service.

(b)           The Subcontractor shall provide the KSL Services or the Government with copies of all collective bargaining agreements, including any amendments, supplements or modifications thereto, or any other bargaining agreements that arise during the course of this Subcontract and that apply to Subcontractor employees working under this Subcontract.

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(c)           The Subcontractor is required to recognize existing bargaining representatives, and comply with existing Collective Bargaining Agreements as permitted by law.

23.0        LABOR RELATIONS

(a)           The Subcontractor will respect the rights of employees (i) to organize, form, join or assist labor organizations, bargain collectively through representatives of the employees’ own choosing, and engage in other protected concerted activities for the purpose of, collective bargaining, and (ii) to refrain from such activities.

(b)           To the extent required by law, the Subcontractor shall give notice to any lawfully designated representatives of its employees for purposes of collective bargaining and, upon proper request, bargain to good faith impasses or agreement, or .otherwise satisfy applicable bargaining obligations.

(c)           The Subcontractor shall promptly advise the Contract Administrator of, and provide all appropriate documentation regarding, any labor relations developments that involve or appear likely to involve:

(1)           Possible strike situations affecting the facility;

(2)           Referral to the Energy Labor-Management Relations Panel;

(3)           The National Labor Relations Board at any level;

(4)                                  Recourse to procedures under the Labor-Management Relations Act of 1947, as amended, or any other Federal or state labor law; or

(5)                                  Any grievance which may reasonably be assumed will be arbitrated under a Collective Bargaining Agreement.

24.0        INDEMNIFICATION AND HOLD HARMLESS

(a)           The Subcontractor shall indemnify the University, the Government, and their agents and employees and shall hold them harmless from ‘all claims and demands of third parties arising out of the Subcontractor’s, or any of its lower-tier subcontractors’ performance of this subcontract, to which the University . the Government, or their agents or employees may be subject by reason of any negligent acts ((Delete...action, neglect or omission) on the part of the Subcontractor, any of its lower-tier subcontractors, or their respective officers, agents, or employees provided, however, where such claims and demands result from the negligence or willful misconduct of the University or its other subcontractors, or their respective employees, the Subcontractor’s liability for such claims and demands shall be in proportion to its and its lower-tier subcontractors’ share of fault in the events giving rise to the claim or demand.

(b)           The Subcontractor shall promptly notify the University in writing of any claim or demand related to performance of this subcontract that the Subcontractor becomes aware of. The Subcontractor shall cooperate with the University in the defense of claims and demands described in this clause.

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25.0        INSURANCE-LIABILITY TO THIRD PERSONS

(a)(1)                    Except as provided in paragraph (a)(2) of this clause, the Subcontractor shall provide and maintain workers’ compensation, employer’s liability, comprehensive general liability (bodily injury), comprehensive automobile liability (bodily injury and property damage) insurance, and such other insurance as the Contract Administrator may require under this subcontract.

(2)                                  The Subcontractor shall develop a self-insurance program for general liability, auto liability and workers’ compensation unless otherwise directed by the Contract Administrator, provided that the Subcontractor is authorized to operate self-insured pursuant to New Mexico statutory authority. In the event the Subcontractor becomes ineligible to operate on a self-insured basis, or in the event the University elects to discontinue reimbursement under the Subcontractor’s self-insurance program, the Subcontractor agrees to purchase such insurance as is required by law and is acceptable to the University, and the cost of such insurance will be allowable under the subcontract.

(3)                                  All insurance required by this paragraph shall be in a form and amount and for those periods as the Contract Administrator may require or approve and with insurers approved by the Contract Administrator.

(b)           The Subcontractor agrees to submit for the Contract Administrator’s approval, to the extent and in the manner required by the Contract Administrator, any other insurance that is maintained by the Subcontractor in connection with the performance of this subcontract and for which the Subcontractor seeks reimbursement.

(c)           The Subcontractor shall be reimbursed –

(1)           For that portion –

(i)            Of the reasonable cost of insurance allocable to this subcontract; and

(ii)           Required or approved under this clause; and

(2)                                  For certain liabilities (and expenses incidental to such liabilities) to third persons not compensated by insurance or otherwise without regard to and as an exception to the Limitation of Funds clause of this subcontract. These liabilities must arise out of the performance of this subcontract, whether or not caused by the negligence of the Subcontractor or of the Subcontractor’s agents, servants, or employees, and must be represented by final judgments or settlements approved in writing by the Government. These liabilities are for-

(i)            Loss of or damage to property (other than property owned, occupied, or used by the Subcontractor, rented to the Subcontractor, or in the care, custody, or control of the Subcontractor); or

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(ii)           Death or bodily injury.

(d)           The Government’s liability under paragraph (c) of this clause is subject to the availability of appropriated funds at the time a contingency. occurs. Nothing in this subcontract shall be construed as implying that the Congress will, at a later date, appropriate funds sufficient to meet deficiencies.

(e)           The Subcontractor shall not be reimbursed for liabilities (and expenses incidental to such liabilities)-

(1)                                  For which the Subcontractor is responsible under the Indemnification and Hold Harmless clause of the subcontract;

(2)                                  For which the Subcontractor is otherwise responsible under the express terms of any other clause specified in the Schedule or elsewhere in the subcontract;

(3)                                  For which the Subcontractor has failed to insure or to maintain insurance as required by the Contract Administrator;

(4)                                  For any award of punitive damages against the Subcontractor; or

(5)                                  That result from willful misconduct or lack of good faith on the part of any of the Subcontractor’s directors, officers, managers, superintendents, or other representatives who have supervision or direction of:

(i)            All or substantially all of the Subcontractor’s, business;

(ii)           All or substantially all of the Subcontractor’s operations at any one plant or separate location in which this subcontract is being performed; or

(iii)          A separate and complete major industrial operation in connection with the performance of this subcontract.

(f)            The provisions of paragraph (e) of this clause shall not restrict the right of the Subcontractor to be reimbursed for the cost of insurance maintained by the Subcontractor in connection with the performance of this subcontract, other than insurance required in accordance with this clause; provided, that such cost is allowable under the Allowable Cost and Payment clause of this subcontract.

(g)           If any suit or action is filed or any claim is made against the Subcontractor, the cost and expense of which may be reimbursable to the Subcontractor under this subcontract, and the risk of which is then uninsured or is insured for less than the amount claimed, the Subcontractor shall-

(1)                                  Immediately notify the Contract Administrator and promptly furnish copies of all pertinent papers received;

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(2)                                  Authorize University representatives to collaborate with counsel for the insurance carrier in settling or defending the claim when the amount of the liability claimed exceeds the amount of coverage; and

(3)                                  Authorize University representatives to settle or defend the claim and to represent the Subcontractor in or to take. charge of any litigation, if required by the University, when the liability is not insured or covered by bond. The Subcontractor may, a i own expense, be associated with the University representatives in any such claim or litigation.

26.0        UNIVERSITY’S RIGHT TO OFFSET

The Prime Contractor may collect any amount determined by the Contract Administrator to be owed to the University by the Subcontractor by offsetting the amount against any payment due to the Subcontractor under any subcontract it has with the University issued pursuant the University’s contract with DOE for management and operation of LANL. Any challenge to the amount of an offset under this clause shall be resolved under the Disputes clause of this subcontract.

27.0                        ALTERATION OF CLAUSE ENTITLED “STATE OF NEW MEXICO GROSS RECEIPTS AND COMPENSATING TAX”. FAR 52.229-10

Change all references to “Type 15 NonTaxable Transaction Certificate” in the clause entitled “State of New Mexico Gross Receipts and Compensating Tax” to “Type 9 NonTaxable Transaction Certificate.”

28.0        ACCESS TO AND OWNERSHIP OF RECORDS

(a)           Government-owned records. Except as provided in paragraph (b) of this clause, all records acquired or generated by the Subcontractor in its performance of this subcontract shall be the property of the Government and shall be delivered to the Government or otherwise disposed of by the Subcontractor either as the Contract Administrator may from time to time direct during the progress of the work or, in any event, as the Contract Administrator shall direct upon completion or termination of the subcontract.

(b)           Subcontractor-owned records. The following records are considered, the property of the Subcontractor and are not within the scope of paragraph (a) of this clause.

(1)                                  Employment-related records (such as workers’ compensation files; employee relations records, records on salary and employee benefits; drug testing records, labor negotiation records; records on ethics, employee concerns, and other employee-related investigations conducted under an expectation of confidentiality; employee assistance program records; and personnel and medical/ health-related records and similar files), and non-employee patient medical/health related records, except for those records described by the contract as being maintained in Privacy Act systems of records.

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(2)                                  Confidential contractor’ financial information, and correspondence between the contractor and other segments of the contractor located away from the Government facility (i.e., the Subcontractor’s corporate headquarters);

(3)                                  Records relating to any procurement action by the Subcontractor, except for records that under the General Provision clause entitled, Accounts, Records, and Inspection, are described as the property of the Government; and

(4)                                  Legal records, including legal opinions, litigation files, and documents covered by the attorney-client and attorney work product privileges; and

(5)                                  The following categories of records maintained pursuant to the technology transfer clause of this contract:

(i)                                     Executed license agreements, including exhibits or appendices containing information on royalties, royalty rates, other financial information, or commercialization plans, and all related documents, notes and correspondence.

(ii)                                  The Subcontractor’s protected Cooperative Research and Development Agreement (CRADA) information and appendices to a CRADA that contain licensing terms and conditions, or royalty or royalty rate information.

(iii)                               Patent, copyright, mask work, and trademark application files and related contractor invention disclosures, documents and correspondence, where the Subcontractor has elected rights or has permission to assert rights and has not relinquished such fights or turned such rights over to the Government.

(c)           Subcontract completion or termination. In the event of completion or terrain of this subcontract, copies of any of the Subcontractor-owned records identified in paragraph (b) of this clause, upon the request of the Government, shall be delivered to the Government o its designees, including successor contractors. Upon delivery, title to such records shall vest in the Government or its designees, and such records shall be protected in accordance with applicable federal laws (including the Privacy Act), as appropriate.

(d)           Inspection, copying, and audit of records. All records acquired or generated by the Subcontractor under this subcontract in the possession of the Subcontractor, including those described at paragraph (b) of this clause, shall be subject to inspection, copying, and audit by the Government or its designees at all reasonable times, and the Subcontractor shall afford the Government or its designees reasonable facilities for such inspection, copying, and audit; provided, however, that upon request by the Contract Administrator, the Subcontractor shall deliver such records to a location specified by the Contract Administrator for inspection, copying, and audit. The Government or its designees shall use such records in accordance with applicable federal laws (including the Privacy Act), as appropriate.

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(e)           Applicability.  Paragraphs (b), (c), and (d) of this clause apply to all records without regard to the date or origination of such records.

(f)            Records retention standards. Special records retention standards, described at DOE Order 200.1, Information Management Program (version in effect on effective date of subcontract), are applicable for the classes of records described therein, whether or not the records are owned by the Government or the Subcontractor. In addition, the Subcontractor shall retain individual radiation exposure records generated in the performance of work under this subcontract until the Government authorizes disposal. The Government may waive application of these record retention schedules, if, upon termination or completion of the subcontract, the Government exercises its right under paragraph (c) of this clause to obtain copies and delivery of records described in paragraphs (a) and (b) of this clause.

(g)           Subcontracts. The Subcontractor shall include the requirements of this clause in all subcontracts that are of a cost-reimbursement type if any of the following factors is present:

(1)                                  The value of the subcontract is greater than $2 million (unless. specifically waived by the Contract Administrator);

(2)                                  The Contract Administrator determines that the subcontract is, or involves, a critical task related to the subcontract; or

(3)                                  The subcontract includes 48 CFR 970.5223-1, Integration of Environment, Safety, and Health into Work Planning and Execution, or similar clause.

29.0        DISPUTES

(a)           Definitions. For purposes of this clause:

(1)                                  “Claim” means a written demand or written assertion by either contracting party seeking as a matter of right, the payment of money in a sum certain, the adjustment or interpretation of a contract term, or other relief arising under or relating to this subcontract. A voucher, invoice, or other request for payment or equitable adjustment under the terms of the subcontract, that is not in dispute when submitted, is not a claim. The Subcontractor may convert such submission into a claim if it is disputed either as to liability or amount, or is not acted upon in a reasonable time, by demanding a decision by the Contract Administrator.

(b)           Nature of the. Subcontract. This subcontract is not a Government contract and, therefore, is not subject to the Contract Disputes Act of 1978 (41 U.S.C. §§601-613). The Subcontractor acknowledges that DOE and the University are not a parties to the subcontract and, for purposes of the subcontract, the University is not an agent of DOE.

(c)           Scope of Clause. The rights and procedures set forth in this clause are the exclusive rights and procedures for resolution of all claims and disputes arising under, or relating to, this subcontract, and no action based upon any claim or dispute arising under, or relating to, this subcontract shall be brought in any court except as provided in this clause. The parties shall be bound by any arbitration decision rendered pursuant to this clause, which shall be vacated,

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modified, or corrected only as provided in the Federal Arbitration Act (9 U.S.C. §§1-16). An arbitration decision may be enforced in any court of competent jurisdiction.

(d)           Claims asserting actions or inactions of the University.

(1)                                  Unless otherwise provided in this subcontract, for claims asserting as the basis any action or inaction by the University the Subcontractor must file any claim with KSL Services JV, and KSL Service JV will present the claim to the University within 60 days after the Subcontractor knew or should have known the facts giving rise to the claim. Failure to file a claim within the period prescribed by this paragraph shall constitute a waiver of the Subcontractor’s right, if any, to an equitable adjustment under the subcontract.

(2)                                  The Subcontractor shall submit any claim identified in (1) above in writing to KSL Services JV, and KSL Services JV will present the claim to the University’s Contract Administrator who shall issue a decision on the matter within 60 days of receipt of the claim. If the University’s Contract Administrator fails to issue a decision within 60 days, the Subcontractor may request that KSL Services JV request mediation or a demand for arbitration as provided in KSL Services TV contract with the University.

(3)                                  The decision of the University’s Contract Administrator shall be final and conclusive unless the Subcontractor requests that KSL Services JV requests mediation or demands arbitration in accordance with the terms of KSL Services JV contract with the University.

(4)                                  The Subcontractor shall fully cooperate with KSL Services JV in the pursuit and conduct of any mediation or arbitration requested by Subcontractor. Any and all costs incurred by KSL Services JV in sponsoring and participating with Subcontractor in any mediation or arbitration arising under this clause, shall be for the account of Subcontractor.

(e)           Claims asserting actions or inactions on part of KSL Services JV.

(1)                                  Unless otherwise provided in this subcontract, for claims asserting as the basis any action or inaction by KSL Services JV the Subcontractor must file any claim with KSL Services JV within 60 days after the Subcontractor knew or should have known the facts giving rise to the claim. Failure to file a claim within the period prescribed by this paragraph shall constitute a waiver of the Subcontractor’s right, if any, to an equitable adjustment under the subcontract.

(2)                                  The Subcontractor shall submit any claim identified in (1) above in writing to KSL Services JV, and KSL Services JV’s Subcontract Administrator shall issue a decision on the matter within 60 days of receipt of the claim. If the KSL Services JV’s Subcontract Administrator fails to issue a decision within 60 days, or such other time as deemed necessary by the Subcontract Administrator, the

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Subcontractor may request that KSL Services JV may submit a demand for arbitration as provided herein.

(3)                                  The decision of KSL Services JV’s Subcontract Administrator shall be final and conclusive unless the Subcontractor demands arbitration in accordance with the terms of this clause.

(4)                                  If the decision of the KSL Services JV’s Subcontract Administrator is not satisfactory to the Subcontractor, the Subcontractor must submit to the Subcontractor Administrator a written demand for arbitration of the claim within 45 days after receipt of the Subcontract Administrator’s decision.

(f)            Arbitration Procedures.

(1)                                  The parties agree to first endeavor to settle the dispute in an amicable mariner by mediation administered by the American Arbitration Association under its Commercial Mediation Rules before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to this contact or breach thereof shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and judgment upon the Award rendered by the arbitrators) may be entered in any court having jurisdiction thereof.

(2)                                  The parties acknowledge that this contract evidences a transaction involving interstate commerce. The United States Arbitration Act shall govern the interpretation, enforcement, and proceedings pursuant to the arbitration clause in this contract.

(3)                                  The arbitration proceedings shall be conducted in Albuquerque, NM. The language of the arbitration shall be English.

(4)                                  The governing law of this contract shall, be that body of common law relating to U.S. government procurement and where no such common law exists the law of the State of New Mexico, excluding any conflict of laws provision which would lead to the application of a different body of law.

(5)                                  The decision of a majority of the three (3) arbitrators shall be reduced to writing; final and binding without the right of appeal. Judgment upon the award may be entered in any court having jurisdiction over the person or the assets of the Party owing the judgment or application may be made to . such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

(6)                                  Consequential, punitive or other similar damages shall not be’ allowed; provided, however, the award may include appropriate punitive. damages where a Party has engaged in delaying and dilatory actions.

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30.0        ALLOWABLE COST AND PAYMENT

(a)           Invoicing.

(1)                                  KSL Services JV will make payments to the Subcontractor in accordance with the Prime Subcontract between KSL Services JV, the University and this clause.

(2)                                  Subcontract financing payments are not subject to the interest penalty provisions of the Prompt Payment Act. Interim payments made prior to the final payment under the subcontract are contract financing payments.

(3)                                  In the event that the University requires an audit or other review of a specific payment to ensure compliance with the terms and conditions of the subcontract, the KSL Services JV may withhold payment for the cost in question.

(b)           Reimbursing costs.

(1)                                  For the purpose of paying allowable costs (except as provided in paragraph (b)(2) of this clause, with respect to pension, deferred profit sharing, and employee stock ownership plan contributions), the term “costs” includes only-

(i)                                     Those recorded costs that, at the time of the request for reimbursement or withdrawal from the Special Financial Institution Account, the Subcontractor has paid by cash, check, or other form of actual payment for items or services purchased directly for the contract;

(ii)                                  When the Subcontractor is not delinquent in paying costs of subcontract performance in the ordinary course of business, costs incurred, but not necessarily paid, for-

(A)                              Supplies and services purchased directly for the subcontract and associated financing payments to lower tier subcontractors, provided payments will be made-

(1)                                  In accordance with the terms and conditions of a lower tier subcontract or invoice; and

(2)                                  Ordinarily prior to the submission of KSL Services JV next monthly certified invoice to the University;

(B)                                Materials issued from the Subcontractor’s inventory and placed in the production process for use on the subcontract;

(C)                                Direct labor;

(D)                               Direct travel;

(E)                                 Other direct in-house costs; and

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(F)                                 Properly allocable and allowable indirect costs, as shown in the records maintained by the Subcontractor for purposes of obtaining reimbursement under the subcontract;

(iii)                               The amount of financing payments that have been paid by cash, check, or other forms of payment to lower-tier subcontractors.

(2)                                  Accrued costs of Subcontractor contributions under employee pension plans shall be excluded until actually paid unless-

(i)                                     The Subcontractor’s practice is to make contributions to the retirement fund quarterly or more frequently; and

(ii)                                  The contribution does not remain unpaid 30 days after the end of the applicable quarter or shorter payment period (any contribution remaining unpaid shall be excluded from the Subcontractor’s indirect costs for payment purposes).

(3)                                  Notwithstanding the audit and adjustment of invoices or vouchers under paragraph (e) of this clause, allowable indirect costs under this subcontract shall be obtained by applying indirect cost rates established in accordance with paragraph (c) of this clause.

(4)                                  Any statements in specifications or other documents incorporated in this subcontract by reference designating performance of services or furnishing of materials at the Subcontractor’s expense or at no cost to the University or the Government shall be disregarded for purposes of cost reimbursement under this clause.

(c)           Final indirect cost rates.

(1)                                  Final annual indirect cost rates and the appropriate bases shall be established in accordance with Subpart 42.7 of the Federal Acquisition Regulation (FAR) in effect for the period covered by the indirect-cost rate proposal.

(2)                                  (i)            The Subcontractor shall submit ‘an adequate final indirect cost rate proposal to KSL Services JV within the 6-month period following the expiration of each of Government’s fiscal years. Reasonable extensions, for exceptional circumstances only, may be requested in writing by the Subcontractor through KSL Services JV and granted in writing by the Contract Administrator. The Subcontractor shall support its proposal with adequate supporting data.

(ii)                                  The proposed rates shall be based on the Subcontractor’s actual cost experience for that period. The Contract Administrator and the ‘Subcontractor shall establish the final indirect cost rates as promptly as practical after receipt of the Subcontractor’s proposal.

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(3)                                  The Subcontractor and Contract Administrator shall execute a written understanding setting forth the final indirect cost rates. The understanding shall specify

(i)                                     the agreed-upon final annual indirect cost rates,

(ii)                                  the bases to which the rates apply,

(iii)                               the periods for which the rates apply,

(iv)                              any specific indirect cost items treated as direct costs in the settlement, and

(v)                                 the affected subcontract, identifying any with advance agreements or special terms and the applicable rates. The understanding shall not change any monetary ceiling, subcontract obligation, or specific cost allowance or disallowance provided for in this subcontract. The understanding is incorporated into this subcontract upon execution.

(4)                                  Failure by the parties to agree on a final annual indirect cost rate shall be a dispute within the meaning of the Disputes clause.

(5)                                  Within 120 days (or longer period if approved in writing by the Contract Administrator) after settlement of the final annual indirect cost rates for all years of a physically complete subcontract, the Subcontractor shall submit to KSL Services JV a completion invoice or voucher to reflect the settled amounts and rates.

(6)                                  (i)            If the . Subcontractor fails to submit a completion invoice or voucher to KSL Services JV within the time specified in paragraph (c)(5) of this clause, the Contract Administrator may-

(A)                              Determine the amounts due to the Subcontractor under the subcontract; and

(B)                                Record this determination in.a unilateral modification to the subcontract.

(ii)                                  This determination constitutes the final decision of the Contract Administrator in accordance with the Special Conditions, Paragraph 29, entitled “Disputes.”

(d)           Billing rates. Until final annual indirect cost rates are established for any period, the Government shall reimburse the Subcontractor at billing rates established by the Contract Administrator or by an authorized representative (the cognizant auditor), subject to adjustment when the final rates are established. These billing rates-

(1)                                  Shall be the anticipated final rates; and

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(2)                                  May be prospectively or retroactively revised by mutual agreement, at either party’s request, to prevent substantial overpayment or underpayment.

(e)           Audit. At any time or times before final payment, the Contract Administrator may have the Subcontractor’s invoices or vouchers and statements of cost audited. Any payment may be-

(1)                                  Reduced by amounts found by the Contract Administrator not to constitute allowable costs; or

(2)                                  Adjusted for prior overpayments or underpayments.

(f)            Final payment.

(1)                                  Upon approval of a completion invoice or voucher . submitted by the Subcontractor in accordance with paragraph (c)(5) of this clause, and upon the Subcontractor’s compliance with all terms of this subcontract, the University shall promptly pay any balance of allowable costs and that part of the fee (if any) not previously paid.

(2)                                  The Subcontractor shall pay to KSL Services JV any refunds, rebates, credits, or other amounts (including interest, if any) accruing to or received by the Subcontractor or any assignee under this subcontract, to the extent that those amounts are properly allocable to costs for which the Subcontractor has been reimbursed by KSL Services JV from the University. Reasonable expenses incurred by the Subcontractor for securing refunds, rebates, credits, or other amounts shall be allowable costs if approved by the Contract Administrator. Before final payment under this subcontract, the Subcontractor and each assignee whose assignment is in effect at the time of final payment shall execute and deliver-

(i)                                     An assignment to the Government, in form and substance satisfactory to the Contract Administrator, of refunds, rebates, credits, or other amounts (including interest, if any) properly allocable to costs for which the Subcontractor has been reimbursed by KSL Services JV, the University, or government under this subcontract; and

(ii)                                  A release discharging KSL Services JV, the University and the Government, its officers, agents, and employees from all liabilities, obligations, and claims arising out of or under this subcontract, except-

(A)                              Specified claims stated in exact amounts, or in estimated amounts when the exact amounts are not known;

(B)                                Claims (including reasonable incidental expenses) - based upon liabilities of the Subcontractor to third parties arising

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out of the performance of this subcontract; provided, that the claims are not known to the Subcontractor on the date of the execution of the release, and that the Subcontractor gives notice of the claims in writing to KSL Services JV, within 6 years following the release date or notice of final payment date, whichever is earlier, and

(C)                                Claims for reimbursement of costs, including reasonable incidental expenses, incurred by the Subcontractor under the patent clauses of this subcontract, excluding, however, any expenses arising from the Subcontractor’s indemnification of KSL Services JV, the University or the Government against patent liability.

31.0        FIXED FEE

(a)           KSL Services JV shall pay the Subcontractor for performing this subcontract the fixed fee specified in the Schedule.

(b)           Payment of the fixed fee shall be made as specified in the Schedule; provided that after payment of 85 percent of the fixed fee, KSL Services JV may withhold further payment of fee until a reserve is set aside in an amount that KSL Services JV considers necessary to protect the Government and KSL Services JV interest. This reserve shall not exceed 15 percent of the total fixed fee or $100,000, whichever is less. KSL Services JV shall release 75 percent of all fee withholds under this subcontract after receipt of the certified final indirect cost rate proposal covering the year of physical completion of this subcontract, provided the Subcontractor has satisfied all other subcontract terms and conditions, including the submission of final patent and royalty reports, and is not delinquent in submitting final vouchers on prior years’ settlements. KSL may release up to 90 percent of the fee withholds under this contract based on the Subcontractor’s past performance related to the submission and settlement of final indirect cost rate proposals with the Government.

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STATEMENT OF WORK

Environmental Services

(Eligible NAICS Codes-562910, 541620, 541330,
562910, 541380, 561210)

Introduction. The subcontractor is responsible for providing KSL with, operational and quality services to ensure site-wide environmental compliance with laws and regulations of the U.S. Government, State of New Mexico, Los Alamos National Laboratory, and other relevant authorities.

Please refer to attachment 1 for a description of the KSL work at LANL.

The Subcontractor must be able to obtain a favorable DOE Foreign Ownership, Control or Influence determination from the Department of Energy.

The Subcontractor’s Project Manager and essential personnel must be able to obtain DOE security clearances at the “L” or “Q” level.

The Subcontractor is expected to provide expertise in each of the major environmental program areas described below, and to have sufficient qualified staff available to accomplish the anticipated tasks.

The Subcontractor’s work consists of a Base Program and Work for Others Program. The Base Program is currently funded at $1.2 million for FY 03 and consists of work that is in direct support of KSL organizations. The Work for Others Program is incrementally funded by LANL work orders and consists of environmental services that are ordered by LANL organizations. Funding for the Work for Others Program can vary significantly from year-to-year depending on LANL needs, budgets, priorities, and other factors.

The work to be accomplished each year for the Base Program will- be defined in an Annual Management Plan (AMP). The AMP will consist of the Subcontractor’s approved budget for the year, and a description of the performance goals to be achieved in each of the major program areas. The Subcontractor should be . aware that budgets and performance goals may change during the course of the year because of operational emergencies, LANL direction, funding shortfalls, enactment of new laws, and other factors.

The KSL Technical Representative will provide oversight and approval of contractor activities and will be the point of contact for programmatic task review, annual management plan implementation and project performance evaluation. A review of performance against goals will be conducted quarterly.

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Major Environmental Program Areas of the
Base Program and the Work for Others Program

1.             Water and Wastewater

Maintain and improve operation of the KSL operated, State-certified laboratory for coliform analyses that supports the Laboratory’s drinking water program by providing the capability to perform coliform sampling, membrane filtration tests, coliform confirmation testing, utilizing required quality assurance practices, as specified by the New Mexico Regulations Governing Water Supply.

Conduct studies on water complaints and stagnation problems as directed to KSL by the Laboratory to assess microbiological quality, develop data, and generate and implement recommendations.

Support DOE and the Laboratory’s National Pollutant Discharge Elimination System (NPDES) permit compliance program by providing the capability to perform sanitary wastewater analyses, including pH, BOD, COD, TSS, and fecal coliform analyses, and to provide collection of sanitary samples (wastewater and sludge), quality control, and operational monitoring of NPDES sanitary wastewater discharges. These tests will adhere to the methodology in the specified editions of Standard Methods for the Analysis of Water and Wastewater.

2.             Hazardous and Solid Waste

Comply with applicable hazardous waste regulations by conducting inspections, maintaining documentation, and following Subcontractor and Laboratory procedures for the storage and disposal of waste.

3.             Storm Water and Spill Prevention, Control, Containment (SPCC)

Develop, maintain, revise and monitor SPCC plans for KSL managed facilities and work. Provide inspection services to assure operational compliance with approved plans. Provide assistance to the KSL Engineering and Construction departments for developing storm water plans for construction activities.

4.             Spill Response and Mitigation

Provide trained personnel to respond to both post-emergency response operations and non-emergency spills. Personnel will provide support on an as-needed basis at the direction of the Laboratory’s Emergency Management and Response group or the designated “Recovery Manager” for both post and non-emergency events.

5.             Pollution Prevention and Waste Minimization

Implement pollution prevention plans and programs that comply with applicable regulatory requirements. Examples include, but are not limited to, pollution prevention/waste minimization strategies (such as chemical and solvent substitution,

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source reduction and segregation), and recycling. The contractor will support LANL programs for P2 (Pollution Prevention) and proactively integrate P2 strategies into KSL’s work control process.

6.             Environmental Management System

Complete development of, and implement the existing KSL environmental management system (EMS). The EMS is intended to be consistent with the requirements of ISO 14001. The EMS is approximately 90% complete.

7.             Air Quality

Implement a written Air Quality Management Program to comply with Clean Air Act requirements as defined in the Laboratory’s Title V Operating Permit.

Provide trained personnel to support the LANL Air Quality Group’s stack monitoring program. Program responsibilities are to record airflow measurements using properly calibrated measuring equipment.

8.             Radiological characterization and sample preparation (This work is not currently performed by KSL or the incumbent subcontractor, however, KSL anticipates that this work may be performed in the future.)

Provide support to LANL groups by developing unique sampling protocols for the preparation of sediment samples for radiological analyses.

Provide characterization and sample preparation services. in contaminated facilities that are scheduled for decommissioning, decontamination, or demolition. Related services may include establishing characterization baselines, writing SOWs for D&D work, and developing plans related to D&D procurements. Provide environmental support to hazardous operations such as clean up of radiological liquid waste tanks.

The work may also include providing Radiological Control Technicians (RCT) who work under the LANL radiation protection program and provide radiation protection services to KSL work activities.

Anticipated Tasks (to be defined and prioritized in an Annual Management Plan)

1.                                       Operate the NMED-certified microbiology laboratory (approximately 1100 square feet). Perform operational and perform compliance testing on drinking water and wastewater. Collect and analyze on average 46 membrane filtration samples per month, perform BOD (biological oxygen demand), TSS (total suspended solids), pH, and fecal coliform samples for NPDES compliance.

2.                                       Perform RCRA inspections, site self-assessments. Monthly storage area compliance verification for 12-to 16 sites.

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3.                                       Coordinate KSL activities with LANL’s storm water permit. Write storm water plans, verify implementation and perform inspections on impacted projects as projects arise (number varies but can be as many as six at a time during the July through September construction season).

4.                                       Provide support to D&D, construction, and HAZWOPER Projects. Implement Site Health and Safety Plans (SHASP), complete waste profiles, and manage waste for about 1,000 small construction projects per year.

5.                                       Environmental Management System and ISO 14001 development and operation. Complete the KSL EMS plan and implement company wide. The EMS plan is about 90% complete.

6.                                       Line disinfections and construction project support services. The number to be performed varies based on construction activities but could be as high as 100 per year, including 1 or 2 major projects related to new construction of LANL facilities.

7.                                       NPDES compliance and Wastewater Treatment Facilities support. Collect Wastewater Treatment Plant acceptance criteria samples, perform upstream monitoring, trouble shoot WWTP problems, and maintain NMED Level 4 certifications. The WWTP has a design flow of 600,000 gallons per day and supports a site population of about 15,000 people during normal working hours.

8.                                       Chemical Inventory Surveillance and Review. Assess opportunities for hazardous waste reduction and elimination in all areas of KSL work.

9.                                       Design Review for construction projects. Engage in up-front planning and design of 10-20 projects per year to incorporate pollution prevention methodologies. Design reviews will be based on potential environmental impacts including energy use, water use, waste streams, and compliance with CAA and CWA.

10.                                 Spill response plans, SPCC implementation and oversight. Provide 24-hour response capability, support the KSL environmental response and recovery team (ERRT), and confirm SPCC compliance. Currently there are 6 SPCC

11.                                 Radiological characterization and sample preparation (optional). Support LANL groups and/or KSL on special projects, D&D, ER as requested. Currently, there are no requirements for this work.

12.                                 Waste management coordination. Support KSL departments that generate waste to comply with requirements. Most KSL waste streams are generated by Roads and Grounds Department, Metal Fabrication Shop, Heavy Equipment Shop, Stationary Equipment Shop, and the following craft work: carpentry, facility mechanical work, electrical work, painting, and insulating.

13.                                 Radiological Control Technicians (optional). ACT’s may be requested to support special projects in LANL nuclear facilities. Currently, there are no requirements for this work.

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14.                                 Pollution Prevention (P2) initiatives. This work includes waste reduction, reuse, and recycling. Apply P2 initiative to all aspects of KSL operations. Ensure generators properly characterize waste prior to disposal, (2 to 4 metric tons were generated in FY02). Develop waste stream reduction strategies. Review and implement strategies to eliminate or reduce waste.

15.                                 Air emissions inventories and surveys. Oversee KSL operations for compliance with CAA and Title V permit requirements. KSL operates an asphalt plant and a steam-electric cogeneration plan with nominal output of 10MW.

16.                                 Pesticide usage and reporting guidance. Provide oversight of certified applicator activities and tracking of annual usage.

17.                                 Material reuse and recycling. Ensure compliance with Executive Order 13101 “Greening the Government Through Waste Prevention, Recycling, and Federal Acquisition Regulations”, and oversee salvage operations.

18.                                 Oil reuse and recycling. Develop a site-wide waste oil recycling program. The current program supports the Heavy Equipment and Stationary Equipment shops. KSL desires to offer this service to all LANL organizations.

19.                                 Underground and above ground storage tank management (UST, AST). Ensure compliance with 40 CFR 280. KSL owns one UST and two AST’s. Ensure implementation of SPCC plans for 2 >150K gallon ASTs.

20.                                 Cooling tower management. Provide technical oversight for waste disposal, NPDES compliance, and water conservation.

21.                                 Refrigerant Program oversight. Provide services for CM Title VI CFC management in accordance with LANL procedures.

22.                                 LANL stack monitoring measurements. Measurements are taken about 60 times per year. Equipment is calibrated monthly and measurements are coordinated through LANL.

23.                                 Liaison with LANL, DOE, NMED, EPA, and other regulatory agencies. Maintain regular communication with relevant regulatory agencies to provide updates on environmental programs and accomplishments.

Subcontract Deliverables

1.                                       Annual Price Proposal to be submitted by August 30, of each subcontract base period beginning in 2004

2.                                       Quarterly Contract Review

3.                                       Quarterly EEO/AA Status Report

4.                                       Annual Salary Increase Authorization request by August 30, 2003

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5.                                       Federal Insecticide, Fungicide, Rodenticide Act (FIFRA) Compliance Report

6.                                       National Pollutant Discharge Elimination System (NPDES) Sanitary Wastewater Test Results

7.                                       Los Alamos National Laboratory Air Quality Operating Permit Reports

8.                                       Annual overhead budget report to be submitted by August 1, of each year

9.                                       OSHA 200 Log — monthly and annual summary

10.                                 Monthly Subcontractor Injury/Illness Report

Ad hoc reports, special management reports, and other management information will be required from time to time.

Attachment:

1) KSL Statement of Work

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MODIFICATIONS

1.                                       Increase funding by $16,643.00

2.                                       Revise designated Subcontractor Representative

3.                                       Increase funding by $7,889.00

4.                                       Increase funding by $54,298.00

5.                                       Exercise Option Period One (December 1, 2004 through November 30, 2005) and increase funding by $1,893,889.17

6.                                       Clarify the wording for fixed fee on temporary assignments

7.                                       Increase funding by $83,520.00

8.                                       Increase funding by $84,448.33

9.                                       Increase funding by $72,424.02

10.                                 Increase funding by $8,413.00

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